                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                        Dated as of December 15, 1997

                                      among

                             LCC INTERNATIONAL, INC.

                                  LCC EUROPE AS

                           LCC DESIGN SERVICES, L.L.C.

                         LCC DEVELOPMENT COMPANY, L.L.C.

                           MICROCELL MANAGEMENT, INC.

                          THE LENDERS SIGNATORY HERETO

                                       and

                            THE CHASE MANHATTAN BANK

                             as Administrative Agent

                                TABLE OF CONTENTS

                                                                                                      Page
ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS ............................................................. 2
      Section 1.01.  Definitions ..................................................................... 2
      Section 1.02.  Accounting Terms ................................................................ 23
ARTICLE 2. THE CREDIT ................................................................................ 23
      Section 2.01.  Loans ........................................................................... 23
      Section 2.02.  The Notes ....................................................................... 24
      Section 2.03.  Purpose ......................................................................... 24
      Section 2.04.  Borrowing Procedures ............................................................ 24
      Section 2.05.  Optional Prepayments and Conversions ............................................ 25
      Section 2.06.  Interest Periods; Renewals ...................................................... 25
      Section 2.07.  Changes of Commitments .......................................................... 26
      Section 2.08.  Certain Notices ................................................................. 26
      Section 2.09.  Minimum Amounts ................................................................. 26
      Section 2.10.  Interest ........................................................................ 27
      Section 2.11.  Fees ............................................................................ 27
      Section 2.12.  Payments Generally .............................................................. 28
ARTICLE 3. THE LETTERS OF CREDIT ..................................................................... 28
      Section 3.01.  Letters of Credit ............................................................... 28
      Section 3.02.  Purposes ........................................................................ 29
      Section 3.03.  Procedures for Issuance of Letters of Credit .................................... 29
      Section 3.04.  Participating Interests ......................................................... 29
      Section 3.05.  Payments ........................................................................ 30
      Section 3.06.  Further Assurances .............................................................. 31
      Section 3.07.  Obligations Absolute ............................................................ 31
      Section 3.08.  Cash Collateral Account ......................................................... 32
      Section 3.09.  Letter of Credit Fees ........................................................... 32
ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC. ........................................................ 33
      Section 4.01.  Additional Costs ................................................................ 33
      Section 4.02.  Limitation on Fixed Rate Loans .................................................. 34
      Section 4.03.  Illegality ...................................................................... 35
      Section 4.04.  Certain Conversions Pursuant to Sections 4.01 and 4.03 .......................... 35
      Section 4.05.  Certain Compensation ............................................................ 36
      Section 4.06.  Taxes ........................................................................... 37
ARTICLE 5. CONDITIONS PRECEDENT ...................................................................... 38
      Section 5.01.  Documentary Conditions Precedent ................................................ 38
      Section 5.02.  Additional Conditions Precedent ................................................. 40
      Section 5.03.  Deemed Representations .......................................................... 40
ARTICLE 6. REPRESENTATIONS AND WARRANTIES ............................................................ 41
      Section 6.01.  Organization, Good Standing and Due Qualification. .............................. 41
      Section 6.02.  Power and Authority; No Conflicts ............................................... 41
      Section 6.03.  Legally Enforceable Agreements .................................................. 41
      Section 6.04.  Litigation ...................................................................... 41
      Section 6.05.  Financial Statements ............................................................ 42
      Section 6.06.  Ownership and Liens ............................................................. 43
      Section 6.07.  Taxes ........................................................................... 43
      Section 6.08.  ERISA ........................................................................... 43
      Section 6.09.  Subsidiaries and Affiliates ..................................................... 44
      Section 6.10.  Credit Arrangements ............................................................. 44
      Section 6.11.  Material Contracts .............................................................. 44
      Section 6.12.  Proprietary Rights .............................................................. 45


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

      Section 6.13.  Hazardous Materials ............................................................. 45
      Section 6.14.  No Default on Outstanding Judgments or Orders ................................... 46
      Section 6.15.  No Defaults on Other Agreements ................................................. 46
      Section 6.16.  Labor Disputes and Acts of God .................................................. 46
      Section 6.17.  Governmental Regulation ......................................................... 46
      Section 6.18.  No Forfeiture ................................................................... 46
      Section 6.19.  Solvency ........................................................................ 46
      Section 6.20.  MCI Note Purchase Documents ..................................................... 47
      Section 6.21.  NextWave Investment Documents:  DCR Investment Documents ........................ 48
      Section 6.22.  ETP Acquisition Documents ....................................................... 48
      Section 6.23.  Security Documents .............................................................. 48
      Section 6.24.  Senior Debt ..................................................................... 48
ARTICLE 7. AFFIRMATIVE COVENANTS ..................................................................... 49
      Section 7.01.  Maintenance of Existence ........................................................ 49
      Section 7.02.  Conduct of Business ............................................................. 49
      Section 7.03.  Maintenance of Properties ....................................................... 49
      Section 7.04.  Maintenance of Records .......................................................... 49
      Section 7.05.  Maintenance of Insurance ........................................................ 49
      Section 7.06.  Compliance with Laws ............................................................ 50
      Section 7.07.  Right of Inspection ............................................................. 50
      Section 7.08.  Reporting Requirements .......................................................... 50
      Section 7.09.  Additional Guarantors ........................................................... 54
      Section 7.10.  After Acquired Real Property .................................................... 54
      Section 7.11.  Certain Collateral Issues ....................................................... 54
ARTICLE 8. NEGATIVE COVENANTS ........................................................................ 55
      Section 8.01.  Debt ............................................................................ 55
      Section 8.02.  Guaranties ...................................................................... 56
      Section 8.03.  Liens ........................................................................... 56
      Section 8.04.  Leases .......................................................................... 57
      Section 8.05.  Sale and Leaseback .............................................................. 58
      Section 8.06.  Investments ..................................................................... 58
      Section 8.07.  Restricted Payments ............................................................. 58
      Section 8.08.  Sale of Assets .................................................................. 59
      Section 8.09.  Transactions with Affiliates .................................................... 59
      Section 8.10.  Mergers ......................................................................... 59
      Section 8.11.  Acquisitions .................................................................... 60
      Section 8.12.  No Activities Leading to Forfeiture ............................................. 60
      Section 8.13.  Capital Expenditures ............................................................ 60
      Section 8.14.  Amendments or Waivers of Certain Documents ...................................... 60
      Section 8.15.  Restrictions .................................................................... 60
ARTICLE 9. FINANCIAL COVENANTS ....................................................................... 61
      Section 9.01.  Fixed Charge Coverage Ratio ..................................................... 61
      Section 9.02.  Minimum Net Worth ............................................................... 61
      Section 9.03.  Current Ratio ................................................................... 61
      Section 9.04.  Cash Flow Leverage Ratio ........................................................ 61
ARTICLE 10. EVENTS OF DEFAULT ........................................................................ 61
      Section 10.01.  Events of Default .............................................................. 61
      Section 10.02.  Remedies ....................................................................... 64
ARTICLE 11. UNCONDITIONAL GUARANTY ................................................................... 64
      Section 11.01.  Guarantied Obligations ......................................................... 64
      Section 11.02.  Performance Under This Agreement ............................................... 65
      Section 11.03.  Waivers ........................................................................ 65
      Section 11.04.  Releases ....................................................................... 66
      Section 11.05.  Marshaling ..................................................................... 67
      Section 11.06.  Liability ...................................................................... 67
      Section 11.07.  Unconditional Obligation ....................................................... 67

      Section 11.08.  Election to Perform Obligations ................................................ 68
      Section 11.09.  No Election .................................................................... 68
      Section 11.10.  Severability ................................................................... 68
      Section 11.11.  Other Enforcement Rights ....................................................... 68
      Section 11.12.  Delay or Omission; No Waiver ................................................... 69
      Section 11.13.  Restoration of Rights and Remedies ............................................. 69
      Section 11.14.  Cumulative Remedies ............................................................ 69
      Section 11.15.  Survival ....................................................................... 69
      Section 11.16.  No Setoff, Counterclaim or Withholding:  Gross-Up .............................. 69
      Section 11.17.  Payment in Applicable Currency ................................................. 69
ARTICLE 12. THE ADMINISTRATIVE AGENT ................................................................. 70
      Section 12.01.  Appointment, Powers and Immunities of Administrative Agent ..................... 70
      Section 12.02.  Reliance by Administrative Agent ............................................... 70
      Section 12.03.  Defaults ....................................................................... 71
      Section 12.04.  Rights of Administrative Agent as a Lender ..................................... 71
      Section 12.05.  Indemnification of Administrative Agent ........................................ 71
      Section 12.06.  Documents ...................................................................... 72
      Section 12.07.  Non-Reliance on Administrative Agent and Other Lenders ......................... 72
      Section 12.08.  Failure of Administrative Agent to Act ......................................... 73
      Section 12.09.  Resignation or Removal of Administrative Agent ................................. 73
      Section 12.10.  Amendments Concerning Agency Function .......................................... 73
      Section 12.11.  Liability of Administrative Agent .............................................. 73
      Section 12.12.  Transfer of Agency Function .................................................... 74
      Section 12.13.  Non-Receipt of Funds by the Administrative Agent ............................... 74
      Section 12.14.  Withholding Taxes .............................................................. 74
      Section 12.15.  Several Obligations and Rights of Lenders ...................................... 75
      Section 12.16.  Pro Rata Treatment of Loans, Etc ............................................... 75
      Section 12.17.  Sharing of Payments Among Lenders .............................................. 75
      Section 12.18.  Security Documents ............................................................. 76
      Section 12.19.  Collateral ..................................................................... 76
      Section 12.20.  Amendment of Article 12 ........................................................ 76
ARTICLE 13. MISCELLANEOUS ............................................................................ 77
      Section 13.01.  Amendments and Waivers ......................................................... 77
      Section 13.02.  Usury .......................................................................... 77
      Section 13.03.  Expenses ....................................................................... 77
      Section 13.04.  Survival ....................................................................... 78
      Section 13.05.  Assignment; Participations ..................................................... 78
      Section 13.06.  Notices ........................................................................ 79
      Section 13.07.  Setoff ......................................................................... 79
      Section 13.08.  JURISDICTION:  IMMUNITIES ...................................................... 80
      Section 13.09.  Table of Contents : Headings ................................................... 81
      Section 13.10.  Severability ................................................................... 81
      Section 13.11.  Counterparts ................................................................... 81
      Section 13.12.  Integration .................................................................... 81
      Section 13.13.  GOVERNING LAW .................................................................. 81
      Section 13.14.  Confidentiality ................................................................ 81
      Section 13.15.  Treatment of Certain Information ............................................... 82
      Section 13.16.  Reaffirmation .................................................................. 82
      Section 13.17.  Revised Schedules .............................................................. 83
      Section 13.19.  Refund of Taxes ................................................................ 83
      Section 13.18.  Judgment Currency .............................................................. 83

EXHIBITS

         Exhibit A1   Revolving Credit Note
         Exhibit A2   Swingline Note

   Exhibit B         Form of Compliance Certificate
   Exhibit C1        Opinion of Counsel to the LCC
                     Consolidated Entities
   Exhibit C2        Opinion of Norwegian Counsel to the
                     Subsidiary Borrower
SCHEDULES

   Schedule 6.04     Litigation
   Schedule 6.07     Taxes
   Schedule 6.09     Subsidiaries and Affiliates
   Schedule 6.10     Credit Arrangements
   Schedule 6.11     Material Contracts
   Schedule 6.12     Proprietary Rights
   Schedule A        Schedule A to the Security Agreement
   Schedule B        Schedule A to the Intellectual Property Security Agreement
   Schedule C        Schedule A to the Pledge Agreement


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

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 15, 1997 among LCC INTERNATIONAL, INC., a corporation organized under the laws of Delaware and successor by merger to Old LCC (including its successors and assigns, the "Borrower"); EUROPEAN TECHNOLOGY PARTNER AS, a limited liability company organized under the laws of Norway (including its successors and assigns, the "Subsidiary Borrower"); LCC DESIGN SERVICES, L.L.C., a limited liability company organized under the laws of Delaware, LCC DEVELOPMENT COMPANY, L.L.C., a limited liability company organized under the laws of Delaware, and MICROCELL MANAGEMENT, INC., a corporation organized under the laws of Delaware (the "New Subsidiary Guarantor") (each of the foregoing entities, together with each of the Subsidiaries of the Borrower which shall become a party hereto as a "Subsidiary Guarantor" from time to time in accordance with Section 7.09 hereof, are referred to herein collectively as the "Subsidiary Guarantors" and, together with the Borrower and the Subsidiary Borrower, the "Obligors"); each of the financial institutions which is a signatory hereto as a "Lender" or which shall become a party hereto as a "Lender" from time to time (individually a "Lender" and collectively the "Lenders"); and THE CHASE MANHATTAN BANK, a bank organized under the laws of New York and successor by merger to The Chase Manhattan Bank (National Association), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

     WHEREAS, the Borrower, LCC Design Services, L.L.C., LCC Development Company, L.L.C., the Lenders and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement dated as of September 30, 1996 (as amended by that certain First Amendment Agreement dated as of December 30, 1996, the "Existing Credit Agreement"), pursuant to which the Lenders have extended credit to the Borrower in the aggregate amount of $20,000,000 evidenced by the Revolving Credit Notes issued by the Borrower and the Letters of Credit issued thereunder and guarantied by LCC Design Services, L.L.C. and LCC Development Company, L.L.C.;

     WHEREAS, the Borrower, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent have entered into this Agreement to amend and restate the Existing Credit Agreement to provide for, among other things, the extension of credit in Norwegian Krone in an aggregate amount of $2,500,000 to the Subsidiary Borrower, the addition of the New Subsidiary Guarantor as a "Subsidiary Guarantor" thereunder and modifications of certain covenants and definitions contained therein; and

     WHEREAS, the Obligors have requested that the Lenders make loans to the Borrower and the Subsidiary Borrower, the repayment of which will be guarantied by the Subsidiary Guarantors; each Obligor will receive direct economic and financial benefits from the Debt incurred under this Agreement and the other Facility

Documents and the incurrence of such Debt is in the best interest of such Obligor; and each Obligor acknowledges that the Lenders would not provide the financing hereunder but for the joint and several obligations of such Obligor.


          ARTICLE 1. DEFINITIONS; ACCOUNTING TERMS.

     Section 1.01. Definitions. As used in this Agreement the following terms have the following meanings (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):

     "Acceptable Acquisition" means any Acquisition which meets all of the following conditions: (a) the aggregate consideration paid for such Acquisition and for all prior Acquisitions during the same Fiscal Year does not exceed $6,000,000; (b) such Acquisition relates to the Business and, if required by the organizational documents of the Person making such Acquisition, has been approved in good faith by the Board of Directors or the Members Committee of such Person; (c) no Default or Event of Default exists or would exist after giving effect to such Acquisition; and (d) after reviewing historical financial statements of the business being acquired and considering the pro forma position of the LCC Consolidated Entities subsequent to such Acquisition, the Borrower believes in good faith that the LCC Consolidated Entities will continue to be in compliance with the financial covenants contained in Article 9 on a pro forma basis.

     "Acceptable Investment" means any Investment which meets all of the following conditions: (a) the aggregate consideration paid for such Investment and for all prior Investments during the same Fiscal Year does not exceed $1,000,000 (exclusive of Investments otherwise permitted under Section 8.06);
(b) such Investment relates to the Business and, if required by the organizational documents of the Person making such Investment, has been approved in good faith by the Board of Directors or the Members Committee of such Person;
(c) no Default or Event of Default exists or would exist after giving effect to such Investment; and (d) after reviewing historical financial statements of the business being invested in and considering the pro forma position of the LCC Consolidated Entities subsequent to such Investment, the Borrower believes in good faith that the LCC Consolidated Entities will continue to be in compliance with the financial covenants contained in Article 9 on a pro forma basis.

"Acquisition" means any transaction pursuant to which any LCC Consolidated Entity (a) acquires a majority of the voting Capital Stock (or warrants, options or other rights to acquire such Capital Stock) of any Person, (b) causes or permits any Person to be merged into such LCC Consolidated Entity, in any case pursuant to a merger, purchase of assets or any reorganization providing for the delivery or issuance to the holders of such Person's then outstanding Capital Stock, in exchange for such Capital Stock, of cash or Capital Stock of any LCC Consolidated Entity, or a combination thereof, or (c) purchases all or substantially all of the business or assets of any Person.

     "Additional Costs" shall have the meaning assigned to such term in Section 4.01.

     "Administrative Agent" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Affiliate" means any Person: (a) which directly or indirectly controls, or is controlled by, or is under common control with, any LCC Consolidated Entity;
(b) which directly or indirectly beneficially owns or holds 20% or more of any class of voting Capital Stock of any LCC Consolidated Entity; (c) 20% or more of the voting Capital Stock of which is directly or indirectly beneficially owned or held by any LCC Consolidated Entity; or (d) which is a partnership in which any LCC Consolidated Entity is a general partner. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Capital Stock, by contract, or otherwise.

     "Agreement" means this Second Amended and Restated Credit Agreement, as amended or supplemented from time to time. References to Articles, Sections, Exhibits, Schedules and the like refer to the Articles, Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

     "Assigned Agreements" shall have the meaning assigned to such term in the Security Agreement.

     "Assumption Agreements" means the Assumption Agreements in the form of EXHIBIT J to the Existing Credit Agreement delivered under Section 7.09.

     "Banking Day" means any day on which commercial banks are not authorized or required to close in New York, New York and, whenever such day relates to a Fixed Rate Loan or notice with respect to any Fixed Rate Loan, a day on which dealings in Dollar or Norwegian Krone deposits are also carried out in the London or Norwegian interbank market.

     "Borrower" shall have the meaning assigned to such term in the introductory paragraph hereof.

         "Business" means the business, anywhere in the world, of (i) wireless telecommunications network planning, design, engineering and consulting (including, without limitation, construction management services, site acquisition services and system deployment services), (ii) engineering advice and management services relating to the acquisition of wireless telecommunications systems, (iii) developing, providing, distributing and marketing of specialized cellular and other wireless telecommunications software for photogrammetry, planning, system management, optimization, fraud control, billing, customer information and other functions,
(iv) developing, producing, distributing and marketing of wireless telecommunications measurement and evaluation hardware, (v) acquiring, constructing and operating monopole towers for supporting cell sites and base stations in a wireless network and (vi) any other business functionally interrelated with or incidental to any of the foregoing.

     "Capital Expenditures" means, with respect to any Person, any expenditure of such Person to acquire, construct or lease fixed or capital assets or additions to equipment (including renewals, improvements, capitalized repairs, replacements and incurrence of obligations under Capital Leases) which has been or should be capitalized on the books of such Person in accordance with GAAP but, in any event, excluding all amounts expended with respect to the design, development, introduction and marketing of new products and services or improvements to existing products and services (including, without limitation, software development costs).

     "Capital Lease" means any lease which has been or should be capitalized on the books of the lessee in accordance with GAAP.

     "Capital Stock" means (a) any shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (b) any limited liability company interests, membership interests or other equivalent interests or participations (however designated) in any limited liability company and (c) any general or limited partnership interests or other interests or participations in any partnership, joint venture, trust or similar entity, in each case whether or not evidenced by stock certificates or similar instruments.

     "Cash Flow Leverage Ratio" means, at any date of determination thereof, the ratio of (a) Consolidated Debt to (b) Consolidated EBITDA for the four most recently ended Fiscal Quarters.

     "'class' of Loans" shall have the meaning assigned to such term in Section
2.01 (c).

     "Closing Date" means the date this Agreement has been executed by the Borrower, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means all of any Obligor's right, title and interest in and to Property in which such Obligor has granted a Lien to the Administrative Agent under any Facility Document.

     "Commitments" means the Revolving Credit Commitments and the Swingline Loan Commitments.

     "Compliance Certificate" means the compliance certificate in the form of EXHIBIT B to be delivered by the Borrower under the terms of this Agreement.

     "Consolidated Capital Expenditures" means, with respect to any fiscal period, the aggregate amount of Capital Expenditures made by the LCC Consolidated Entities for such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Assets" means, at any date of determination thereof, all assets of the LCC Consolidated Entities treated as current assets, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Current Liabilities" means, at any date of determination thereof, all liabilities of the LCC Consolidated Entities treated as current liabilities (other than the current portion of the Notes), as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Debt" means, at any date of determination thereof, the aggregate amount of Debt of the LCC Consolidated Entities, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated EBIT" means, with respect to any fiscal period, the sum of
(a) Consolidated Net Income for such period, plus (b) the aggregate amount of
(i) Consolidated Income Tax Expense and (ii) Consolidated Interest Expense, to the extent that such aggregate amount was deducted in the computation of Consolidated Net Income for such period.

     "Consolidated EBITDA" means, with respect to any fiscal period, the sum of
(a) Consolidated EBIT for such period, plus (b) the aggregate amount of (i) depreciation and amortization expense, (ii) non-cash accruals under the Phantom Membership Plan, (iii) in process research and development expense related to the purchase of all the assets of Old ETP up to $5,605,000 and (iv) reserves taken during the Fiscal Year ending on December 31, 1996 against receivables, promissory notes and investments in DCR and NextWave up to $30,050,000, to the extent that such aggregate amount was deducted in the computation of Consolidated EBIT for such period.

     "Consolidated Fixed Charges" means, with respect to any fiscal period, the sum of (a) Consolidated Interest Expense accrued during such period, plus


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

(b) Consolidated Principal Payments due during such period, plus (c) Consolidated Income Tax Expense accrued during such period.

     "Consolidated Income Tax Expense" means, with respect to any fiscal period, the amount of taxes accrued by the LCC Consolidated Entities during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, with respect to any fiscal period, the amount of interest accrued on, and with respect to, Consolidated Debt during such period (including, without limitation, amortization of debt discount and financing fees and imputed interest on Capital Leases) plus all finance charges, premiums and other fees, charges and expenses extracted from any LCC Consolidated Entity in exchange for the forbearance from the collection of money during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, with respect to any fiscal period, net income of the LCC Consolidated Entities for such period (but in any event excluding income resulting from the reversal of reserves taken against receivables, promissory notes or investments in DCR or NextWave), as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means, at any date of determination thereof, the sum of (i) all amounts which would be included under stockholders' equity on a consolidated balance sheet of the LCC Consolidated Entities plus (ii) Consolidated Subordinated Debt, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Principal Payments" means, with respect to any fiscal period, all principal due on Consolidated Debt during such period (including, without limitation, imputed principal on Capital Leases), as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Rentals" means, with respect to any fiscal period, all rental expense due under the leases (other than Capital Leases) of the Consolidated Entities during such period, as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subordinated Debt" means, at any date of determination thereof, the Debt under the MCI Subordinated Notes and any other indebtedness of any LCC Consolidated Entity for borrowed money which is subordinated to the Obligations on terms and conditions acceptable to the Required Lenders, as determined on a consolidated basis in accordance with GAAP.

     "Currency Protection Agreement" means any foreign exchange contract, currency swap agreement or other financial agreement or arrangement between one or more Lenders and an Obligor designed to protect against fluctuations in currency values.

     "Current Ratio" means, at any date of determination thereof, the ratio of
(a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

     "DCR" means Pocket Communications, Inc., a Maryland corporation, formerly known as DCR Communications, Inc.

     "DCR Debentures" means the Series D Debentures in the principal amount of $6,500,000 issued by DCR to Old LCC pursuant to the DCR Investment Agreement, as amended or supplemented from time to time.

     "DCR Investment Agreement" means the Convertible Loan and Investment Agreement dated as of March 20, 1996 between Old LCC and DCR, as amended by that certain First Amendment to Convertible Loan and Investment Agreement dated May 10, 1996 and as further amended or supplemented from time to time.

     "DCR Investment Documents" means (a) the DCR Investment Agreement, (b) the DCR Debentures, (c) the Services Agreement dated as of March 20, 1996 between DCR and Old LCC, (d) the Software License Agreement dated as of March 20, 1996 between DCR and Old LCC, (e) the Articles of Incorporation of DCR, (f) the By-Laws of DCR, (g) the Stockholders Agreement dated January 20, 1995 among each of the holders of DCR's Class A Common Stock and (h) the other agreements and instruments to be executed pursuant to the terms of each of such DCR Investment Documents as each may be amended or supplemented from time to time.

     "Debt" means, with respect to any Person: (a) indebtedness of such Person for borrowed money; (b) indebtedness for the deferred purchase price of Property or services (except trade payables in the ordinary course of business); (c) Unfunded Benefit Liabilities of such Person; (d) all reimbursement obligations (whether contingent or otherwise) of any outstanding letters of credit issued for the account of such Person; (e) obligations arising under acceptance facilities; (f) liabilities under Guaranties of Debt of any other Person; (g) obligations secured by any Lien on Property of such Person; (h) obligations of such Person as lessee under Capital Leases; (i) the net obligations of such Person in respect of Interest Rate Protection Agreements and Currency Protection Agreements; and (j) all Capital Stock of such Person subject to repurchase or redemption during the term of this Agreement, other than at the sole option of such Person.

     "Default" means any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     "Default Rate" means, with respect to the principal of any Loan and, to the extent permitted by law, any other amount payable by any Obligor under this Agreement, any Note or any other Facility Document that is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period from and including the due date, to, but excluding the date on which such amount is paid in full equal to two percent (2%) above the Variable Rate as in effect from time to time plus the Interest Margin (if any); provided that, if the amount so in default is principal of a LIBO Rate Loan and the due date thereof is a day other than the last day of the Interest Period therefor, the "Default Rate" for such principal shall be, for the period from and including the due date and to but excluding the last day of the Interest Period therefor, two percent (2%) above the interest rate for such LIBO Rate Loan as provided in
Section 2.11 and, thereafter, the rate provided for above in this definition; provided further that, if the amount so in default is principal of a NIBO Rate Loan, the "Default Rate" for such principal shall be two percent (2%) above the interest rate for such NIBO Rate Loan as provided in Section 2.1 1.

     "Denomination Date" means, in relation to any borrowing, conversion or renewal in Norwegian Krone, the date that is three Banking Days before the date such borrowing, conversion or renewal is made.

     "Dollar Equivalent" means, with respect to an amount of Norwegian Krone on any date, the amount of Dollars that may be purchased with such amount of Norwegian Krone at the Spot Exchange Rate with respect to Norwegian Krone on such date.

     "Dollars" and the sign "$" mean lawful money of the United States of America.

     "Domestic Cash Equivalents" means (a) direct obligations of the United States of America or any agency thereof with maturities of one year or less from the date of acquisition, (b) commercial paper of a domestic issuer rated at least "A-1" by Standard & Poor's Corporation or "P-1" by Moody's Investors Service, Inc., (c) certificates of deposit, time deposits, repurchase agreements, reverse repurchase agreements and bankers' acceptances with maturities of one year or less from the date of acquisition issued by any commercial bank operating within the United States of America having capital and surplus in excess of $500,000,000 or (d) money market or mutual funds whose sole investments are comprised of investments permitted under the foregoing clauses
(a) through (c).

     "Domestic Plan" means any employee benefit or other plan established or maintained, or to which contributions have been made, by the Consolidated Entities or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Domestic Subsidiary" means any Subsidiary of the Borrower which is not a Foreign Subsidiary.

     "Environmental Laws" means any and all domestic, foreign, federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, licenses, agreements with Governmental Authorities or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or industrial, toxic or hazardous substances or wastes.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, including any rules and regulations promulgated thereunder.

     "ERISA Affiliate" means any corporation or trade or business which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any LCC Consolidated Entity is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and
Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any LCC Consolidated Entity is a member.

     "ETP Asset Purchase Agreement" means the Asset Purchase Agreement dated as of December 30, 1996 between Old ETP and the Subsidiary Borrower, as amended or supplemented from time to time.

     "ETP Asset Purchase Documents" means (a) the ETP Asset Purchase Agreement,
(b) the Promissory Note dated December 30, 1996 issued by the Subsidiary Borrower in favor of Old ETP, (c) the Escrow Agreement dated as of December 30, 1996 among Old ETP, the Subsidiary Borrower, Industriinvestor AS and Haavind & Haga and Wikborg, Rein & Co., as Escrow Agents, (d) the Bank Guarantee dated as of the Closing Date issued by the Issuing Lender in favor of Old ETP, (e) the Employment Agreements dated as of December 30, 1996 between the Subsidiary Borrower and each of Eirik Lund, Morten Andersen and Tore Nilsen, (f) the Indemnity Agreements dated as of December 30, 1996 between the Subsidiary Borrower and each of Industriinvestor AS, Morten Andersen, Tore Nilsen and Eirik Lund and (g) the other agreements and instruments to be executed pursuant to the terms of each such ETP Acquisition Document, as each may be amended or supplemented from time to time.

     "Event of Default" shall have the meaning assigned to such term in Section 10.01.

     "Existing Credit Agreement" shall have the meaning assigned to such term in the recitals hereof.

     "Facility Documents" means this Agreement, the Notes, the Letters of Credit, the Assumption Agreements, the Interest Rate Protection Agreements, the Currency

Protection Agreements, the Subordination Agreement and the Security Documents, as each may be amended or supplemented from time to time.

     "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions as published by the Federal Reserve Bank of New York for such day (or for any day that is not a Banking Day, for the immediately preceding Banking Day).

     "Fiscal Quarter" means any calendar quarter.

     "Fiscal Quarter Net Worth Increase Amounts" means, with respect to each Fiscal Quarter, (a) if such Fiscal Quarter ends after December 31, 1996, the greater of (i) Zero Dollars ($0) and (ii) 50% of Consolidated Net Income for such Fiscal Quarter plus (b) subsequent to the Initial Public Offering, 75% of the proceeds (net of underwriting commissions and discounts and reasonable fees and expenses) from the issuance of Capital Stock of the Borrower (other than via the conversion of the MCI Subordinated Notes) or from the incurrence of Consolidated Subordinated Debt during such Fiscal Quarter plus (c) 100% of income resulting from the reversal of reserves taken against receivables, promissory notes or investments in DCR or NextWave during such Fiscal Quarter.

     "Fiscal Year" means any calendar year.

     "Fixed Charge Coverage Ratio" means, at any date of determination thereof, the ratio of (a) the result of (i) Consolidated EBITDA for the four most recently ended Fiscal Quarters minus (ii) Consolidated Capital Expenditures for such four most recently ended Fiscal Quarters to (b) Consolidated Fixed Charges for such four most recently ended Fiscal Quarters

     "Fixed Rate Loan" means any LIBO Rate Loan or NIBO Rate Loan.

     "Foreign Cash Equivalents" means: (a) direct obligations of, or obligations fully guarantied or insured by, the government of the country in which any Foreign Subsidiary is incorporated or has its principal place of business with maturities of one year or less from the date of acquisition; and (b) direct demand obligations issued by the principal banking institutions located in any such country.

     "Foreign Plan" means any pension plan or other deferred compensation plan, program or arrangement maintained by any Foreign Subsidiary which may or may not, under applicable local law, be required to be funded through a trust or other funding vehicle.

     "Foreign Subsidiary" means any Subsidiary of the Borrower which was organized under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

     "Forfeiture Proceeding" means any action, proceeding or investigation affecting any LCC Consolidated Entity or any Affiliate before any Governmental Authority or the receipt of notice by any such party that any of them is a suspect in or a target of any governmental inquiry or investigation, which may result in an indictment of any of them or the seizure or forfeiture of any of their respective Properties.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, applied on a basis consistent with those used in the preparation of the financial statements referred to in Section 6.05(a) (except for changes concurred in by the LCC Consolidated Entities' independent public accountants).

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guaranty" means, with respect to any Person, guaranties, endorsements (other than for collection in the ordinary course of business) and other contingent obligations of such Person with respect to the obligations of any other Person (including, but not limited to, an agreement to purchase any obligation, stock, assets, goods or services or to supply or advance any funds, assets, goods or services, or an agreement to maintain or cause such Person to maintain a minimum working capital or net worth or otherwise to assure the creditors of any such other Person against loss).

     "Hazardous Materials" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances, the removal of which is required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is restricted, prohibited or penalized by any applicable law.

     "Initial Public Offering" means the initial public offering of the Capital Stock of the Borrower.

     "Intellectual Property Security Agreement" means the Intellectual Property Security Agreement dated as of June 14, 1996 between the Borrower and the Administrative Agent, as amended or supplemented from time to time.

     "Interest Margin" means, for each type and class of Loan, (a) if such Loan is a Variable Rate Loan, 0.00% per annum or (b) if such Loan is a Fixed Rate Loan, 1.25% per annum.

     "Interest Period" means, with respect to any Fixed Rate Loan, the period commencing on the date such Fixed Rate Loan is made, converted from a Variable Rate Loan or renewed, as the case may be, and ending, as the Borrower or the

Subsidiary Borrower may select pursuant to Section 2.07, on (a) in the case of LIBO Rate Loans, the numerically corresponding day in the first, second, third, or sixth calendar month thereafter or (b) in the case of NIBO Rate Loans, the numerically corresponding day in the first or second week or the first, second, third, or sixth calendar month thereafter, provided that each such Interest Period determined on the basis of calendar months which commences on the last Banking Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Banking Day of the appropriate calendar month.

     "Interest Rate Protection Agreement" means an interest rate swap, cap or collar agreement or similar arrangement between one or more Lenders and an Obligor providing for the transfer or mitigation of interest risks either generally or under specific contingencies.

     "Investment" means any loan or advance to any Person or any purchase or other acquisition of any capital stock, assets, obligations or other securities of any Person, or any capital contribution to, investment in, or other acquisition of any interest in, any Person.

     "Issuing Lender" means The Chase Manhattan Bank, a bank organized under the laws of New York, acting in its capacity as a Lender hereunder.

     "Judgment Currency" shall have the meaning assigned to such term in Section
13.18 hereof.

     "Judgment Currency Conversion Date" shall have the meaning assigned to such term in Section 13.18 hereof.

     "Koll" means Koll Telecommunications Services, L.L.C., a Delaware limited liability company.

     "LCC Consolidated Entities" means the Borrower and the Subsidiaries of the Borrower.

     "LCC Predecessor Entities" means LCC, Incorporated, LCC International Corporation, Eurofon Incorporated, Eurofon Incorp. & Co. KG and Eurofon of France S.A.R.L. and Telecom Solutions, Incorporated.

     "Lender" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Lending Office" means, for each Lender and for each type of Loan, the lending office of such Lender (or of an affiliate of such Lender) designated as such for such type of Loan on its signature page hereof or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower or the Subsidiary Borrower, as applicable, as the office by which its Loans of such type are to be made and maintained.

     "Letter of Credit Availability" means, at any date of determination thereof, the amount by which (a) the lesser of (i) the result of (A) the aggregate amount of the Revolving Credit Commitments as of such date, minus (B) the unpaid aggregate principal amount of the Revolving Credit Loans then outstanding and (ii) $5,000,000 exceeds (b) the aggregate amount of the Letter of Credit Obligations at such date.

     "Letter of Credit Funding" shall have the meaning assigned to such term in
Section 3.05(b) hereof.

     "Letter of Credit Obligations" means, at any date of determination thereof, all liabilities of the Borrower with respect to Letters of Credit, whether or not any liability is contingent, including (without limitation) the sum (without duplication) of (a) the aggregate amount available to be drawn under the Letters of Credit then outstanding plus (b) the aggregate amount of all unpaid Reimbursement Obligations.

     "Letters of Credit" shall have the meaning assigned to such term in Section 3.01(a) hereof.

     "LIBO Base Rate" means with respect to any Interest Period for a LIBO Rate
Loan: the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1%)) quoted at approximately 11:00 a.m. London time by the principal London branch of the Reference Lender two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the London interbank market of Dollar or Norwegian Krone deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the LIBO Rate Loan which shall be made.

     "LIBO Rate" means, for any LIBO Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1 %)) reasonably determined by the Administrative Agent to be equal to the quotient of (i) the LIBO Base Rate for such LIBO Rate Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such LIBO Rate Loan for such Interest Period.

     "LIBO Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "LIBO Rate."

     "Lien" means any lien (statutory or otherwise), security interest, mortgage, deed of trust, priority, pledge, charge, conditional sale, title retention agreement, financing lease or other encumbrance or similar right of others, or any agreement to give any of the foregoing.

     "Loan" means any loan made by a Lender pursuant to Section 2.01.

     "Material Adverse Effect" means any material adverse effect on (a) the business, profits, Properties or condition of the LCC Consolidated Entities, taken as a whole, (b) the ability of any Obligor to perform their respective obligations under each of the Facility Documents to which it is a party, (c) the binding nature, validity or enforceability of any of the Facility Documents or
(d) the validity, perfection, priority or enforceability of the Liens in favor of the Administrative Agent securing the Obligations hereunder, which, in each case, arises from, or reasonably could be expected to arise from, any action or omission of action on the part of any LCC Consolidated Entity or the occurrence of any event or the existence of any fact or condition in respect of any LCC Consolidated Entity or any of their respective Properties.

     "Material Contract" means any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement to which any LCC Consolidated Entity is a party, a copy of which would be required to be filed with the Securities and Exchange Commission as an exhibit to a registration statement pursuant to Item 601(b)(10) of Regulation S-K of the Securities and Exchange Commission if such LCC Consolidated Entity were registering securities under the Securities Act.

     "Material Contract Termination" means, at any date of determination thereof, that (a) during the 90 day period ending on such date, one or more revenue-producing contracts between any LCC Consolidated Entity and another Person or other Persons have been terminated by the other Person or not renewed or extended by the other Person(s) pursuant to a renewal or extension option therein contained, (b) such contracts represented, in the aggregate, more than 5% of the gross revenues of the LCC Consolidated Entities during the then most recently ended Fiscal Year and (c) giving effect to the gross revenues reasonably anticipated during the-then current Fiscal Year, the reasonably anticipated gross revenues of the LCC Consolidated Entities for the then current Fiscal Year will be less than 85% of those set forth for the then-current Fiscal Year in the operating plan delivered to the Lenders.

     "Material Revenue-Producing Contract" means any revenue-producing contract between any LCC Consolidated Entity and another Person or other Persons which represents more than 2.5% of the gross revenues of the LCC Consolidated Entities during the then most recently ended Fiscal Year and, in the case of any new such revenue-producing contract, any revenue-producing contract entered into during such Fiscal Year which would represent more than 2.5% of the gross revenues of the LCC Consolidated Entities for the then current Fiscal Year as set forth in its operating plan.

     "MCI" means MCI Telecommunications Corporation, a Delaware corporation.

     "MCI Note Purchase Agreement" means that certain Revolving Credit Note Purchase Agreement dated as of June 27, 1994 among the Parent, the other members of Old LCC and MCI, as amended by that certain Waiver and Amendment dated as of May 30, 1995.

     "MCI Note Purchase Documents" means the MCI Subordinated Notes, the MCI Securityholders Agreement and the other agreements and instruments to be executed pursuant to the terms of each of such MCI Note Purchase Documents.

     "MCI Securityholders Agreement" means the Amended and Restated Securityholders Agreement dated as of July 25, 1996 among the Parent, LCC, Incorporated, TC Group, L.L.C., Old LCC and MCI, as amended by that certain Amendment to Securityholders Agreement dated as of September 29, 1996.

     "MCI Subordinated Guaranty" means the Guaranty dated June 27, 1994 by the Borrower in favor of MCI pursuant to which Old LCC guarantied the obligations of the Parent under the MCI Subordinated Telcom Note.

     "MCI Subordinated LCC Note" means that certain convertible Subordinated Note Due 2000 in the principal amount of $20,000,000 issued by Old LCC to MCI pursuant to the MCI Note Purchase Agreement, as amended by that certain Amendment to Subordinated Note due 2000 dated as of July 25, 1996 and as further amended by the Second Amendment to Subordinated Note due 2000 dated as of October 23, 1997.

     "MCI Subordinated Notes" means (a) the MCI Subordinated LCC Note and (b) the MCI Subordinated Telcom Note.

     "MCI Subordinated Telcom Note" means that certain convertible Subordinated Note Due 2000 in the principal amount of $30,000,000 issued by the Parent to MCI pursuant to the MCI Note Purchase Agreement, as amended by that certain Amendment to Subordinated Note due 2000 dated as of July 25, 1996 among the Parent, the Borrower and MCI, as further amended by that certain Second Amendment to Subordinated Note due 2000 dated as of September 27, 1996 among the Parent, Old LCC and MCI, as further amended by the Third Amendment to Subordinated Note due 2000 dated as of September 27, 1996 among the Parent, Old LCC and MCI and as further amended by the Fourth Amendment to Subordinated Note due 2000 dated as of October 23, 1997 between the Borrower and MCI.

     "Merger" means the merger of Old LCC with and into the Borrower, with the Borrower being the surviving entity.

     "Multiemployer Plan" means a Plan defined as such in Section 3(37) of ERISA to which contributions have been made by any LCC Consolidated Entity or any ERISA Affiliate and which is covered by Title IV of ERISA.

     "New Subsidiary Guarantor" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "NextWave" means NextWave Telecom Inc., a Delaware corporation.

     "NextWave Investment Agreement" means the Subscription Agreement dated as of March 12,1996 between NextWave and Old LCC, as amended or supplemented from time to time.

     "NextWave Investment Documents" means (a) the NextWave Investment Agreement, (b) the NextWave Series B Common Stock Warrant dated March 12, 1996,(c) the Services Agreement dated as of March 12, 1996 between NextWave and Old LCC, (d) the Letter Agreement dated as of March 12, 1996 between NextWave and Old LCC, (e) the Restated Certificate of Incorporation of NextWave, (f) the By-Laws of NextWave, (g) the Amended and Restated Shareholders' Rights Agreement dated as of February 1996 among NextWave and each of the holders of its Series A Common Stock, its Series B Common Stock and its Series C Common Stock, (h) the Amended and Restated Stockholders' Voting Agreement dated as of February 1996 among NextWave and each of the holders of its Series A Common Stock, its Series B Common Stock and its Series C Common Stock, (i) the Amended and Restated Escrow Agreement dated as of January 1996 among NextWave, certain investors in NextWave and Chemical Bank, as Escrow Agent, (j) the Confidential Private Placement Memorandum dated December 1995 of NextWave and (k) the other agreements and instruments to be executed pursuant to the terms of each such NextWave Investment Document, as each may be amended or supplemented from time to time.

     "NIBO Base Rate" means with respect to any Interest Period for a NIBO Rate
Loan: the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of one percent (1%)) quoted at approximately 11:00 a.m. Norwegian time by the principal Norwegian branch of the Reference Lender two Banking Days prior to the first day of such Interest Period for the offering to leading banks in the Norwegian interbank market of Norwegian Krone deposits in immediately available funds, for a period, and in an amount, comparable to the Interest Period and principal amount of the NIBO Rate Loan which shall be made.

     "NIBO Rate" means, for any NIBO Rate Loan for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent (1%)) reasonably determined by the Administrative Agent to be equal to the quotient of (i) the NIBO Base Rate for such NIBO Rate Loan for such Interest Period, divided by (ii) one minus the Reserve Requirement for such NIBO Rate Loan for such Interest Period.

     "NIBO Rate Loan" means any Loan when and to the extent the interest rate therefor is determined on the basis of the definition "NIBO Rate."

     "Norwegian Krone" and the sign "NOK" means lawful money of the Kingdom of Norway.

     "Norwegian Krone Equivalent" means, with respect to an amount of Dollars on any date, the amount of Norwegian Krone that may be purchased with such amount of Dollars at the Spot Exchange Rate with respect to Dollars on such date.

     "Notes" means the Revolving Credit Notes and the Swingline Notes.

     "Obligation Currency" shall have the meaning assigned to such term in
Section 13.18 hereof.

     "Obligations" means the unpaid principal of and interest on (including interest accruing on or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of any Obligor to the Administrative Agent or any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Note, any Letter of Credit, any Interest Rate Protection Agreement, any Currency Protection Agreement, any other Facility Document and any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, Guaranties, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or any Lender) or otherwise.

     "Obligors" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Old ETP" means European Technology Partner AS, a Norwegian corporation, prior to the closing under the ETP Asset Purchase Agreement.

     "Old LCC" means LCC, L.L.C., a Delaware limited liability company, prior to the effectiveness of the Merger.

     "Parent" means Telcom Ventures, L.L.C., a Delaware limited liability company.

     "Participating Interest" means, with respect to each Letter of Credit, (a) in the case of the Issuing Lender, its interest in such Letter of Credit after giving effect to the granting of any participating interest therein pursuant hereto and (b) in the case of each Participating Lender, its undivided participating interest in such Letter of Credit.

     "Participating Lender" means, with respect to any Letter of Credit, any Lender (other than the Issuing Lender) with respect to its Participating Interest in each Letter of Credit.

     "Payor" shall have the meaning assigned to such term in Section 12.13.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Phantom Membership Plan" means the LCC, L.L.C. 1994 Phantom Membership Plan, as may amended or supplemented from time to time.

     "Pledge Agreement" means the Pledge Agreement dated as of June 14, 1996 among the Obligors and the Administrative Agent, as amended or supplemented from time to time.

     "Prime Rate" means that rate of interest from time to time announced by The Chase Manhattan Bank as its prime commercial lending rate.

     "Principal Office" means the principal office of the Administrative Agent, presently located at 270 Park Avenue, New York, New York 10017.

     "Pro Forma Balance Sheet" shall have the meaning assigned to such term in
Section 6.05(c).

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

     "Proprietary Rights" means all of the following along with all income, royalties, damages and payments thereon (including damages and payments for past or future infringements or misappropriations thereof), the rights to sue and recover for past infringements and misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; (ii) trademarks, service marks, trade dress, trade names and corporate names and registrations, renewals and applications for registration thereof, together with the goodwill associated therewith; (iii) copyrights and copyrightable works and registrations, renewals and applications for registration thereof; (iv) mask works and registrations and applications for registration thereof; (v) computer software (including all databases, data and documentation); (vi) trade secrets and other confidential information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information); (vii) other intellectual property rights; and (viii) copies and tangible embodiments thereof (in whatever form or medium).

     "Purchase Money Lien" means a Lien on any Property acquired by any LCC Consolidated Entity or placed on any Property of any LCC Consolidated Entity in order to finance the acquisition or construction of such Property or the construction of improvements located on such Property, or the assumption of any Lien on Property existing at the time of the acquisition of such Property or of the Person holding such Property or a Lien incurred in connection with any conditional sale or other title retention agreement or a Capital Lease.

     "Reference Lender" means The Chase Manhattan Bank (or, with respect to Fixed Rate Loans, if The Chase Manhattan Bank no longer quotes on the London or Norwegian interbank market, such successor leading bank in the London or Norwegian interbank market which shall be reasonably appointed by the Administrative Agent and shall be reasonably acceptable to the Borrower).

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

     "Regulatory Change" means, with respect to any bank, any change after the date of this Agreement in United States federal, state, municipal or foreign laws or regulations (including without limitation Regulation D) or the adoption or making after such date of any written interpretations, directives or requests applying to a class of banks of which such bank is a member, of or under any United States, federal, state, municipal or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender in accordance with the terms of this Agreement for the payment made by the Issuing Lender under any Letter of Credit.

     "Required Lenders" means, at any time while no Obligations are outstanding, Lenders having at least 51% of the aggregate amount of the Commitments and, at any time while Obligations are outstanding, Lenders holding at least 51% of the aggregate amount of Obligations.

     "Required Payment" shall have the meaning assigned to such term in Section 12.13.

     "Reserve Requirement" means for any Fixed Rate Loan for any Interest Period therefor, the average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the LIBO Base Rate or NIBO Base Rate for Fixed Rate Loans is to be determined as provided in the definition of "LIBO Base Rate" or "NIBO Base Rate" in this Section 1.01 or (ii) any category of extensions of credit or other assets which include Fixed Rate Loans.

     "Restricted Payment" means, with respect to any Person, (a) the declaration or payment of any dividends by such Person, or the purchase, redemption, retirement or other acquisition for value of any of its Capital Stock now or hereafter outstanding, or the making of any distribution of assets to its stockholders, partners or members as such whether in cash, assets or in obligations of such Person, or the allocation or other setting apart of any sum for the payment of any dividend or distribution on, or for the purchase, redemption, retirement or other acquisition of any shares of its Capital Stock, or the making of any other distribution, by reduction of capital or otherwise, in respect of any shares of its Capital Stock (including, without limitation, any distributions made with respect to measurement shares for which stock appreciation rights or phantom rights have been issued but in any event excluding non-cash accruals under the Phantom Membership Plan) or (b) the making of payments of interest on, or payments or prepayments of principal of, or payments (or setting apart of money for a sinking or other analogous fund) for the purchase, redemption, retirement or other acquisition of principal or interest, on the MCI Subordinated Notes.

     "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make its Revolving Credit Loans under this Agreement in the aggregate principal amount set forth in SCHEDULE I, as such amount may be reduced or otherwise modified from time to time.

     "Revolving Credit Commitment Percentage" means, as to any Lender at any date of determination thereof, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment at such date.

     "Revolving Credit Loan" means any loan made by a Lender pursuant to Section 2.01(a).

     "Revolving Credit Notes" means the promissory notes issued by the Borrower in the form of EXHIBIT A1 hereto evidencing the Revolving Credit Loans made by a Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "Revolving Credit Termination Date" means September 24, 1999.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Security Agreement dated as of June 14, 1996 among the Obligors and the Administrative Agent, as amended or supplemented from time to time.

     "Security Documents" means the Security Agreement, the Intellectual Property Security Agreement, the Pledge Agreement and each other security document that may from time to time be delivered to the Administrative Agent (including all financing statements, fixture filings, mortgages, assignments and stock certificates delivered to the Administrative Agent).

     "Significant Subsidiary" means any Subsidiary of the Borrower other than a Subsidiary of the Borrower which, if aggregated with all other Subsidiaries of the Borrower which are not Obligors and considered as a single Subsidiary, would not meet the definition of a "significant subsidiary" contained in Regulation S-X of the Securities and Exchange Commission, as in effect on the date hereof.

     "Spot Exchange Rate" means, on any date of determination thereof, (a) with respect to Norwegian Krone, the spot rate at which Dollars are offered on such day by the principal London branch of the Reference Lender at approximately 11:00 a.m. (London time) and (b) with respect to Dollars, the spot rate at which Norwegian Krone is offered on such date by the principal London branch for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Spot Exchange Rate in connection with a borrowing, conversion or renewal in Norwegian Krone, such Spot Exchange Rate shall be determined as of the Denomination Date for such borrowing, conversion or renewal with respect to transactions in Norwegian Krone that will settle on the date of such borrowing, conversion or renewal.

     "Subordination Agreement" means the Subordination and Intercreditor Agreement dated as of September 30, 1996 among MCI, the Administrative Agent and the Borrower, as amended or supplemented from time to time.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the Voting

Stock having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by such Person. "Wholly-Owned Subsidiary" means, with respect to any Person, any such corporation, partnership, limited liability company or other entity of which all of such Capital Stock are so owned by such Person.

     "Subsidiary Borrower" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Subsidiary Guarantors" shall have the meaning assigned to such term in the introductory paragraph hereof.

     "Swingline Loan" means any loan made by a Lender pursuant to Section
2.01(b).

     "Swingline Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make its Swingline Loans under this Agreement in the aggregate principal amount set forth in SCHEDULE I, as such amount may be reduced or otherwise modified from time to time.

     "Swingline Loan Termination Date" means September 24, 1999.

     "Swingline Notes" means the promissory notes issued by the Subsidiary Borrower in the form of EXHIBIT A2 hereto evidencing the Swingline Loans made by a Lender hereunder and all promissory notes delivered in substitution or exchange therefor, as amended or supplemented from time to time.

     "Taxes" shall have the meaning assigned to such term in Section 4.06 hereof.

     "Termination Date" means, with respect to any Revolving Credit Loan, the Revolving Credit Termination Date and, with respect to any Swingline Loan, the Swingline Loan Termination Date.

     "'type' of Revolving Credit Loans" shall have the meaning assigned to such term in Section 2.01(c).

     "'type' of Swingline Loans" shall have the meaning assigned to such term in
Section 2.01(c).

     "UCP" means the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

     "Unconditional Guaranty" shall have the meaning assigned to such term in
Section 11.01.

     "Unfunded Benefit Liabilities" means, with respect to any Domestic Plan or Foreign Plan, the amount (if any) by which the present value of all benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA or within the meaning of any similar foreign law) under such Domestic Plan or Foreign Plan exceeds the fair market value of all assets of such Domestic Plan or Foreign Plan allocable to such benefit liabilities, as determined on the most recent valuation date of such Domestic Plan or Foreign Plan and in accordance with the provisions of ERISA or such similar foreign law for calculating the potential liability of any LCC Consolidated Entity or any ERISA Affiliate under Title IV of ERISA or such similar foreign law.

     "Variable Rate" means, for any day, the higher of (a) the Federal Funds Rate for such day plus 1/2 of one percent and (b) the Prime Rate for such day.

     "Variable Rate Loan" means any Revolving Credit Loan when and to the extent the interest rate for such Revolving Credit Loan is determined in relation to the Variable Rate.

     "Voting Stock" means, with respect to any Person, the Capital Stock of such Person of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors (or Persons performing similar functions, including, without limitation, the members of any members' committee or similar committee of a limited liability company) of such Person, including in any event, without limitation, any membership interest or other interest in a limited liability company which is ordinarily, in the absence of contingencies, entitled to vote or consent with respect to matters affecting the management or conduct of business of such limited liability company.

     Section 1.02. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.

          ARTICLE 2. THE CREDIT.

     Section 2.01. Loans. (a) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make revolving credit loans (the "Revolving Credit Loans") to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Credit Termination Date, in such amounts that the sum of (i) the aggregate principal amount of such Lender's Revolving Credit Loans at any one time outstanding plus (ii) such Lender's pro rata share of the Letter of Credit Obligations then outstanding does not exceed the amount of its Revolving Credit Commitment. The Revolving Credit Loans shall be due and payable on the Revolving Credit Termination Date.

          (b) Subject to the terms and conditions of this Agreement, each of the Lenders severally agrees to make a swingline loan (the "Swingline Loans") to the

Subsidiary Borrower from time to time from and including the date hereof to and including the Swingline Termination Date, in an amount up to but not exceeding in the aggregate principal amount, the amount of its Swingline Commitment. The Swingline Loans shall be due and payable on the Swingline Termination Date.

          (c) The Loans shall be outstanding as Revolving Credit Loans or Swingline Loans (each a "class" of Loans). The Revolving Credit Loans may be outstanding at the Borrower's option as Variable Rate Loans or LIBO Rate Loans (each a "type" of Revolving Credit Loans) and the Swingline Loans may be outstanding at the Subsidiary Borrower's option as LIBO Rate Loans or NIBO Rate Loans (each a "type" of Swingline Loans). Each type of Loans of each Lender shall be made and maintained at such Lender's Lending Office for such type of Loans.

          (d) The Swingline Loans shall be made in Norwegian Krone in an amount equal to the Norwegian Krone Equivalent of the Dollar amount specified in the notice of each borrowing pursuant to Section 2.08, as determined by the Administrative Agent as of the Denomination Date for such borrowing (which determination shall be conclusive absent manifest error). For purposes of determining the amount outstanding under any Lender's Swingline Loan Commitments, each Swingline Loan shall be the Dollar Equivalent for such Swingline Loan as of the Denomination Date.

     Section 2.02. The Notes. The Revolving Credit Loans of each Lender shall be evidenced by a single promissory note in favor of such Lender in the form of EXHIBIT A1, dated September 30, 1996, duly completed and executed by the Borrower. The Swingline Loans of each Lender shall be evidenced by a single promissory note in favor of such Lender in the form of EXHIBIT A2, dated the Closing Date, duly completed and executed by the Subsidiary Borrower.

     Section 2.03. Purpose. The Borrower and the Subsidiary Borrower shall use the proceeds of the Loans for general corporate purposes including, without limitation, working capital, Acceptable Investments and Acceptable Acquisitions. Such proceeds shall not be used for the purpose, whether immediate, incidental or ultimate, of buying or carrying "margin stock" within the meaning of Regulation U.

     Section 2.04. Borrowing Procedures. The Borrower or the Subsidiary Borrower, as applicable, shall give the Administrative Agent notice (which may be telephonic if confirmed by telex, telecopy or other writing) of each borrowing to be made hereunder as provided in Section 2.08. Not later than 12:00 noon New York, New York time on the date specified for such borrowing hereunder, each Lender shall, through its Lending Office, subject to the conditions of this Agreement, make the amount of the Loan to be made by it on such day available to the Administrative Agent at the Principal Office in immediately available funds for the account of the Administrative Agent. The amount so received by the Administrative Agent shall, subject to the conditions of this Agreement, be made available to the Borrower or the

Subsidiary Borrower, as applicable, in immediately available funds, on the date specified for such borrowing in such Person's notice, by the Administrative Agent by crediting an account of the Borrower or the Subsidiary Borrower, as applicable, designated by such Person and maintained with the Administrative Agent at the Principal Office.

     Section 2.05. Optional Prepayments and Conversions. The Borrower or the Subsidiary Borrower, as applicable, shall have the right to make prepayments of principal without penalty or premium, or to convert one type of Revolving Credit Loans into another type of Revolving Credit Loans or to convert one type of Swingline Loans into another type of Swingline Loans, at any time or from time to time; provided that: (a) the Borrower or the Subsidiary Borrower, as applicable, shall give the Administrative Agent notice of each such prepayment or conversion as provided in Section 2.08; and (b) Fixed Rate Loans may be prepaid or converted only on the last day of an Interest Period for such Fixed Rate Loans unless the Borrower or the Subsidiary Borrower, as applicable, agrees to provide to the Administrative Agent for the account of each Lender compensation in accordance with Section 4.05.

     Section 2.06. Interest Periods; Renewals. (a) In the case of each Fixed Rate Loan, the Borrower or the Subsidiary Borrower, as applicable, shall select an Interest Period of any duration in accordance with the definition of Interest Period in Section 1.01, subject to the following limitations: (i) no Interest Period may extend beyond the Termination Date; (ii) notwithstanding clause (i) above, no Interest Period shall have a duration less than one month (or, in the case of NIBO Rate Loans, two weeks), and if any such proposed Interest Period would otherwise be for a shorter period, such Interest Period shall not be available; (iii) if an Interest Period would end on a day which is not a Banking Day, such Interest Period shall be extended to the next Banking Day, unless such Banking Day would fall in the next calendar month in which event such Interest Period shall end on the immediately preceding Banking Day; and (iv) no more than ten Interest Periods of each Lender may be outstanding at any one time.

          (b) Upon notice to the Administrative Agent as provided in Section 2.08, the Borrower or the Subsidiary Borrower, as applicable, may renew any Fixed Rate Loan on the last day of the Interest Period therefor as the same type of Loan with an Interest Period of the same or different duration in accordance with the limitations provided above. If the Borrower or the Subsidiary Borrower, as applicable, shall fail to give notice to the Administrative Agent of such a renewal, (i) in the case of a Fixed Rate Loan denominated in Dollars, such Fixed Rate Loan shall automatically become a Variable Rate Loan on the last day of the current Interest Period and (ii) in the case of a Fixed Rate Loan denominated in Norwegian Krone, such Fixed Rate Loan shall automatically be a NIBO Loan denominated in Norwegian Krone having an Interest Period of one month.

     Section 2.07. Changes of Commitments. The Borrower or the Subsidiary Borrower, as applicable, shall have the right to reduce or terminate the amount of unused Commitments at any time or from time to time, provided that: (i) the Borrower or the Subsidiary Borrower, as applicable, shall give notice of each such reduction or termination to the Administrative Agent as provided in Section 2.08; and (ii) each partial reduction shall be in an aggregate amount at least equal to $1,000,000. The Commitments once reduced or terminated may not be reinstated.

     Section 2.08. Certain Notices. Notices by the Borrower or the Subsidiary Borrower, as applicable, to the Administrative Agent of each borrowing pursuant to Section 2.04, each prepayment or conversion pursuant to Section 2.05 and each renewal pursuant to Section 2.06, and each reduction or termination of the Commitments pursuant to Section 2.07 shall be irrevocable and shall be effective only if received by the Administrative Agent not later than 11:00 a.m. New York, New York time, and (a) in the case of borrowings and prepayments of, conversions into and (in the case of Fixed Rate Loans) renewals of (i) Variable Rate Loans, given the same Banking Day; and (ii) Fixed Rate Loans, given three Banking Days prior thereto; and (b) in the case of reductions or termination of the Commitments, given three Banking Days prior thereto. Each such notice shall specify the class and type of the Loans to be borrowed, prepaid, converted or renewed and the amount thereof (subject to Section 2.10) (and, in the case of a conversion, the type of Loan to result from such conversion, and, in the case of a Fixed Rate Loan, the Interest Period therefor) and the date of the borrowing, prepayment, conversion or renewal (which shall be a Banking Day). Each such notice of reduction or termination shall specify the amount of the Commitments to be reduced or terminated. The Administrative Agent shall promptly notify the Lenders of the contents of each such notice.

     Section 2.09. Minimum Amounts. Except for borrowings which exhaust the full remaining amount of the Commitments, prepayments or conversions which result in the prepayment or conversion of all Loans of a particular type or class or conversions made pursuant to Section 4.04, each borrowing, prepayment, conversion and renewal of principal of Loans of a particular type shall be in an amount not less than (i) $250,000 in the aggregate for all Lenders in the case of Variable Rate Loans and (ii) $1,000,000 (or the Dollar Equivalent thereof) in the aggregate for all Lenders (plus increments of $100,000 (or the Dollar Equivalent thereof) in excess thereof) in the case of Fixed Rate Loans unless such minimum amount is waived by the Required Lenders (borrowings, prepayments, conversions or renewals of or into Loans of different types or, in the case of Fixed Rate Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, prepayments, conversions and renewals for the purposes of the foregoing, one for each type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Fixed Rate Loans having concurrent Interest Periods shall be at least equal to $500,000 (or, in the case of NIBO Rate Loans, the Dollar Equivalent of $100,000).

     Section 2.10. Interest. (a) Interest shall accrue on the outstanding and unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan is due at the following rates per annum: (i) for a Variable Rate Loan, at a variable rate per annum equal to the Variable Rate plus the Interest Margin and (ii) for a Fixed Rate Loan, at a fixed rate equal to the LIBO Rate or NIBO Rate plus the Interest Margin. If an Event of Default shall exist, interest shall accrue on the outstanding principal amount of any Loan and any other amount payable by the Borrower or the Subsidiary Borrower hereunder, under any Note or under any other Facility Document to the fullest extent permitted by law from and including such due date to but excluding the date such amount is paid in full or such Event of Default is cured at the Default Rate.

          (b) The interest rate on each Variable Rate Loan shall change when the Variable Rate changes and interest on each such Variable Rate Loan shall be calculated on the basis of a year of 365/366 days for the actual number of days elapsed. Interest on each Fixed Rate Loan shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Borrower, the Subsidiary Borrower and the Lenders.

          (c) Accrued interest shall be due and payable in arrears upon any repayment of principal or conversion and (i) for each Variable Rate Loan, on the fifteenth day of each March, June, September and December commencing the first such date after such Variable Rate Loan; and (ii) for each Fixed Rate Loan, on the last day of the Interest Period with respect thereto and, in the case of an Interest Period greater than three months or 90 days, at three-month intervals after the first day of such Interest Period; provided that interest accruing at the Default Rate shall be due and payable from time to time on demand of the Administrative Agent.

     Section 2.11. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average of the unused Revolving Credit Commitments to the Borrower of such Lender minus such Lender's pro rata share of Letter of Credit Obligations for the period from and including the date hereof to the earlier of the date all of the Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at a rate per annum equal to 1/4 of one percent, calculated in each case on the basis of a year of 360 days for the actual number of days elapsed. The Subsidiary Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average of the unused Swingline Commitments to the Subsidiary Borrower of such Lender for the period from and including the date hereof to the earlier of the date all of the Swingline Commitments are terminated or the Swingline Termination Date at a rate per annum equal to 1/4 of one percent, calculated in each case on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fees shall be due and payable in arrears upon any reduction or termination of the Revolving Credit Commitments or the Swingline Commitments, as applicable, and on the fifteenth day of each March, June, September and December, commencing on the first such date after the Closing Date.

          (b) The Borrower shall pay to the Administrative Agent for its own account the fees set forth in the fee letter dated as of the Closing Date between the Borrower and the Administrative Agent.

     Section 2.12. Payments Generally. All payments under this Agreement, the Revolving Credit Notes and the other Facility Documents shall be made in Dollars and all payments under the Swingline Notes shall be made in Norwegian Krone, in each case in immediately available funds not later than 11:00 a.m. New York, New York time on the relevant dates specified above or in such Facility Document (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day) by, unless the Administrative Agent agrees to accept payment by other means, the debiting by the Administrative Agent for the account of the applicable Lending Office of each Lender, or by any Lender for whose account any such payment is to be made, of the amount of any such payment from any ordinary deposit account of the Borrower or the Subsidiary Borrower, as applicable, with the Administrative Agent or such Lender, as the case may be, and the Administrative Agent so doing shall promptly notify the Borrower or the Subsidiary Borrower, as applicable, and any Lender so doing shall promptly notify the Administrative Agent which in turn shall promptly notify the Borrower or the Subsidiary Borrower, as applicable. The Borrower or the Subsidiary Borrower, as applicable, shall, at the time of making each optional payment under this Agreement, any Note or any other Facility Document, specify to the Administrative Agent the principal or other amount payable by the Borrower or the Subsidiary Borrower under this Agreement, such Note or such other Facility Document to which such payment is to be applied (and in the event that it fails to so specify, or if a Default or Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion (subject to Section 11.16)). If the due date of any payment under this Agreement, any Note or any other Facility Document would otherwise fall on a day which is not a Banking Day, such date shall be extended to the next succeeding Banking Day and interest shall be payable for any principal so extended for the period of such extension. Each payment received by the Administrative Agent hereunder, under any Note or any other Facility Document for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender's Lending Office.


          ARTICLE 3. THE LETTERS OF CREDIT.

     Section 3.01. Letters of Credit. (a) Subject to the terms and conditions of this Agreement, the Issuing Lender, on behalf of the Lenders, and in reliance on the agreement of the Lenders set forth in Section 3.04, agrees to issue on any Banking Day prior to the Revolving Credit Termination Date, for the account of the Borrower, irrevocable documentary and standby letters of credit or bank guarantees in such form as may from time to time be approved by the Issuing Lender acting reasonably (together with the applications therefor, the "Letters of Credit"); provided that on the date of the issuance of any Letter of Credit, and after giving effect to such issuance, the Letter of Credit Obligations shall not exceed the Letter of Credit Availability.

          (b) Each Letter of Credit shall (i) have an expiry date no later than the earlier of (A) one year from the date of issuance provided that such Letter of Credit may automatically renew for subsequent one year terms upon the failure of the Issuing Lender to provide sixty days' prior written notice of termination to the Borrower and (B) the Revolving Credit Termination Date, (ii) be denominated in Dollars, (iii) be in a minimum face amount of $100,000 and (iv) provide for the payment of sight drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein or when such documents are presented, as the case may be.

     Section 3.02. Purposes. The Borrower shall use the Letters of Credit for the purpose of securing obligations incurred in the ordinary course of business.

     Section 3.03. Procedures for Issuance of Letters of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein an application therefor in such form as may from time to time be approved by the Issuing Lender acting reasonably, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any application, the Issuing Lender will process such application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the requested Letter of Credit in such customized form as may reasonably be requested by the Borrower (but in no event shall the Issuing Lender issue any Letter of Credit later than five Banking Days after receipt of the application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof.

     Section 3.04. Participating Interests. In the case of each Letter of Credit, effective as of the date of the issuance thereof, the Issuing Lender agrees to allot and does allot to each other Lender, and each such Lender severally and irrevocably agrees to take and does take a Participating Interest in such Letter of Credit in a percentage equal to such Lender's pro rata share of the Letter of Credit Obligations (calculated based on its Revolving Credit Commitment Percentage). On the date that any Lender becomes a party to this Agreement in accordance with Section 12.05, Participating Interests in any outstanding Letter of Credit held by the transferor Lender from which such transferee Lender acquired its interest hereunder shall be proportionately reallotted between such transferee Lender and such transferor Lender. Each Participating Lender hereby agrees that its obligation to participate in each Letter of Credit, and to pay or to reimburse the Issuing Lender for its participating share of the drafts drawn thereunder, is absolute, irrevocable and unconditional and shall not be affected by any circumstances whatsoever, including, without limitation, the occurrence and continuance of any Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or other reduction whatsoever.

     Section 3.05. Payments. (a) In order to induce the Issuing Lender to issue the Letters of Credit, the Borrower hereby agrees to reimburse the Issuing Lender, unless such Reimbursement Obligation has been accelerated pursuant to
Section 10.02, by not later than 1:00 p.m., New York City time, on each date that the Borrower has been notified by the Issuing Lender that any draft presented under any Letter of Credit is paid by the Issuing Lender, for (i) the amount of the draft paid by the Issuing Lender and (ii) the amount of any taxes, fees, charges or other reasonable costs or expenses whatsoever incurred by the Issuing Lender in connection with any payment made by the Issuing Lender under, or with respect to, such Letter of Credit. Each such payment shall, subject to the next sentence hereof, be made to the Issuing Lender at its office specified in Section 12.06, in lawful money of the United States and in immediately available funds by not later than 1:00 p.m., New York City time, on the day that payment is made by the Issuing Lender (or, if such drawing occurs after 1:00 p.m. New York City time, on the next succeeding Banking Day). If such payment is not made in full, all amounts remaining unpaid by the Borrower under this
Section 3.05 shall, to the extent otherwise permitted hereunder, automatically be deemed to be a borrowing as Revolving Credit Loans bearing interest at the Variable Rate plus the Interest Margin. Except as otherwise permitted by the preceding sentence, interest on any and all amounts remaining unpaid by the Borrower under this Section 3.05 at any time from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full shall be payable to the Issuing Lender on demand at a fluctuating rate per annum equal to the Default Rate.

          (b) In the event that the Issuing Lender makes a payment (a "Letter of Credit Funding") under any Letter of Credit and is not reimbursed in full therefor on the date of such Letter of Credit Funding, in accordance with the terms hereof, the Issuing Lender will promptly through the Administrative Agent notify each Participating Lender that acquired its Participating Interest in such Letter of Credit from the Issuing Lender. No later than the close of business on the date such notice is given if such notice is given, each such Participating Lender will transfer to the Administrative Agent, for the account of the Issuing Lender, in immediately available funds, an amount equal to such Participating Lender's pro rata share of the unreimbursed portion of such Letter of Credit Funding (calculated based on its Revolving Credit Commitment Percentage), together with interest, if any, accrued thereon from and including the date of such transfer at a rate per annum equal to the Federal Funds Rate plus two percent (2%).

          (c) Whenever, at any time after the Issuing Lender has made a Letter of Credit Funding and has received from any Participating Lender such Participating Lender's pro rata share of the unreimbursed portion of such Letter of Credit Funding, the Issuing Lender receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, the Issuing Lender will distribute to the Administrative Agent, for the account of such Participating Lender, its pro rata share thereof; provided, however, that in the event that the receipt by the Issuing Lender of such reimbursement or such payment of interest (as the case may be) is required to be returned, such Participating Lender will promptly return to the Administrative Agent, for the account of the Issuing Lender, any portion thereof previously distributed by the Issuing Lender to it.

     Section 3.06. Further Assurances. The Borrower hereby agrees to do and perform any and all acts and to execute any and all further instruments from time to time reasonably requested by the Issuing Lender more fully to effect the purposes of this Agreement and the issuance of the Letters of Credit hereunder.

     Section 3.07. Obligations Absolute. The payment obligations of the Borrower under Section 3.05 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

          (a) the existence of any claim, set-off, defense or other right which the Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender or any Participating Lender, or any other Person, whether in connection with this Agreement, any other Facility Document, the transactions contemplated herein, or any unrelated transaction;

          (b) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, provided that this subparagraph (b) shall not relieve the Issuing Lender of any liability determined to have resulted from the gross negligence or willful misconduct of the Issuing Lender;

          (c) payment by the Issuing Lender under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit, provided that this subparagraph (c) shall not relieve the Issuing Lender of any liability determined to have resulted from the gross negligence or willful misconduct of the Issuing Lender; or

          (d) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing, provided that this subparagraph (d) shall not relieve the Issuing Lender of any liability determined to have resulted from the gross negligence or willful misconduct of the Issuing Lender.

     Section 3.08. Cash Collateral Account. If the Commitments are duly terminated and all amounts owing under this Agreement, the Notes and the Reimbursement Obligations become due and payable pursuant to Section 10, the Borrower shall deposit with the Administrative Agent, on the date such obligations become due and payable, an amount in cash or Domestic Cash Equivalents equal to the Letter of Credit Obligations as of such date and the Letter of Credit fees in accordance with Section 3.09. Such amount shall be deposited in a cash collateral account to be established by the Administrative Agent, for the benefit of the Issuing Lender and the Participating Lenders, and shall constitute collateral security for the Letter of Credit Obligations and other amounts owing hereunder. All amounts in such cash collateral account shall be maintained pursuant to a cash collateral account agreement which shall grant to the Administrative Agent a security interest in all such funds and in any investments made therewith or proceeds thereof to secure payment to the Administrative Agent of Reimbursement Obligations with respect to outstanding Letters of Credit. In the event that the Administrative Agent makes any Letter of Credit Funding, the Administrative Agent may withdraw funds on deposit to make reimbursement of such Letter of Credit Funding, in an amount equal to such Letter of Credit Funding. Upon payment by the Borrower of all Reimbursement Obligations with respect to Letters of Credit or the termination or other expiration of all Letters of Credit, remaining funds on deposit in the cash collateral account shall be returned promptly to the Borrower.

     Section 3.09. Letter of Credit Fees. (a) The Borrower agrees to pay the Administrative Agent, for the account of the Issuing Lender and the Participating Lenders, a non-refundable letter of credit fee of (a) with respect to each documentary Letter of Credit, an amount equal to one-half of one percent of the face amount under such documentary Letter of Credit payable on payment thereof and (b) with respect to each standby Letter of Credit, an amount computed at the rate of one and one quarter percent per annum of the aggregate undrawn amount under each standby Letter of Credit, calculated on the basis of a year of 360 days for the actual number of days elapsed, payable in arrears on the fifteenth day of each March, June, September and December, commencing on the first such date after the Closing Date.

          (b) The Borrower agrees to pay the Issuing Lender, for its own account, its normal and customary administration, amendment, transfer, payment and negotiation fees charged in connection with its issuance and administration of letters of credit.

          ARTICLE 4. YIELD PROTECTION; ILLEGALITY; ETC.

     Section 4.01. Additional Costs. (a) The Borrower or the Subsidiary Borrower, as applicable, shall pay directly to each Lender from time to time on demand such amounts as such Lender may determine (and reasonably substantiate) to be necessary to compensate it for any costs which such Lender determines are attributable to its making or maintaining any Fixed Rate Loans under this Agreement or its Notes or its obligation to make any such Fixed Rate Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any such Fixed Rate Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change relating to any such Fixed Rate Loans or such obligation which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Notes in respect of any of such Fixed Rate Loans (other than taxes imposed on the overall net income of such Lender or of its Lending Office for any of such Fixed Rate Loans by the jurisdiction in which such Lender has its principal office or such Lending Office); or (ii) imposes or modifies any reserve, special deposit, deposit insurance or assessment, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Fixed Rate Loans or any deposits referred to in the definition of "LIBO Base Rate" or "NIBO Base Rate" in Section 1.01); or (iii) imposes any other condition affecting this Agreement or its Notes (or any of such extensions of credit or liabilities). Each Lender will notify the Borrower or the Subsidiary Borrower, as applicable, of any event occurring after the date of this Agreement which will entitle such Lender to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. If any Lender requests compensation from the Borrower or the Subsidiary Borrower, as applicable, under this Section 4.01(a), or under Section 4.01(c), the Borrower or the Subsidiary Borrower, as applicable, may, by notice to such Lender (with a copy to the Administrative Agent), require that such Lender's affected Fixed Rate Loans with respect to which such compensation is requested be converted in accordance with Section 4.04. If any taxes are imposed for which the Borrower or the Subsidiary Borrower, as applicable, would be required to make a payment under this Section 4.01, the applicable Lender shall use its best efforts to avoid or reduce such taxes by taking any appropriate action (including, without limitation, assigning its rights hereunder to a related entity or a different Lending Office).

          (b) Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Fixed Rate Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Fixed Rate Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower or the Subsidiary Borrower, as applicable (with a copy to the Administrative Agent), the obligation of such Lender to make or renew Fixed Rate Loans, and to convert Variable Rate Loans to Fixed Rate Loans hereunder shall be suspended until the date such Regulatory Change ceases to be in effect (and all affected Fixed Rate Loans held by such Lender then outstanding shall be converted in accordance with Section 4.04).

          (c) Without limiting the effect of the foregoing provisions of this
Section 4.01 (but without duplication), the Borrower or the Subsidiary Borrower, as applicable, shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to the maintenance by it or any of its affiliates pursuant to any law or regulation of any jurisdiction or any interpretation, directive or request (whether or not having the force of law and whether in effect on the date of this Agreement or thereafter) of any court or governmental or monetary authority of capital in respect of its Loans hereunder, its obligation to make Loans hereunder or its obligation to issue, or participate in, any Letter of Credit (such compensation to include, without limitation, an amount equal to any reduction in return on assets or equity of such Lender to a level below that which it could have achieved but for such law, regulation, interpretation, directive or request). Each Lender will notify the Borrower or the Subsidiary Borrower, as applicable, if it is entitled to compensation pursuant to this Section 4.01(c) as promptly as practicable after it determines to request such compensation.

          (d) Determinations and allocations by a Lender for purposes of this
Section 4.01 of the effect of any Regulatory Change pursuant to subsections (a) or (b), or of the effect of capital maintained pursuant to subsection (c), on its costs of making or maintaining Loans, its obligation to make Loans or its obligation to issue, or participate in, any Letter of Credit, or on amounts receivable by, or the rate of return to, it in respect of Loans or such obligation, and of the additional amounts required to compensate such Lender under this Section 4.01, shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

     Section 4.02. Limitation on Fixed Rate Loans. Anything herein to the contrary notwithstanding, if:

          (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "LIBO Base Rate" or "NIBO Base Rate" in Section 1.01 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for any Fixed Rate Loans as provided in this Agreement; or

          (b) the Required Lenders determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Fixed Base Rate" in Section 1.01 upon the basis of which the rate of interest for any Fixed Rate Loans is to be determined do not adequately cover the cost to the Lenders of making or maintaining such Fixed Rate Loans; or

          (c) in the case of Fixed Rate Loans denominated in Norwegian Krone, any Lender shall determine (which determination shall be conclusive) and notify the Administrative Agent that Norwegian Krone is not available in the relevant amounts or for the relevant period, or that a change in national or international controls has occurred which would, in the opinion of such Lender, make it impracticable for such Lender to make, fund or maintain its Fixed Rate Loans to be made in Norwegian Krone or for the Subsidiary Borrower to pay the principal of or interest on such Fixed Rate Loans as provided in this Agreement;

then the Administrative Agent shall give the Borrower or the Subsidiary Borrower, as applicable, and each Lender prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make or renew affected Fixed Rate Loans or to convert Variable Rate Loans into affected Fixed Rate Loans and the Borrower or the Subsidiary Borrower, as applicable, shall, on the last day(s) of the then current Interest Period(s) for the outstanding affected Fixed Rate Loans, either prepay such Fixed Rate Loans or convert such Fixed Rate Loans into Variable Rate Loans in accordance with
Section 2.05.

     Section 4.03. Illegality. Notwithstanding any other provision in this Agreement, in the event that it becomes unlawful for any Lender or its Lending Office to honor its obligation to make, maintain or renew Fixed Rate Loans hereunder or convert Variable Rate Loans into Fixed Rate Loans, then such Lender shall promptly notify the Borrower or the Subsidiary Borrower, as applicable, thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or renew Fixed Rate Loans and to convert other Variable Rate Loans into Fixed Rate Loans hereunder shall be suspended until such time as such Lender may again make, renew, or convert and maintain such Fixed Rate Loans and such Lender's outstanding Fixed Rate Loans, as the case may be, shall be converted in accordance with Section 4.04.

     Section 4.04. Certain Conversions Pursuant to Sections 4.01 and 4.03. If Fixed Rate Loans are to be converted pursuant to Section 4.01 or 4.03, such Lender's Fixed Rate Loans shall be automatically converted into Variable Rate Loans on the last day(s) of the then current Interest Period(s) for such Lender's Fixed Rate Loans (or, in the case of a conversion required by Section
4.01 or 4.03, on such earlier date as such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.01 or
4.03 which gave rise to such conversion no longer exist:

          (a) to the extent that such Lender's Fixed Rate Loans have been so converted, all payments and prepayments of principal which would otherwise be applied to such Lender's Fixed Rate Loans shall be applied instead to its Variable Rate Loans; and

          (b) all Fixed Rate Loans which would otherwise be made or renewed by such Lender as Fixed Rate Loans shall be made instead as Variable Rate Loans and all Variable Rate Loans of such Lender which would otherwise be converted into Fixed Rate Loans shall remain as Variable Rate Loans.

     If such Lender gives notice to the Borrower or the Subsidiary Borrower, as applicable (with a copy to the Administrative Agent) that the circumstances specified in Section 4.01 or 4.03 which gave rise to the conversion of such Lender's Fixed Rate Loans pursuant to this Section 4.04 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Fixed Rate Loans are outstanding, such Lender's Variable Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Fixed Rate Loans to the extent necessary so that, after giving effect thereto, all Fixed Rate Loans held by the Lenders holding Fixed Rate Loans and by such Lender are held pro rata (as to principal amounts, types, classes and Interest Periods) in accordance with their respective Commitments.

     Section 4.05. Certain Compensation. The Borrower and the Subsidiary Borrower, as applicable, shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense which such Lender determines is attributable to:

          (a) any payment, prepayment, conversion or renewal of a Fixed Rate Loan made by such Lender on a date other than the last day of an Interest Period for such Fixed Rate Loan (whether by reason of acceleration or otherwise); or

          (b) any failure by the Borrower or the Subsidiary Borrower, as applicable, to borrow, convert into or renew a Fixed Rate Loan to be made, converted into or renewed by such Lender on the date specified therefor in the relevant notice under Sections 2.04, 2.05 or 2.07, as the case may be.

     Without limiting the foregoing, such compensation shall include an amount equal to the present value of the excess, if any, of: (i) the amount of interest which otherwise would have accrued on the principal amount so paid, prepaid, converted or renewed or not borrowed, converted or renewed for the period from and including the date of such payment, prepayment or conversion or failure to borrow, convert or renew to but excluding the last day of the then current Interest Period for such Fixed Rate Loan (or, in the case of a failure to borrow, convert or renew, to but excluding the last day of the Interest Period for such Fixed Rate Loan which would have commenced on the date specified therefor in the relevant notice) at the applicable rate of interest for such Fixed Rate Loan provided for herein; over
(ii) the amount of interest (as reasonably determined by such Lender) such Lender would have bid in the London interbank market (if such Loan is a Fixed Rate Loan) for Dollar or Norwegian Krone deposits for amounts comparable to such principal amount and maturities comparable to such period. A determination of any Lender as to the amounts payable pursuant to this Section 4.05 shall be conclusive absent manifest error.

     Section 4.06. Taxes. Each of the Borrower and the Subsidiary Borrower covenants and agrees that:

          (a) All payments on account of the principal of and interest on the Loans and the Notes, and all other amounts payable by the Borrower or the Subsidiary Borrower hereunder, under any Note or under any other Facility Document, including without limitation amounts payable under Section 4.06(b), shall be made without any set-off or counterclaim and free and clear of and without reduction by reason of, all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings whatsoever (other than taxes imposed on the overall net income of any Lender, or of its applicable Lending Office, by the jurisdiction in which such Lender's principal office or its applicable Lending Office is located), and all interest, penalties or similar amounts with respect thereto, now or hereafter imposed, assessed, levied or collected by any country or any political subdivision or taxing authority thereof or therein or by any federation or association of or with which any country may be a member or associated or by any jurisdiction from which any payment hereunder or under any
Note is made or any taxing authority thereof or therein, on or in respect of this Agreement, the Loans, any Note, any other Facility Document, the recording, registration, notarization or other formalization of any thereof, the enforcement thereof or the introduction thereof in any judicial proceedings, or on or in respect of any payments of principal, interest, premiums, charges, fees or other amounts made on, under or in respect of any thereof (hereinafter called "Taxes"), all of which will be paid by the Borrower or the Subsidiary Borrower, as applicable, for its own account, prior to the date on which penalties attach thereto;

          (b) The Borrower and the Subsidiary Borrower, as applicable, shall indemnify each Lender against, and reimburse each Lender on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and reasonable legal fees (net of any refunds or tax credits for such Taxes which such Lender shall actually receive or utilize), which such Lender may incur at any time arising out of or in connection with any failure of the Borrower or the Subsidiary Borrower, as applicable, to make any payments of Taxes when due;

          (c) In the event that the Borrower or the Subsidiary Borrower is required by applicable law, decree or regulation to deduct or withhold Taxes from any amounts payable to any Lender on, under or in respect of this Agreement, the Loans, any Note or any other Facility Document, the Borrower and the Subsidiary Borrower, as applicable, shall pay to such Lender such additional amount(s) as may be required, after the deduction or withholding of Taxes, to enable such Lender to receive from the Borrower or the Subsidiary Borrower, as applicable, an amount equal to the amount stated to be payable by the Borrower or the Subsidiary Borrower, as applicable, to such Lender under this Agreement, its Note held by such Lender or under any other Facility Document;

          (d) The Borrower and the Subsidiary Borrower, as applicable, shall furnish to each Lender the official tax receipts in respect of each payment of Taxes required under this Section 4.06 within 30 days after the date such payment is due pursuant to applicable law, and the Borrower and the Subsidiary Borrower, as applicable, shall promptly furnish to each Lender at its request any other information, documents and receipts that such Lender may, in its reasonable discretion from time to time, require to establish to its satisfaction that full and timely payment has been made of all Taxes required to be paid under this Section 4.06; and

          (e) In the event that the payments by the Borrower or the Subsidiary Borrower, as applicable, hereunder become exempt from or not subject to Taxes, the Borrower or the Subsidiary Borrower, as applicable, will, upon the reasonable request of any Lender, furnish to such Lender either a certificate from each appropriate taxing authority or an opinion of counsel reasonably acceptable to such Lender, in either case stating that payments hereunder are exempt from or not subject to Taxes.


          ARTICLE 5. CONDITIONS PRECEDENT.

     Section 5.01. Documentary Conditions Precedent. The obligations of the Lenders to make the Loans constituting the initial borrowing and of the Issuing Lender to issue the initial Letter of Credit are subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date each of the following, in form and substance satisfactory to the Administrative Agent and its counsel:

          (a) counterparts of this Agreement duly executed by each of the Borrower, the Subsidiary Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent;

          (b) the Swingline Notes duly executed by the Subsidiary Borrower;

          (c) evidence that all actions necessary or appropriate (or, in any event, as may be requested by the Administrative Agent) to create, perfect or protect the Liens created or purported to be created by the Security Agreement, the Intellectual Property Security Agreement and the Pledge Agreement have been taken including, without limitation, (i) the execution of financing statements (UCC-1) by the

New Subsidiary Guarantor, (ii) the execution of supplements to the Intellectual Property Security Agreement by each of the Obligors, (iii) the delivery of stock certificates representing all of the outstanding Capital Stock of the New Subsidiary Guarantor held by the Borrower and representing 65% of the outstanding voting Capital Stock of the Subsidiary Borrower together with undated stock powers executed in blank, (iv) the delivery of a secured promissory note in a principal amount not less than $10,000,000 (representing advances made by the Borrower to the Subsidiary Borrower to acquire substantially all of the assets of Old ETP) in suitable form for transfer by endorsement and delivery and the assignment of all collateral granted in connection therewith, (v) a secured promissory note representing all loans and advances by the Borrower to the New Subsidiary Guarantor in suitable form for transfer by endorsement and delivery and the assignment of all collateral granted in connection therewith and (vi) all promissory notes representing all loans and advances by the Borrower to NextWave or DCR in suitable form for transfer by endorsement and delivery;

          (d) evidence that the Subordination Agreement shall have been amended to increase the maximum permissible "Senior Debt" to an amount not less than $22,500,000;

          (e) certificates or other evidence of casualty and business interruption insurance policies covering all of the Property subject to the Lien of the Administrative Agent under the Security Documents with appropriate loss payable endorsements indicating assignment of proceeds thereunder to the Administrative Agent and certificates or other evidence of liability insurance with appropriate endorsements indicating the coverage of the Administrative Agent as an additional insured, in each case containing endorsements requiring at least 30 days prior written notice to the Administrative Agent of noncancellation, nonrenewal or other material change and which shall provide such other terms and conditions as the Administrative Agent may reasonably require;

          (f) a certificate of the Secretary of each of the Obligors dated the Closing Date, attesting to all corporate or limited liability company action taken by such Obligor, including resolutions of its Board of Directors or Members Committee authorizing the execution, delivery and performance of each of the Facility Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

          (g) a legal opinion of Peter Deliso, Esq., General Counsel to the LCC Consolidated Entities, in substantially the form of EXHIBIT C1 and as to such other matters as the Administrative Agent may reasonably request;

          (h) a legal opinion of Wikborg, Rein & Co., Norwegian counsel to the Subsidiary Borrower, in substantially the form of EXHIBIT C2 and as to such other matters as the Administrative Agent may reasonably request;

          (i) evidence of the repayment in full of all indebtedness owed to DNB Bank, Norway under that certain line of credit entered into with Old ETP and assumed by the Subsidiary Borrower and the release or assignment of all collateral granted in connection therewith;

          (j) certified complete and correct copies of the ETP Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof);

          (k) certified complete and correct copies of each of the financial statements referred to in Section 6.05; and

          (l) an initial borrowing notice of the Borrower or the Subsidiary Borrower, as applicable, relating to the Loans to be made and the Letters of Credit to be issued on the Closing Date together with a letter from such Person containing wire transfer instructions and account information relating to the funds to be made available by the Lenders to the Borrower or the Subsidiary Borrower, as applicable, on the Closing Date.

     Section 5.02. Additional Conditions Precedent. The obligations of the Lenders to make any Loans pursuant to a borrowing which increases the amount outstanding hereunder (including the initial borrowing) or to issue any Letters of Credit shall be subject to the further conditions precedent that on the date of such Loans or the issuance of such Letters of Credit the following statements shall be true: (a) the representations and warranties contained in Article 6 and in each of the other Facility Documents are true and correct on and as of the date of such Loans or the issuance of such Letter of Credit as though made on and as of such date (provided that any representations and warranties which speak to a specific date shall remain true and correct as of such specific date); and (b) no Default or Event of Default has occurred and is continuing, or would result from such Loans or the issuance of Letters of Credit.

     Section 5.03. Deemed Representations. Each notice of borrowing or request for the issuance of a Letter of Credit hereunder and acceptance by the Borrower or the Subsidiary Borrower, as applicable, of the proceeds of such borrowing or the benefit of such Letter of Credit shall constitute a representation and warranty that the statements contained in Section 5.02 are true and correct both on the date of such notice or request and, unless the Borrower or the Subsidiary Borrower, as applicable, otherwise notifies the Administrative Agent prior to such borrowing or such issuance, as of the date of such borrowing or such issuance.

          ARTICLE 6. REPRESENTATIONS AND WARRANTIES.

     Each of the Obligors hereby represents and warrants that:

     Section 6.01. Organization, Good Standing and Due Qualification. Each of the LCC Consolidated Entities is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or limited liability company power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each other jurisdiction in which such qualification is required and in which such failure to so qualify or be in good standing could not reasonably be expected to have a Material Adverse Effect.

     Section 6.02. Power and Authority; No Conflicts. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party have been duly authorized by all necessary limited liability company, corporate and partnership action and do not and will not: (a) require any consent or approval of its members which has not been obtained; (b) contravene its organizational documents; (c) violate any provision of, or require any filing (other than the filings required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Parent or any of its Subsidiaries; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Parent or any of its Subsidiaries is a party or by which their respective Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Parent or any of its Subsidiaries; or (f) cause the Parent or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

     Section 6.03. Legally Enforceable Agreements. Each Facility Document to which any Obligor is a party is, or when delivered under this Agreement will be, a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     Section 6.04. Litigation. Except as set forth on SCHEDULE 6.04, there are no material actions, suits or proceedings pending or, to the knowledge of any Obligor, threatened, against or affecting any LCC Consolidated Entity before any Governmental Authority.

     Section 6.05.  Financial Statements.

          (a) The consolidated balance sheets of the Borrower and its Subsidiaries as at December 31, 1996, 1995 and 1994, and the related consolidated statements of income, cash flows and shareholders' equity (or members' capital) of the Borrower and its Subsidiaries, for the Fiscal Years then ended, and the accompanying footnotes, together with the opinion on the consolidated statements of KPMG Peat Marwick, independent certified public accountants, and the interim unaudited consolidated balance sheet of the LCC Consolidated Entities as at September 30, 1997, and the related statements of income and cash flow of the Borrower and its Subsidiaries, for the nine month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the LCC Consolidated Entities at such dates and the results of the operations of the LCC Consolidated Entities for the periods covered by such statements, all in accordance with GAAP consistently applied.

          (b) The combined balance sheets of the LCC Predecessor Entities as at December 31, 1993, 1992 and 1991, and the related combined statements of income, cash flows and shareholders' equity of the LCC Predecessor Entities, for the Fiscal Year then ended, and the accompanying footnotes, together with the opinion thereon of KPMG Peat Marwick, independent certified public accountants, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of the LCC Predecessor Entities at such dates and the results of the operations of the LCC Predecessor Entities for the periods covered by such statements, all in accordance with GAAP consistently applied.

          (c) The balance sheet of Old ETP as at December 31, 1995 and the related consolidated statement of income of Old ETP for the Fiscal Years then ended, and the accompanying footnotes, together with the opinion on the statements of KPMG Peat Marwick, independent certified public accountants, and the interim unaudited consolidated balance sheet of Old ETP as at September 30, 1996, and the related statements of Old ETP for the nine month period then ended, copies of which have been furnished to each of the Lenders, are complete and correct in all material respects and fairly present the financial condition of Old ETP at such dates and the results of the operations of Old ETP for the periods covered by such statements, all in accordance with GAAP consistently applied.

          (d) The most recent operating plan delivered to the Lenders for the LCC Consolidated Entities for their current and subsequent Fiscal Years, including budget, personnel, facilities, capital expenditure and research and development projections, on an annual basis, and projected income and cash flow statements for each such Fiscal Year, on an annual basis, incorporating the items detailed in such operating plan for each such Fiscal Year, and accompanied by a description of the material assumptions used in making such operating plan, have each been prepared in good faith and are based on reasonable estimates for the operating performance of the LCC Consolidated Entities on and after the Closing Date.

          (e) Except as set forth in the consolidated balance sheet of the LCC Consolidated Entities as of September 30, 1997, there are no liabilities of any LCC Consolidated Entity, fixed or contingent, which are material but are not reflected in such financial statements or in such notes and which would be required to be recorded in such financial statements or notes in accordance with GAAP. No information, exhibit or report furnished by any LCC Consolidated Entity to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Facility Document contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not materially misleading. Since September 30, 1997, there has been no change which could reasonably be expected to have a Material Adverse Effect.

     Section 6.06. Ownership and Liens. Each of the LCC Consolidated Entities has title to, or valid leasehold interests in, all of its Properties reflected in the financial statements referred to in Section 6.05 (other than any Properties disposed of in the ordinary course of business), and none of the Properties owned or leased by any LCC Consolidated Entity is subject to any Lien, except as may be permitted hereunder and except for the Liens created by the Security Documents; provided that no Obligor is making any representation or warranty with respect to Liens affecting the fee interest in real Property leased to any LCC Consolidated Entity and not owned by another LCC Consolidated Entity.

     Section 6.07. Taxes. Except as set forth on SCHEDULE 6.07 or as otherwise permitted under Section 7.06, each of the LCC Consolidated Entities has filed (or obtained extensions for) all tax returns (domestic, foreign, federal, state and local) required to be filed and has paid or provided adequate reserves for all taxes, assessments and governmental charges and levies shown thereon to be due, including interest and penalties. The charges, accruals and reserves on the books of the LCC Consolidated Entities in respect of taxes, assessments and other governmental charges are adequate.

     Section 6.08. ERISA. Each Domestic Plan, Foreign Plan and, to the best knowledge of each Obligor, Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other applicable domestic, foreign, federal, state or local law, and no event or condition is occurring or exists concerning which any LCC Consolidated Entity would be under an obligation to furnish a report to the Lenders in accordance with Section 7.08(j). Each of the LCC Consolidated Entities and the ERISA Affiliates has fulfilled its obligations under the minimum funding standards of ERISA, the Code and any other applicable domestic, foreign, federal, state or local law.

     Section 6.09. Subsidiaries and Affiliates. As of the Closing Date, SCHEDULE
6.09 sets forth the name of (a) each Subsidiary of each LCC Consolidated Entity, in each case showing (i) the jurisdiction of organization of each such Subsidiary and (ii) percentage of such LCC Consolidated Entity's ownership in such Subsidiary and (b) each Affiliate of each LCC Consolidated Entity, in each case showing (i) the percentage of such Affiliate's ownership interest in such LCC Consolidated Entity, (ii) the percentage of such LCC Consolidated Entity's ownership interest in such Affiliate, and (iii) the percentage of the common controlling person's interest in such LCC Consolidated Entity and such Affiliate. All of the outstanding shares of Capital Stock of each LCC Consolidated Entity are validly issued, fully paid and nonassessable. Except as set forth on SCHEDULE 6.09, no LCC Consolidated Entity owns or holds the right to acquire any shares of stock or any other security or interest in any other Person.

     Section 6.10. Credit Arrangements. As of the Closing Date, SCHEDULE 6.10 is a complete and correct list of all credit agreements, indentures, purchase agreements, Guaranties, Capital Leases and other investments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which any LCC Consolidated Entity is in any manner directly or contingently obligated; and the maximum principal or face amounts of the credit in question, outstanding and which can be outstanding, are correctly stated, and all Liens of any nature given or agreed to be given as security therefor are correctly described or indicated in such Schedule (except that Liens permitted under Section 8.03 are described as of September 30, 1996).

     Section 6.11. Material Contracts. As of September 30, 1996, SCHEDULE 6.11 contains a complete and correct list of all revenue-producing contracts and all Material Contracts between any LCC Consolidated Entity and another Person or other Persons. Each of the LCC Consolidated Entities and, to the knowledge of the Borrower, each other party thereto have in all material respects performed all the obligations required to be performed by them to date, have received no notice of default and are not in default under any Material Contract now in effect to which any LCC Consolidated Entity is a party or by which it or its Property may be bound. Except as set forth on SCHEDULE 6.11, each of the Material Contracts is in full force and effect with no default, anticipated or threatened default or failure of performance or observance of any obligations or conditions contained therein, and none of the foregoing parties nor any LCC Consolidated Entity has provided any notice of default or of its intention to terminate any Material Contract.

     Section 6.12. Proprietary Rights. As of the Closing Date, SCHEDULE 6.12 contains a complete and accurate list of (a) all patents, registered and unregistered trademarks, registered service marks, and registered copyrights owned or filed by any LCC Consolidated Entity (other than the Subsidiary Borrower) and (b) all licenses and other rights granted by any third party to any LCC Consolidated Entity (other than the Subsidiary Borrower) with respect to any Proprietary Rights used in the conduct of its business (excluding shrink wrap licenses held by any LCC Consolidated Entity with respect to software for internal use), the unavailability of which could reasonably be expected to have a Material Adverse Effect. Except for licenses granted to customers and distributors in the ordinary course of business and except as set forth on
SCHEDULE 6.12, no LCC Consolidated Entity (other than the Subsidiary Borrower) has granted licenses or other rights to any third party with respect to any Proprietary Rights. Each of the LCC Consolidated Entities owns or has sufficient right to use pursuant to a valid and enforceable license all Proprietary Rights necessary for the conduct of its business without infringing the rights of others except for such infringements as could not reasonably be expected to have a Material Adverse Effect. No loss or expiration of any Proprietary Right, the loss or expiration of which could reasonably be expected to have a Material Adverse Effect, is pending or, to the knowledge of each Obligor, threatened. Each of the LCC Consolidated Entities has taken reasonable and appropriate steps to protect and preserve the confidentiality of its trade secrets and confidential information as outlined on SCHEDULE 6.12. Except as set forth on
SCHEDULE 6.12, (i) no LCC Consolidated Entity has received notice from any Person asserting the invalidity, misuse or unenforceability of any Proprietary Rights owned or used by any LCC Consolidated Entity and to the best knowledge of each Obligor, no such claims are threatened and there are no grounds for the same, (ii) within the last five years, no LCC Consolidated Entity has received a notice of nor is aware of any facts which in any LCC Consolidated Entity's reasonable judgment indicate a reasonable likelihood of any conflict with the asserted Proprietary Rights of others, (iii) to the best knowledge of each Obligor, the conduct of each LCC Consolidated Entity's business has not infringed or misappropriated and does not infringe or misappropriate any Proprietary Rights of other Persons, nor would any future conduct as presently proposed infringe any Proprietary Rights of other Persons, and the Proprietary Rights owned by any LCC Consolidated Entity are not currently being infringed or misappropriated by other Persons, except in each case for such infringements as could not reasonably be expected to have a Material Adverse Effect.

     Section 6.13. Hazardous Materials. Each of the LCC Consolidated Entities is in compliance with all Environmental Laws in effect in each jurisdiction where it is presently doing business. No LCC Consolidated Entity is subject to any liability under any Environmental Law.

     In addition, no LCC Consolidated Entity has received any (i) notice from any Governmental Authority by which any of its present or previously-owned or leased real Properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Environmental

Law as a Hazardous Material disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Environmental Law,
(ii) notice of any Lien arising under or in connection with any Environmental Law that has attached to any revenues of, or to, any of its owned or leased real Properties, or (iii) summons, citation, notice, directive, letter, or other written or oral communication from any Governmental Authority concerning any intentional or unintentional action or omission by such LCC Consolidated Entity in connection with its ownership or leasing of any real Property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Material into the environment resulting in any violation of any Environmental Law.

     Section 6.14. No Default on Outstanding Judgments or Orders. As of the Closing Date, each of the LCC Consolidated Entities has satisfied all judgments and no LCC Consolidated Entity is in default with respect to any final judgment, writ, injunction, decree, rule or regulation of any Governmental Authority.

     Section 6.15. No Defaults on Other Agreements. Except for the MCI Note Purchase Documents, no LCC Consolidated Entity is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate, partnership or limited liability company restriction which could have a Material Adverse Effect. No LCC Consolidated Entity is in default in any respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument material to its business to which it is a party.

     Section 6.16. Labor Disputes and Acts of God. Neither the Business nor the Properties of any LCC Consolidated Entity are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could have a Material Adverse Effect.

     Section 6.17. Governmental Regulation. Neither any LCC Consolidated Entity nor any Affiliate is subject to regulation under the Public Utility Holding Company Act of 1935, the Investment Company Act of 1940, the Interstate Commerce Act, the Federal Power Act or any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated hereby.

     Section 6.18. No Forfeiture. Neither any LCC Consolidated Entity nor any Affiliate is engaged in or proposes to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding and no Forfeiture Proceeding against any of them is pending or threatened.

     Section 6.19. Solvency. The present fair saleable value of the assets of each of the Borrower and the Subsidiary Borrower after giving effect to all the transactions contemplated by the Facility Documents and the funding of the Commitments and the issuance of the Letters of Credit hereunder exceeds the amount that will be required to be paid on or in respect of the existing Debts and other liabilities (including contingent liabilities) of each of the Borrower and the Subsidiary Borrower as they mature. The Property of each of the Borrower and the Subsidiary Borrower does not constitute unreasonably small capital for each of the Borrower and the Subsidiary Borrower to carry out its business as now conducted and as proposed to be conducted including the capital needs of each of the Borrower and the Subsidiary Borrower. Neither the Borrower nor the Subsidiary Borrower intends to, nor does either the Borrower or the Subsidiary Borrower believe that it will, incur Debts beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by each of the Borrower and the Subsidiary Borrower, and of amounts to be payable on or in respect of Debt of each of the Borrower and the Subsidiary Borrower). The cash available to each of the Borrower and the Subsidiary Borrower, after taking into account all other anticipated uses of the cash of each of the Borrower and the Subsidiary Borrower, is anticipated to be sufficient to pay all such amounts on or in respect of Debt of the Borrower when such amounts are required to be paid. Neither the Borrower nor the Subsidiary Borrower believes that final judgments against it in actions for money damages will be rendered at a time when, or in an amount such that, either the Borrower or the Subsidiary Borrower will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash available to the each of the Borrower and the Subsidiary Borrower after taking into account all other anticipated uses of the cash of each of the Borrower and the Subsidiary Borrower, is anticipated to be sufficient to pay all such judgments promptly in accordance with their terms.

     Section 6.20. MCI Note Purchase Documents. Each of the Lenders and the Administrative Agent has received a complete and correct copy of the MCI Note Purchase Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Each of the MCI Note Purchase Documents to which it is a party has been duly executed and delivered by Old LCC and the Parent and, to the best knowledge of the Borrower, MCI and is in full force and effect. Each of the representations and warranties of Old LCC and the Parent set forth in each of the MCI Note Purchase Documents is true and correct in all material respects as of the Closing Date. Each of the MCI Note Purchase Documents to which it is a party is a legal, valid and binding obligation of the Borrower and the Parent and, to the best knowledge of the Borrower, MCI enforceable against the Borrower and the Parent, and, to the best knowledge of the Borrower, MCI in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally. Each of the MCI Note Purchase Agreement and the MCI Subordinated Guaranty has been terminated and no party thereto has any further rights or obligations thereunder.

     Section 6.21. NextWave Investment Documents; DCR Investment Documents. Each of the Lenders and the Administrative Agent has received a complete and correct copy of the NextWave Investment Documents and the DCR Investment Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Each of the NextWave Investment Documents and the DCR Investment Documents has been duly executed and delivered by Old LCC and, to the best knowledge of the Borrower, DCR and is in full force and effect. To the best knowledge of the Borrower, each of the representations and warranties of NextWave and DCR set forth in each of the NextWave Investment Documents and the DCR Investment Documents is true and correct in all material respects as of the Closing Date. Each of the NextWave Investment Documents and the DCR Investment Documents is a legal, valid and binding obligation of the Borrower and, to the best knowledge of the Borrower, NextWave and DCR, respectively, enforceable against the Borrower and, to the best knowledge of the Borrower, NextWave and DCR, respectively, in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 6.22. ETP Acquisition Documents. Each of the Lenders and the Administrative Agent has received a complete and correct copy of the ETP Acquisition Documents (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments thereto, waivers relating thereto and other side letters or agreements affecting the terms thereof. Each of the ETP Acquisition Documents has been duly executed and delivered by the Subsidiary Borrower and, to the best knowledge of the Borrower, Old ETP and is in full force and effect. To the best knowledge of the Borrower, each of the representations and warranties of Old ETP set forth in each of the ETP Acquisition Documents is true and correct in all material respects as of the Closing Date. Each of the ETP Acquisition Documents is a legal, valid and binding obligation of the Subsidiary Borrower and, to the best knowledge of the Borrower, Old ETP enforceable against the Subsidiary Borrower and, to the best knowledge of the Borrower, Old ETP in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally.

     Section 6.23. Security Documents. The Security Documents are effective to create in favor of the Administrative Agent for the benefit of the Lenders a legal, valid and enforceable Lien on and security interest in all right, title and interest of each Obligor in the Collateral securing the Obligations. Except for Liens permitted under Section 8.03 entitled to priority by law, the Administrative Agent has a fully perfected and continuing first priority Lien on and security interest in the Collateral, free from all Liens other than Liens permitted under Section 8.03.

     Section 6.24. Senior Debt. The obligations of the Borrower hereunder and under the other Facility Documents constitute "Senior Debt" under and as defined in the Subordination Agreement and in the MCI Subordinated Notes with respect to the MCI Subordinated Notes.


          ARTICLE 7. AFFIRMATIVE COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall, and shall cause each of its Subsidiaries to:

     Section 7.01. Maintenance of Existence. Preserve and maintain its corporate, partnership or limited liability company existence and good standing in the jurisdiction of its organization and qualify and remain qualified as a foreign corporation, partnership or limited liability company in each jurisdiction in which such qualification is required, except with respect to (a) sales or other dispositions permitted under Section 8.08 and (b) mergers and consolidations permitted under Section 8.10.

     Section 7.02. Conduct of Business. Continue to primarily engage in the Business.

     Section 7.03. Maintenance of Properties. Maintain, keep and preserve all of its Properties (including, without limitation, its Proprietary Rights) necessary or useful in the proper conduct of the Business in good working order and condition, ordinary wear and tear excepted.

     Section 7.04. Maintenance of Records. Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP, reflecting all financial transactions of such LCC Consolidated Entity; provided that, with respect to each of the Foreign Subsidiaries, such entries may be made in accordance with generally accepted accounting principles in effect in its jurisdiction of organization until such time that such entries are consolidated with the entries of the Borrower and its Domestic Subsidiaries.

     Section 7.05. Maintenance of Insurance. Maintain insurance with financially sound and reputable insurance companies or associations rated "A" or better by A.M. Best Company, Inc. in such amounts and including such coverages (including, without limitation, casualty, workers compensation, liability and business interruption insurance) as are acceptable to an insurance broker of national reputation selected by the Borrower and reasonably acceptable to the Required Lenders and, in any event, as are usually carried by companies engaged in the same or a similar business and similarly situated, which insurance shall name the Administrative Agent as loss payee or additional insured, as its interest may appear, and shall contain a clause requiring the insurer to give not less than 30 days' notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever.

     Section 7.06. Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, any Environmental Law), such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its Property; provided, however, that no delinquency with respect to the payment of any tax, assessment or governmental charge shall represent a violation of this Section 7.06 so long as
(a) the obligation of any LCC Consolidated Entity to pay such tax, assessment or other governmental charge is being contested in good faith by appropriate proceedings and (b) adequate reserves in the good faith and reasonable judgment of the Borrower have been established with respect thereto.

     Section 7.07. Right of Inspection. At any reasonable time and from time to time, permit the Administrative Agent or any Lender or any agent or representative thereof, to examine and make copies and abstracts from the records and books of account of, and visit the Properties of, such LCC Consolidated Entity, and to discuss the affairs, finances and accounts of such LCC Consolidated Entity with its officers and directors and independent accountants.

     Section 7.08. Reporting Requirements. Furnish directly to each of the
Lenders:

          (a) as soon as available and in any event within 120 days after the end of each Fiscal Year, consolidated and unaudited consolidating balance sheets of the LCC Consolidated Entities as of the end of such Fiscal Year and consolidated and unaudited consolidating statements of income, cash flows and members' capital of the LCC Consolidated Entities for such Fiscal Year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an opinion on the consolidated statements acceptable to the Lenders by KPMG Peat Marwick or other independent accountants of national standing selected by the LCC Consolidated Entities;

          (b) as soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters, consolidated and consolidating balance sheets of the LCC Consolidated Entities as of the end of such Fiscal Quarter and consolidated statements of income, cash flows and members' capital of the LCC Consolidated Entities for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by the president or the chief financial officer of the LCC Consolidated Entities (subject to year-end adjustments);

          (c) simultaneously with the delivery of the financial statements referred to above, a Compliance Certificate of the president or chief financial officer of the Borrower (i) certifying that to the best of his knowledge no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and the action which is proposed to be taken with respect thereto and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

          (d) simultaneously with the delivery of the annual financial statements referred to in Section 7.08(a) for the Fiscal Year ending on December 31, 1996 and each Fiscal Year ending thereafter, a certificate of the independent public accountants who audited such statements (i) certifying to the effect that, in making the examination necessary for the audit of such statements, they have obtained no knowledge of any condition or event which constitutes a Default or Event of Default, or if such accountants shall have obtained knowledge of any such condition or event, specifying in such certificate each such condition or event of which they have knowledge and the nature and status thereof and (ii) with computations demonstrating compliance with the covenants contained in Article 9;

          (e) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a narrative explanation signed by the president or the chief financial officer of the Borrower of any material variance from the LCC Consolidated Entities' budget for the Fiscal Year that is reflected in such financial statements;

          (f) not later than the 30th day following the commencement of each Fiscal Year, (i) a projected consolidated balance sheet of the LCC Consolidated Entities for such Fiscal Year and the next four Fiscal Years on an annual basis and (ii) an operating plan for the LCC Consolidated Entities for such Fiscal Year and the next four Fiscal Years, including budget, personnel, facilities, capital expenditure and research and development projections on an annual basis and a projected consolidated income and cash flows statement for such Fiscal Years on an annual basis, incorporating the items detailed in such operating plan for such Fiscal Years, and accompanied by a description of the material assumptions used in making such operating plan;

          (g) promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any Governmental Authority against or affecting any LCC Consolidated Entity or any of their respective Properties;

          (h) as soon as possible and in any event within 10 days after any LCC Consolidated Entity knows or has reason to know of the occurrence of each Default or Event of Default a written notice setting forth the details of such Default or Event of Default and the action which is proposed to be taken by the LCC Consolidated Entities with respect thereto;

          (i) as soon as possible, and in any event within 10 days after any LCC Consolidated Entity knows or has reason to know that any of the events or conditions specified below with respect to any Domestic Plan, Foreign Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of such LCC Consolidated Entity setting forth details respecting such event or condition and the action, if any, which such LCC Consolidated Entity or an ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC or any other Governmental Authority by such LCC Consolidated Entity or an ERISA Affiliate with respect to such event or condition): (i) any reportable event, as defined in Section 4043(b) of ERISA, with respect to a Domestic Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code) and any request for a waiver under Section 412(d) of the Code for any Domestic Plan; (ii) the distribution under Section 4041 of ERISA or under any similar foreign law of a notice of intent to terminate any Domestic Plan or Foreign Plan or any action taken by such LCC Consolidated Entity or an ERISA Affiliate to terminate any Domestic Plan or Foreign Plan; (iii) the institution by the PBGC or any other Governmental Authority of proceedings under Section 4042 of ERISA or under any similar foreign law for the termination of, or the appointment of a trustee to administer, any Domestic Plan or any Foreign Plan, or the receipt by such LCC Consolidated Entity or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; (iv) the complete or partial withdrawal from a Multiemployer Plan by such LCC Consolidated Entity or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by such LCC Consolidated Entity or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; (v) the institution of a proceeding by a fiduciary or any Multiemployer Plan against such LCC Consolidated Entity or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; (vi) the adoption of an amendment to any Domestic Plan that pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Domestic Plan is a part if such LCC Consolidated Entity or an ERISA Affiliate fails to timely provide security to the Domestic Plan in accordance with the provisions of said Sections; (vii) any event or circumstance exists which may reasonably be expected to constitute grounds for such LCC Consolidated Entity or any ERISA Affiliate to incur liability under Title IV of ERISA or under Section 412(c)(11) or 412(n) of the Code with respect to any Domestic Plan; and (viii) the Unfunded Benefit Liabilities of one or more Domestic


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

Plans and Foreign Plans increase after the date of this Agreement in an amount which is material in relation to the financial condition of the Consolidated Entities; provided, however, that such increase shall not be deemed to be material so long as it does not exceed during any consecutive 3 year period $500,000;

          (j) promptly after the request of any Lender, copies of each annual report filed pursuant to Section 104 of ERISA with respect to each Domestic Plan (including, to the extent required by Section 104 of ERISA, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information referred to in Section 103) and each annual report filed with respect to each Domestic Plan under Section 4065 of ERISA; provided, however, that in the case of a Multiemployer Plan, such annual reports shall be furnished only if they are available to such LCC Consolidated Entity or an ERISA Affiliate;

          (k) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which any LCC Consolidated Entity sends to its holders of Capital Stock, and copies of all regular, periodic and special reports, and all registration statements which such LCC Consolidated Entity files with the Securities and Exchange Commission or any Governmental Authority which may be substituted therefor, or with any national securities exchange;

          (l) promptly after becoming aware of the existence of any violation or alleged violation of any Environmental Law by any LCC Consolidated Entity and with respect to any real Property owned or leased by any LCC Consolidated Entity, prompt written notice of and a description of the nature of such violation or alleged violation, what action such LCC Consolidated Entity is taking or proposes to take with respect thereto and, when known, any action taken, or proposed to be taken, by any Governmental Authority with respect thereto;

          (m) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a report describing any unscheduled termination, material amendment or material default under any Material Revenue-Producing Contract (whether or not constituting a Material Contract Termination), and the entering into of any new Material Revenue-Producing Contract;

          (n) at least once a Fiscal Year, a report of a reputable insurance broker with respect to all insurance maintained by the LCC Consolidated Entities together with a certificate of insurance evidencing the effectiveness of the policies of insurance required to be maintained pursuant the provisions of
Section 7.05;

          (o) simultaneously with the delivery of the financial statements referred to in Section 7.08(a) and Section 7.08(b), a report, with respect to each LCC Consolidated Entity, as to any new location or relocation of inventory or equipment, any new interests in real Property acquired, any new interests in Proprietary Rights obtained and any new equity interests acquired, together with such financing


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

statements, mortgages, assignments and stock certificates as may be necessary to perfect the Lien of the Administrative Agent under the Security Documents;

          (p) promptly after the commencement thereof or promptly after any LCC Consolidated Entity knows of the commencement or threat thereof, notice of any Forfeiture Proceeding;

          (q) damage to all or any part of the Property of any LCC Consolidated Entity by casualty or damage or taking of all or any part of any LCC Consolidated Entity by condemnation that would cause business interruption or would cause monetary loss in excess of $500,000 not otherwise covered by insurance; and

          (r) such other information respecting the condition or operations, financial or otherwise, of any LCC Consolidated Entity as the Administrative Agent or any Lender may from time to time reasonably request.

     Section 7.09. Additional Guarantors. Promptly upon any Person(s) becoming a Significant Subsidiary, cause such Significant Subsidiary to become a "Subsidiary Guarantor" and thereby an "Obligor" hereunder pursuant to the Assumption Agreement and deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by the Obligors pursuant to
Article 5 or as the Administrative Agent shall have reasonably requested.

     Section 7.10. After Acquired Real Property. Promptly upon acquiring any material interest in any real Property or, in the case of monopole towers acquired or constructed by the New Subsidiary Guarantor, on March 31, 1998, cause each Obligor to (a) immediately provide written notice thereof to the Administrative Agent, setting forth with specificity a description of the interest acquired, the location of such real Property, any structures or improvements thereon and the fair market value of such real Property; (b) as soon as practicable thereafter, execute and deliver to the Administrative Agent a mortgage or trust deed in a form reasonably acceptable to the Administrative Agent, together with such of the other documents and instruments as the Administrative Agent shall have reasonably requested; (c) deliver a mortgagee policy of title insurance for such real Property in an amount no less the fair market value of such real Property; and (d) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.

     Section 7.11. Certain Collateral Issues. Promptly on March 31, 1998, cause the Subsidiary Borrower to (a) secure its obligations under this Agreement, the Swingline Notes and the other Facility Documents pursuant to a security agreement in form and substance reasonably acceptable to the Administrative Agent together with such other documents and instruments as the Administrative Agent shall have reasonably requested and (b) deliver such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as the Administrative Agent shall have reasonably requested.


                         ARTICLE 8. NEGATIVE COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment, the Borrower shall not, and shall cause each of its Subsidiaries not to:

     Section 8.01. Debt. Create, incur, assume or suffer to exist any Debt, except:

          (a) Debt of the LCC Consolidated Entities under this Agreement, the Notes, the Letters of Credit, the Interest Rate Protection Agreements, the Currency Protection Agreements and the other Facility Documents;

          (b) Debt described on SCHEDULE 6.10 but no renewals, extensions or refinancings thereof;

          (c) Debt consisting of Guaranties permitted pursuant to Section 8.02;

          (d) Consolidated Subordinated Debt;

          (e) Debt under documentary and standby letters of credit exclusive of the Letters of Credit so long as the aggregate reimbursement obligations under such letters of credit together with the aggregate reimbursement obligations of all outstanding letters of credit described on Schedule 6.10 does not exceed at any time $750,000;

          (f) Debt of (i) any Obligor (other than the Subsidiary Borrower) to any other Obligor (other than the Subsidiary Borrower), (ii) the Borrower to any of its Subsidiaries so long as such Debt is subordinated to the Obligations on terms and conditions acceptable to the Required Lenders and (iii) any Subsidiary of the Borrower to the Borrower so long as (A) such Debt is evidenced by a promissory note on terms reasonably acceptable to the Required Lenders which promissory note shall be pledged to the Administrative Agent as collateral for the Obligations and (B) the aggregate principal amount of all such Debt does not exceed at any time $1,000,000;

          (g) accounts payable to trade creditors for goods or services which are not aged more than 120 days from billing date and current operating liabilities (other than for borrowed money) which are not more than 120 days past due, in each case incurred in the ordinary course of business and paid within the specified time, unless contested in good faith and by appropriate proceedings; and

          (h) Debt of any LCC Consolidated Entity secured by Purchase Money Liens permitted by Section 8.03(i) and any renewals, extensions or refinancings


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

thereof so long as the aggregate principal amount of all such Debt together with all Debt then outstanding secured by Purchase Money Liens described on SCHEDULE
6.10 does not exceed at any time $1,000,000.

     Section 8.02. Guaranties. Assume, guarantee, endorse or otherwise become directly or contingently responsible or liable for any Guaranty, except:

          (a) Guaranties by the Subsidiaries of the Borrower of the Obligations;

          (b) Guaranties by the Borrower of the Debt of other Persons so long as the aggregate amount of such Debt does not exceed at any time $1,000,000; and

          (c) Guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

          Section 8.03. Liens. Create, incur, assume or suffer to exist any Lien, upon or with respect to any of its Properties, now owned or hereafter acquired, except:

          (a) Liens in favor of the Administrative Agent on behalf of the Lenders securing the Obligations under this Agreement, the Notes, the Letters of Credit, the Interest Rate Protection Agreements, the Currency Protection Agreements and the other Facility Documents;

          (b) Liens for taxes or assessments or other government charges or levies if not yet due and payable or if due and payable if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

          (c) Liens imposed by law, such as mechanic's, materialmen's, landlord's, warehousemen's and carrier's Liens, and other similar Liens, securing obligations incurred in the ordinary course of business which are not past due for more than 60 days, or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established;

          (d) Liens under workmen's compensation, unemployment insurance, social security or similar legislation (other than ERISA);

          (e) Liens, deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases (permitted under the terms of this Agreement), public or statutory obligations, surety, stay, appeal, indemnity, performance or other similar bonds, or other similar obligations arising in the ordinary course of business;

          (f) judgment and other similar Liens arising in connection with court proceedings that do not exceed $500,000 in the aggregate; provided that the


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

execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

          (g) easements, rights-of-way, restrictions and other similar encumbrances which, in the aggregate, do not materially interfere with the occupation, use and enjoyment by any LCC Consolidated Entity of the Property encumbered thereby in the normal course of its business or materially impair the value of the Property subject thereto;

          (h) Liens described on SCHEDULE 6.10 provided that such Liens shall secure only those obligations which they secure on the date hereof;

          (i) Liens on Domestic Cash Equivalents securing the reimbursement obligations of any LCC Consolidated Entity under letters of credit permitted under Section 8.01(e); and

          (j) Purchase Money Liens; provided that (i) the Person owning any Property subject to such Lien is acquired or any Property subject to such Lien is acquired or constructed by any LCC Consolidated Entity and the Lien on any such Property is created within 120 days of such acquisition or construction;
(ii) the obligation secured by any Lien so created, assumed or existing shall not exceed 100% of the lesser of cost or fair market value as of the time of acquisition or construction of the Property covered thereby to such LCC Consolidated Entity acquiring or constructing the same; (iii) each such Lien shall attach, in the case of an acquisition, only to the Property so acquired, Property associated with such Property, fixed improvements thereon and the proceeds thereof and, in the case of construction, only to the Property so constructed, Property associated with such Property, the land thereunder, the fixed improvements attached thereto and the proceeds thereof; and (iv) the obligations secured by such Lien are permitted by the provisions of Section 8.01(h) and the related expenditure is permitted under Section 8.13.

     Section 8.04. Leases. Create, incur, assume or suffer to exist any obligation as lessee for the rental or hire of any Property, except:

          (a) leases existing on the date of this Agreement and any extensions or renewals thereof;

          (b) Capital Leases permitted by Section 8.01, Section 8.03 and Section 8.13; and

          (c) other leases, provided that Consolidated Rentals during any Fiscal Year shall not exceed $7,500,000.


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

     Section 8.05. Sale and Leaseback. Sell, transfer or otherwise dispose of any real or personal Property to any Person and thereafter directly or indirectly lease back the same or similar Property.

     Section 8.06. Investments. Make any Investment, except:

          (a) in Domestic Cash Equivalents and Foreign Cash Equivalents;

          (b) in Property to be used or useful in the ordinary course of business of such LCC Consolidated Entity;

          (c) in stock, obligations or securities received in settlement of trade debts (created in the ordinary course of business and not, in any event, in excess of $500,000) owing to such LCC Consolidated Entity;

          (d) to or in any Obligor (other than the Subsidiary Borrower) or in any corporation, limited partnership or limited liability business entity that concurrently with such Investment is or becomes an Obligor (other than the Subsidiary Borrower);

          (e) in loans or advances by the Borrower to the Parent to assist the Parent in paying certain taxes due in connection with the assumption of the MCI Subordinated Telcom Note by the Borrower so long as (i) the aggregate amount of such loans or advances does not exceed $3,500,000 at any time and (ii) such loans and advances are evidenced by a promissory note on terms reasonably acceptable to the Required Lenders and which promissory note shall be pledged to the Administrative Agent as collateral for the Obligations;

          (f) in connection with an Acceptable Acquisition;

          (g) in connection with an Acceptable Investment;

          (h) in NextWave or DCR pursuant to the terms of the NextWave Investment Documents and the DCR Investment Documents, respectively; and

          (i) in loans incurred in the ordinary course of business or advances to employees which in the aggregate do not exceed $750,000 at any time.

     Section 8.07.  Restricted Payments.  Make any Restricted Payment, except:

          (a) the declaration and payment of cash dividends by a Subsidiary of the Borrower on its Capital Stock to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

          (b) so long as no Default or Event of Default shall have occurred and be continuing, or would result from any of the following payments, payments by the


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

Borrower of accrued interest on the MCI Subordinated Notes on and not prior to the respective due dates thereof.

     Section 8.08. Sale of Assets. Sell, lease, assign, transfer or otherwise dispose of any of its now owned or hereafter acquired Property (including, without limitation, shares of stock and indebtedness, receivables and leasehold interests); except:

          (a) for inventory disposed of in the ordinary course of business;

          (b) for Proprietary Rights licensed in the ordinary course of business;

          (c) the sale or other disposition of Property no longer used or useful in the conduct of its business;

          (d) the sale or other disposition of Property during each Fiscal Year so long as the aggregate consideration for such disposition and all other dispositions made during such Fiscal Year does not exceed $500,000; and

          (e) any LCC Consolidated Entity may effect a merger, consolidation or transfer of substantially all of its Property permitted by Section 8.10.

     Section 8.09. Transactions with Affiliates. (a) Make any Investment in an Affiliate except as otherwise permitted under Section 8.06; (b) transfer, sell, lease, assign or otherwise dispose of any Property to any Affiliate; (c) merge into or consolidate with or purchase or acquire Property from any Affiliate except as otherwise permitted under Section 8.10; or (d) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, Guaranties and assumption of obligations of any Affiliate); provided that (x) any Affiliate who is an individual may serve as a director, member of a membership committee, officer or employee of any LCC Consolidated Entity and receive reasonable compensation for his or her services in such capacity and (y) any LCC Consolidated Entity may enter into transactions (other than Investments by such LCC Consolidated Entity in any Affiliate not permitted under Section 8.06) in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to such LCC Consolidated Entity as the monetary or business consideration which would obtain in a comparable arm's length transaction with a Person not an Affiliate.

     Section 8.10. Mergers. Merge or consolidate with, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (whether now owned or hereafter acquired) to, any Person, or acquire all or substantially all of the Property or the business of any Person (or enter into any agreement to do any of the foregoing), except that:


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

          (a) any Wholly-Owned Subsidiary of the Borrower may merge into or consolidate with or transfer substantially all of its Property to the Borrower or any other Wholly-Owned Subsidiary of the Borrower; and

          (b) any LCC Consolidated Entity may effect any Acquisition permitted by Section 8.11.

     Section 8.11. Acquisitions. Make any Acquisition other than an Acceptable Acquisition.

     Section 8.12. No Activities Leading to Forfeiture. Engage in or propose to be engaged in the conduct of any business or activity which could result in a Forfeiture Proceeding.

     Section 8.13. Capital Expenditures. Make or commit to make any Capital Expenditure if the aggregate amount of Consolidated Capital Expenditures incurred during any Fiscal Year would exceed $7,500,000.

     Section 8.14. Amendments or Waivers of Certain Documents. Amend, supplement, otherwise change, waive or otherwise relinquish (or agree to any amendment, supplement, other change, waiver or other relinquishment of) any term of (a) any terms of Consolidated Subordinated Debt (including, without limitation, any MCI Note Purchase Document) or (b) if such amendment, supplement, change, waiver or relinquishment could have an adverse effect on the rights or interests of the Lenders hereunder or under any of the other Facility Documents, any terms of any NextWave Investment Document, any DCR Investment Document, the Merger Agreement or the organizational documents of any Subsidiary Guarantor without, in each case, obtaining the prior written consent of the Required Lenders to such amendment, supplement, change, waiver or relinquishment.

     Section 8.15. Restrictions. Enter into or suffer to exist, any agreement with any Person other than the Lenders that (a) prohibits, requires the consent of such Person for or limits the ability of (i) any LCC Consolidated Entity to pay dividends or make distributions to any other LCC Consolidated Entity, pay liabilities owed to any other LCC Consolidated Entity, make loans or advances to any other LCC Consolidated Entity or transfer any of its Property to any other LCC Consolidated Entity, (ii) any LCC Consolidated Entity to create, incur, assume or suffer to exist any Lien upon any of its Property or (iii) any Obligor to enter into any modification or supplement of any Facility Document; or (b) contains financial covenants which, taken as a whole, are more restrictive on the LCC Consolidated Entities than the financial covenants contained in Article 9.


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

                         ARTICLE 9. FINANCIAL COVENANTS.

     So long as any Obligation shall remain unpaid, any Letter of Credit shall remain outstanding or any Lender shall have any Commitment and as determined as of the end of each Fiscal Quarter:

     Section 9.01. Fixed Charge Coverage Ratio. The LCC Consolidated Entities shall maintain at all times a Fixed Charge Coverage Ratio of not less than 2.00 to 1.00.

     Section 9.02. Minimum Net Worth. The LCC Consolidated Entities shall maintain at all times Consolidated Net Worth of not less than the sum of (a) $58,000,000 plus (b) the aggregate sum of the Fiscal Quarter Net Worth Increase Amounts calculated for each Fiscal Quarter ending after the Closing Date.

     Section 9.03. Current Ratio. The LCC Consolidated Entities shall maintain at all times a Current Ratio of not less than 1.75 to 1.00.

     Section 9.04. Cash Flow Leverage Ratio. The LCC Consolidated Entities shall maintain at all times a Cash Flow Leverage Ratio of not greater than 3.00 to 1.00.


                         ARTICLE 10. EVENTS OF DEFAULT.

     Section 10.01. Events of Default. Any of the following events shall be an "Event of Default":

          (a) the Borrower or the Subsidiary Borrower shall: (i) fail to pay the principal of any Note or any Reimbursement Obligation on or before the date when due and payable; or (ii) fail to pay interest on any Note or any fee or other amount due hereunder on or before the date when due and payable;

          (b) any representation or warranty made or deemed made by any LCC Consolidated Entity in this Agreement or in any other Facility Document or which is contained in any certificate, document, opinion, financial or other statement furnished at any time under or in connection with any Facility Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

          (c) any LCC Consolidated Entity shall: (i) fail to perform or observe any term, covenant or agreement contained in Section 2.03 or 3.02 or Article 8 or 9; or (ii) fail to perform or observe any term, covenant or agreement on its part to be performed or observed (other than the obligations specifically referred to elsewhere in this Section 10.01) in any Facility Document and such failure shall continue for 30 consecutive days after any Obligor shall have obtained actual knowledge or notice from the Administrative Agent or any Lender thereof;


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

          (d) any LCC Consolidated Entity shall: (i) fail to pay any indebtedness in excess of $500,000, including but not limited to indebtedness for borrowed money (other than the payment obligations described in (a) above), of such LCC Consolidated Entity, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such indebtedness, when required to be performed or observed (taking into account applicable grace periods), if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, after the giving of notice or passage of time, or both, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or (iii) a "Default" or "Event of Default" shall have occurred under any MCI Note Purchase Document, whether or not waived;

          (e) any LCC Consolidated Entity: (i) shall generally not, or be unable to, or shall admit in writing its inability to, pay its debts as such debts become due; or (ii) shall make an assignment for the benefit of creditors, petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding shall have been commenced, against it, in which an adjudication or appointment is made or order for relief is entered, or which petition, application or proceeding remains undismissed for a period of 90 days or more; or shall be the subject of any proceeding under which its assets may be subject to seizure, forfeiture or divestiture (other than a proceeding in respect of a Lien permitted under Section 8.03(b)); or (v) by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or order for relief or the appointment of a custodian, receiver or trustee for all or any substantial part of its Property; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more;

          (f) one or more judgments, decrees or orders for the payment of money in excess of $500,000 in the aggregate shall be rendered against any LCC Consolidated Entity and such judgments, decrees or orders shall continue unsatisfied and in effect for a period of 30 consecutive days without being vacated, discharged, satisfied or stayed or bonded pending appeal;

          (g) any event or condition shall occur or exist with respect to any Domestic Plan, Foreign Plan or Multiemployer Plan concerning which any LCC Consolidated Entity is under an obligation to furnish a report to the Lenders in accordance with Section 7.08(i) hereof and as a result of such event or condition,


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

together with all other such events or conditions, such LCC Consolidated Entity or any ERISA Affiliate has incurred or in the opinion of the Lenders is reasonably likely to incur a liability to a Domestic Plan, a Foreign Plan, a Multiemployer Plan, the PBGC, a Section 4042 Trustee or any other Governmental Authority (or any combination of the foregoing) which is material in relation to the financial position of the LCC Consolidated Entities; provided, however, that any such amount shall not be deemed to be material so long as all such amounts do not exceed $500,000 in the aggregate during the term of this Agreement;

          (h) the Unfunded Benefit Liabilities of one or more Domestic Plans or Foreign Plans have increased after the date of this Agreement in an amount which is material (as specified in Section 7.08(i)(viii) hereof);

          (i) (i) any Person or two or more Persons acting in concert (other than Dr. Rajendra Singh, Neera Singh, any trusts for their benefit or the benefit of their family members and any of their respective affiliates controlled by them) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of more than 25% of the Voting Stock of the Borrower; or
(ii) during any period of 12 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 12-month period were directors or members of the Members Committee (or persons nominated by such individuals) of the Borrower cease for any reason to constitute a majority of the Board of Directors or the Members Committee of the Borrower;

          (j) any Forfeiture Proceeding shall have been commenced or the Borrower shall have given the Administrative Agent or any Lender written notice of the commencement of any Forfeiture Proceeding as provided in Section 6.08(o);

          (k) (i) any Security Document shall for any reason cease to create in favor of the Administrative Agent a legal, valid and enforceable perfected first-priority Lien in the Collateral as security for the Obligations except for Liens permitted under Section 8.03 entitled to priority by law; or (ii) any Facility Document shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability thereof shall be contested by any LCC Consolidated Entity or any such Person shall deny it has any further liability or obligation under the Security Documents or any such Person shall fail to perform any of its obligations thereunder;

          (l) damage to all or any part of the Property of any LCC Consolidated Entity by casualty or damage or taking of all or any part of the Property of such LCC Consolidated Entity that would cause business interruption or would cause monetary loss in excess of $500,000 not otherwise covered by insurance; or

          (m) the occurrence of a Material Contract Termination.


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

     Section 10.02. Remedies. If any Event of Default shall occur and be continuing, the Administrative Agent shall, upon request of the Required Lenders, by notice to the Borrower and the Subsidiary Borrower, (a) declare the Commitments to be terminated, whereupon the same shall forthwith terminate and so shall the obligations of the Issuing Lender to issue any Letter of Credit,
(b) declare the outstanding principal of the Notes, all interest thereon and all other amounts payable under this Agreement, the Notes and the other Facility Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower and the Subsidiary Borrower and/or
(c) direct the Borrower to pay to the Administrative Agent an amount to be held as cash security in the cash collateral account held by the Administrative Agent under Section 3.08 equal to the Letter of Credit Obligations then outstanding; provided that, in the case of an Event of Default referred to in Section 10.01(e) or Section 10.01(i) above, the Commitments shall be immediately terminated, and the Notes, all interest thereon and all other amounts payable under this Agreement shall be immediately due and payable without notice, presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Subsidiary Borrower. If an Event of Default shall occur and be continuing, the Administrative Agent and each Lender may exercise all of the rights and remedies conferred in this Agreement and in each of the other Facility Documents; it being expressly understood that no such remedy is intended to be exclusive of any other remedy or remedies; but each and every remedy shall be cumulative and shall be in addition to every other remedy given in this Agreement or the other Facility Documents or now or hereafter existing at law or in equity or by statute, and may be exercised from time to time as often as may be deemed expedient by the Administrative Agent and such Lender.


                      ARTICLE 11. UNCONDITIONAL GUARANTY.

     Section 11.01. Guarantied Obligations. Each of the Borrower (as to the Swingline Notes) and the Subsidiary Guarantors (each of the foregoing entities individually a "Guarantor" and collectively the "Guarantors"), jointly and severally, in consideration of the execution and delivery of this Agreement by the Lenders and the Administrative Agent, hereby irrevocably and unconditionally guarantees to the Administrative Agent, for the benefit of the Lenders, as and for such Guarantor's own debt, until final payment has been made:

          (a) the due and punctual payment in full in cash in the applicable currency of the Obligations, in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of this Agreement and the other Facility Documents, it being the intent of the Guarantors that the guaranty set forth in this Section 11.01 (the "Unconditional Guaranty") shall be a guaranty of payment and not a guaranty of collection; and


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

          (b) the punctual and faithful performance, keeping, observance, and fulfillment by each Obligor of all duties, agreements, covenants and obligations such Obligor contained in each of the Facility Documents to which it is a party.

     Section 11.02. Performance Under This Agreement. In the event any Obligor fails to make, on or before the due date thereof, any payment of the principal of, or interest on, the Notes, the Letter of Credit Obligations or the other Obligations, or if any Obligor shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (a) or clause (b) of Section 11.01 hereof in the manner provided in the Notes, the Letters of Credit or in any of the other Facility Documents, and any such failure shall remain uncured at the expiration of any applicable cure period provided herein or in the other Facility Documents, the Guarantors shall cause forthwith to be paid the moneys, or to be performed, kept, observed, or fulfilled each of such obligations, in respect of which such failure has occurred.

     Section 11.03. Waivers. To the fullest extent permitted by law, each Guarantor does hereby waive:

          (a) notice of acceptance of the Unconditional Guaranty;

          (b) notice of any borrowings under this Agreement, or the creation, existence or acquisition of any of the Obligations, subject to such Guarantor's right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time;

          (c) notice of the amount of the Obligations, subject to each Guarantor's right to make inquiry of the Administrative Agent to ascertain the amount of the Obligations at any reasonable time;

          (d) notice of adverse change in the financial condition of the Borrower, the Subsidiary Borrower, any other guarantor or any other fact that might increase each Guarantor's risk hereunder;

          (e) notice of presentment for payment, demand, protest, and notice thereof as to the Notes or any other Facility Document;

          (f) notice of any Default or Event of Default;

          (g) all other notices and demands to which each Guarantor might otherwise be entitled (except if such notice or demand is specifically otherwise required to be given to each Guarantor hereunder or under the other Facility Documents);

          (h) the right by statute or otherwise to require any or each Lender or the Administrative Agent to institute suit against the Borrower, the Subsidiary


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

Borrower or any other guarantor or to exhaust the rights and remedies of any or each Lender or the Administrative Agent against the Borrower, the Subsidiary Borrower or any other guarantor, each Guarantor being bound to the payment of each and all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to each Lender by each Guarantor;

          (i) any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the Borrower or the Subsidiary Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower or the Subsidiary Borrower in respect thereof; and

          (j) any stay (except in connection with a pending appeal), valuation, appraisal, redemption or extension law now or at any time hereafter in force which, but for this waiver, might be applicable to any sale of Property of each Guarantor made under any judgment, order or decree based on this Agreement, and each Guarantor covenants that it will not at any time insist upon or plead, or in any manner claim or take the benefit or advantage of such law.

Until all of the Obligations shall have been paid in full, each of the Guarantors hereby agrees to completely subordinate any right of subrogation, reimbursement, or indemnity whatsoever in respect thereof and any right of recourse to or with respect to any Property of the Borrower or the Subsidiary Borrower. Nothing shall discharge or satisfy the obligations of any Guarantor hereunder except the full and final performance and indefeasible payment in cash in the applicable currency of the Obligations by such Guarantor, upon which each Lender agrees to transfer and assign its interest in the Notes and the other Facility Documents to such Guarantor without recourse, representation or warranty of any kind (other than that such Lender owns its Notes and that such Notes are free of Liens created by such Lender). All of the Obligations shall in the manner and subject to the limitations provided herein for the acceleration thereof forthwith become due and payable without notice.

     Section 11.04. Releases. Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, each Lender or the Administrative Agent, in the manner provided herein, by action or inaction, may:

          (a) compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not, enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Notes or the other Facility Documents;

          (b) grant other indulgences to the Borrower or the Subsidiary Borrower in respect thereof;


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

          (c) amend or modify in any manner and at any time (or from time to time) any one or more of the Notes, the Letters of Credit and the other Facility Documents in accordance with Section 13.01 or otherwise;

          (d) release or substitute any one or more of the endorsers or guarantors of the Obligations whether parties hereto or not; and

          (e) exchange, enforce, waive, or release, by action or inaction, any security for the Obligations (including, without limitation, any of the collateral therefor) or any other guaranty of any of the Obligations.

     Section 11.05. Marshaling. Each of the Guarantors consents and agrees that:

          (a) neither the Administrative Agent nor any Lender shall be under no obligation to marshal any assets in favor of each Guarantor or against or in payment of any or all of the Obligations; and

          (b) to the extent the Borrower, the Subsidiary Borrower or any other guarantor makes a payment or payments to any Lender, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required, for any of the foregoing reasons or for any other reason, to be repaid or paid over to a custodian, trustee, receiver, or any other party under any bankruptcy law, common law, or equitable cause, then to the extent of such payment or repayment, the Obligations or part thereof intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made and such Guarantor shall remain liable for such Obligation.

     Section 11.06. Liability. Each of the Guarantors agrees that the liability of such Guarantor in respect of this Article 11 shall not be contingent upon the exercise or enforcement by any Lender or the Administrative Agent of whatever remedies such Lender or the Administrative Agent may have against the Borrower, the Subsidiary Borrower or any other guarantor or the enforcement of any Lien or realization upon any security such Lender or the Administrative Agent may at any time possess.

     Section 11.07. Unconditional Obligation. The Unconditional Guaranty set forth in this Article 11 is an absolute, unconditional, continuing and irrevocable guaranty of payment and performance and shall remain in full force and effect until the full and final payment of the Obligations without respect to future changes in conditions, including change of law or any invalidity or irregularity with respect to the issuance or assumption of any obligations (including, without limitation, the Notes and the Letter of Credit Obligations) of or by the Borrower, the Subsidiary Borrower or any other guarantor, or with respect to the execution and delivery of any agreement (including, without limitation, the Notes and the other Facility Documents) of the Borrower, the Subsidiary Borrower or any other guarantor.


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

     Section 11.08. Election to Perform Obligations. Any election by any of the Guarantors to pay or otherwise perform any of the obligations of any Obligor under the Notes or under any of the other Facility Documents, whether pursuant to this Article 11 or otherwise, shall not release such Obligor from any of its other obligations under the Notes, the Letters of Credit or any of the other Facility Documents.

     Section 11.09. No Election. The Administrative Agent shall have the right to seek recourse against any one or more of the Guarantors to the fullest extent provided for herein for such Guarantor's obligations under this Agreement (including, without limitation, this Article 11) in respect of the Notes, the Letters of Credit and the other Facility Documents. No election to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Administrative Agent's right to proceed in any other form of action or proceeding or against other parties unless the Administrative Agent has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by any Lender or the Administrative Agent against any Obligor under any document or instrument evidencing obligations of such Obligor to such Lender or the Administrative Agent shall serve to diminish the liability of any of the Guarantors under this Agreement (including, without limitation, this Article 11) except to the extent that the Administrative Agent or such Lender finally and unconditionally shall have realized payment by such action or proceeding, notwithstanding the effect of any such action or proceeding upon such Guarantor's right of subrogation against any Obligor.

     Section 11.10. Severability. Subject to applicable law, each of the rights and remedies granted under this Article 11 to the Administrative Agent may be exercised by the Administrative Agent without notice by the Administrative Agent to, or the consent of or any other action by, any Lender, provided that the Administrative Agent will promptly thereafter give each Lender notice of any exercise of rights and remedies by the Administrative Agent under this Article 11.

     Section 11.11. Other Enforcement Rights. The Administrative Agent may proceed, as provided in Article 11 hereof, to protect and enforce the Unconditional Guaranty by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein (including, without limitation, in this Article 11) or in execution or aid of any power herein granted; or for the recovery of judgment for the obligations hereby guarantied or for the enforcement of any other proper, legal or equitable remedy available under applicable law. Each of the Lenders shall have, to the fullest extent permitted by law and this Agreement, a right of set-off against, any and all credits and any and all other Property of any Guarantor, now or at any time whatsoever with, or in the possession of, such Lender, or anyone acting for such Lender, as security for any and all obligations of such Guarantor hereunder and such Lien shall be deemed permitted for all purposes under Article 8 hereof.


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

     Section 11.12. Delay or Omission; No Waiver. No course of dealing on the part of any Lender or the Administrative Agent and no delay or failure on the part of any such Person to exercise any right hereunder (including, without limitation, this Article 11) shall impair such right or operate as a waiver of such right or otherwise prejudice such Person's rights, powers and remedies hereunder. Every right and remedy given by the Unconditional Guaranty or by law to any Lender or the Administrative Agent may be exercised from time to time as often as may be deemed expedient by such Person.

     Section 11.13. Restoration of Rights and Remedies. If any Lender or the Administrative Agent shall have instituted any proceeding to enforce any right or remedy under the Unconditional Guaranty, under any Note held by such Lender, or under any Security Document, and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to such Lender or the Administrative Agent, then and in every such case each such Lender, the Administrative Agent, the Borrower, the Subsidiary Borrower and the Guarantors shall, except as may be limited or affected by any determination in such proceeding, be restored severally and respectively to its respective former positions hereunder and thereunder, and thereafter, subject as aforesaid, the rights and remedies of such Lender or the Administrative Agent shall continue as though no such proceeding had been instituted.

     Section 11.14. Cumulative Remedies. No remedy under this Agreement (including, without limitation, this Article 11), the Notes, the Letters of Credit or any of the other Facility Documents is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Agreement (including, without limitation, this Article 11), the Notes, the Letters of Credit or any of the other Facility Documents.

     Section 11.15. Survival. The obligations of the Guarantors under this
Article 11 shall survive the transfer and payment of any Obligation until the indefeasible payment in full of all the Obligations and the expiration and termination of the Letters of Credit and the Commitments.

     Section 11.16. No Setoff, Counterclaim or Withholding: Gross-Up. Each payment by a Guarantor shall be made without setoff or counterclaim and without withholding for or on account of any present or future taxes imposed by any Governmental Authority. If any such withholding is so required, such Guarantor shall make the withholding and pay the amount withheld to the appropriate Governmental Authority before penalties attach thereto or interest accrues thereon.

     Section 11.17. Payment in Applicable Currency. Any payment of a Guarantied Obligation required to be made pursuant to this Agreement shall be made in the currency in which such Guarantied Obligation is required to be made pursuant to this Agreement, any Note or any other Facility Document.


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                     ARTICLE 12. THE ADMINISTRATIVE AGENT.

     Section 12.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby irrevocably (but subject to removal by the Required Lenders pursuant to Section 12.09) appoints and authorizes the Administrative Agent to act as its agent hereunder and under any other Facility Document with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and any other Facility Document, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and any other Facility Document, and shall not by reason of this Agreement be a trustee for any Lender. The Administrative Agent shall not be responsible to the Lenders for any recitals, statements, representations or warranties made by any LCC Consolidated Entity or any of their respective officers and officials or by any other Person contained in this Agreement or any other Facility Document, or in any certificate or other document or instrument referred to or provided for in, or received by any of them under, this Agreement or any other Facility Document, or for the value, legality, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Facility Document or any other document or instrument referred to or provided for herein or therein, for the perfection or priority of any collateral security for the Obligations or for any failure by any Obligor to perform any of their respective obligations hereunder or thereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Facility Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct.

     Section 12.02. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the holder of the Obligations attributable to it for all purposes hereof unless and until a notice of the assignment or transfer thereof satisfactory to the Administrative Agent signed by such Lender shall have been furnished to the Administrative Agent but the Administrative Agent shall not be required to deal with any Person who has acquired a participation in any Obligation from a Lender. As to any matters not expressly provided for by this Agreement or any other Facility Document, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders, and such


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instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and any other holder of all or any portion of any Obligation.

     Section 12.03. Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default or Event of Default (other than the non-payment of principal of or interest on the Loans and the Letter of Credit Obligations to the extent the same is required to be paid to the Administrative Agent for the account of the Lenders) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default or Event of Default, the Administrative Agent shall give prompt notice thereof to the Lenders (and shall give each Lender prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 12.08) take such action with respect to such Default or Event of Default which is continuing as shall be directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders; and provided further that the Administrative Agent shall not be required to take any such action which it determines to be contrary to law.

     Section 12.04. Rights of Administrative Agent as a Lender. With respect to its Commitments and the Obligations held by it, The Chase Manhattan Bank in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include The Chase Manhattan Bank in its capacity as a Lender. The Chase Manhattan Bank and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to (on a secured or unsecured basis), and generally engage in any kind of banking, trust or other business with, any LCC Consolidated Entity (and any of its their respective affiliates) as if it were not acting as the Administrative Agent, and The Chase Manhattan Bank may accept fees and other consideration from any LCC Consolidated Entity and any of their respective affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders. Although The Chase Manhattan Bank and its affiliates may in the course of such relationships and relationships with other Persons acquire information about any LCC Consolidated Entity, their respective affiliates and such other Persons, the Administrative Agent shall have no duty to disclose such information to the Lenders.

     Section 12.05. Indemnification of Administrative Agent. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 13.03 or under the applicable provisions of any other Facility Document, but without


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limiting the obligations of any Obligor under Section 13.03 or such provisions), ratably in accordance with the aggregate unpaid principal amount of the Obligations attributable to the Lenders (without giving effect to any participations, in all or any portion of the Obligations, sold by them to any other Person) (or, if no Obligations are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Facility Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 13.03 or under the applicable provisions of any other Facility Document but excluding, unless a Default or Event of Default has occurred, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents or instruments; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the party to be indemnified.

     Section 12.06. Documents. The Administrative Agent will forward to each Lender, promptly after the Administrative Agent's receipt thereof, a copy of each report, notice or other document required by this Agreement or any other Facility Document to be delivered to the Administrative Agent for such Lender.

     Section 12.07. Non-Reliance on Administrative Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the LCC Consolidated Entities and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other Facility Document. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement or any other Facility Document or any other document referred to or provided for herein or therein or to inspect the Properties or books of any LCC Consolidated Entity. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any LCC Consolidated Entity (or any of their respective affiliates) which may come into the possession of the Administrative Agent or any of its affiliates. The Administrative Agent shall not be required to file this Agreement, any other Facility Document or any document or instrument referred to herein or therein, for record or give notice of this Agreement,


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any other Facility Document or any document or instrument referred to herein or therein, to anyone.

     Section 12.08. Failure of Administrative Agent to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall have received further assurances (which may include cash collateral) of the indemnification obligations of the Lenders under Section
12.05 in respect of any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     Section 12.09. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Required Lenders; provided that the Borrower and the other Lenders shall be promptly notified thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank which has an office in New York, New York. The Required Lenders or the retiring Administrative Agent, as the case may be, shall upon the appointment of a successor Administrative Agent promptly so notify the Borrower and the other Lenders. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

     Section 12.10. Amendments Concerning Agency Function. The Administrative Agent shall not be bound by any waiver, amendment, supplement or modification of this Agreement or any other Facility Document which affects its duties hereunder or thereunder unless it shall have given its prior consent thereto.

     Section 12.11. Liability of Administrative Agent. The Administrative Agent shall not have any liabilities or responsibilities to any Obligor on account of the failure of any Lender to perform its obligations hereunder or to any Lender on account of the


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failure of any Obligor or any other Lender to perform its obligations hereunder or under any other Facility Document.

     Section 12.12. Transfer of Agency Function. Without the consent of the Obligors or any Lender, the Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located, provided that the Administrative Agent shall promptly notify the Borrower and the Lenders thereof.

     Section 12.13. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower (either one as appropriate being the "Payor") prior to the date on which such Lender is to make payment hereunder to the Administrative Agent of the proceeds of a Loan or the Borrower or the Subsidiary Borrower is to make payment to the Administrative Agent, as the case may be (either such payment being a "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Administrative Agent, the recipient of such payment (and, if such recipient is the Borrower or the Subsidiary Borrower and the Payor Lender fails to pay the amount thereof to the Administrative Agent forthwith upon demand, the Borrower or the Subsidiary Borrower) shall, on demand, repay to the Administrative Agent the amount made available to it together with interest thereon for the period from the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to the average daily Federal Funds Rate for such period.

     Section 12.14. Withholding Taxes. Each Lender represents that it is entitled to receive any payments to be made to it hereunder without the withholding of any tax and will furnish to the Administrative Agent such forms, certifications, statements and other documents as the Administrative Agent may request from time to time to evidence such Lender's exemption from the withholding of any tax imposed by any jurisdiction or to enable the Administrative Agent to comply with any applicable laws or regulations relating thereto. Without limiting the effect of the foregoing, if any Lender is not created or organized under the laws of the United States of America or any state thereof, in the event that the payment of interest by the Borrower or the Subsidiary Borrower is treated for U.S. income tax purposes as derived in whole or in part from sources from within the U.S., such Lender will furnish to the Administrative Agent Form 4224 or Form 1001 of the Internal Revenue Service, or such other forms, certifications, statements or documents, duly executed and completed by such Lender as evidence of such Lender's exemption from the withholding of U.S. tax with respect thereto. The Administrative Agent shall not be obligated to make any payments hereunder to such Lender in respect of any


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

Obligation until such Lender shall have furnished to the Administrative Agent the requested form, certification, statement or document.

     Section 12.15. Several Obligations and Rights of Lenders. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loans on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

     Section 12.16. Pro Rata Treatment of Loans, Etc. Except to the extent otherwise provided: (a) each borrowing under Section 2.01 shall be made from the Lenders, each reduction or termination of the amount of the Commitments under
Section 2.08 shall be applied to the Commitments of the Lenders, and each payment of commitment fee accruing under Section 2.12(a) shall be made for the account of the Lenders, pro rata according to the amounts of their respective unused Commitments; (b) each conversion under Section 2.05 of Loans of a particular type (but not conversions provided for by Section 4.04), shall be made pro rata among the Lenders holding Loans of such type according to the respective principal amounts of such Loans by such Lenders; (c) each prepayment and payment of principal of or interest on Loans of a particular type, a particular class and a particular Interest Period shall be made to the Administrative Agent for the account of the Lenders holding Loans of such type, class and Interest Period pro rata in accordance with the respective unpaid principal amounts of such Loans of such type, class and Interest Period held by such Lenders; and (d) each prepayment and payment of fees under Section 3.09(a) and Letter of Credit Obligations shall be made pro rata in accordance with the pro rata share of the Lenders in the Letter of Credit Obligations held by each of them.

     Section 12.17. Sharing of Payments Among Lenders. If a Lender shall obtain payment of any principal of or interest on any Obligation held by it through the exercise of any right of setoff, banker's lien, counterclaim, or by any other means, it shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Obligations of the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with the unpaid principal and interest on the Obligations held by each of them. To such end the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Each of the Obligors agrees that any Lender so purchasing a participation (or direct interest) in the


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

Obligations held by the other Lenders may exercise all rights of setoff, banker's lien, counterclaim or similar rights with respect to such participation (or direct interest). Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness of any Obligor or its affiliates.

     Section 12.18. Security Documents. Subject to the foregoing provisions of this Section 12, the Administrative Agent shall, on behalf of the Lenders: (a) execute any and all of the Security Documents on behalf of the Lenders; (b) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (c) exercise any and all rights, powers and remedies of the Lenders under this Agreement or any of the Security Documents, including the giving of any consent or waiver or the entering into of any amendment, subject to the provisions of Section 12.03; (d) execute, deliver and file financing statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of the Lenders; and (e) in the event of acceleration of the Borrower's or the Subsidiary Borrower's obligations hereunder, use its best efforts to sell or otherwise liquidate or dispose of the Collateral and otherwise exercise the rights of the Lenders thereunder upon the direction of the Required Lenders.

     Section 12.19. Collateral. Notwithstanding Section 12.18, the Administrative Agent and the other Lenders agree, as among themselves, that the Administrative Agent shall not, without the consent of the Required Lenders, make any sale or disposition of the Collateral pursuant to any of the Security Documents. The Administrative Agent acknowledges to the other Lenders that it is acting in an agency capacity hereunder and that the security interest in the Collateral granted under the Security Documents secures the Obligations held by all of the Lenders. In the event of any Default or Event of Default, the Administrative Agent will apply and/or pay over to the Lenders any net proceeds derived from the Collateral pro rata on the basis of the aggregate unpaid principal and interest of the Obligations held by the Lenders. The Administrative Agent will be reimbursed or properly indemnified by the Lenders in the event the Administrative Agent is requested by the Lenders to take or omit to take any action with respect to the Collateral (any such reimbursement or indemnification to be pro rata as provided in Section 12.05). The Administrative Agent shall have the right to retain counsel to advise it as to any action or decision with respect to the Collateral and shall be reimbursed by the other Lenders for the cost of the same (to the extent the Administrative Agent is not reimbursed by any Obligor) prior to distributing any of the Collateral or any proceeds thereof (any such reimbursement to be pro rata as aforesaid).

     Section 12.20. Amendment of Article 12. Each of the Obligors hereby agrees that the foregoing provisions of this Article 12 constitute an agreement amount the Administrative Agent and the Lenders and that any and all of the provisions of this


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

Article 12 may be amended at any time by the Administrative Agent and the Required Lenders without the consent or approval of, or notice to, such Obligor.


                           ARTICLE 13. MISCELLANEOUS.

     Section 13.01. Amendments and Waivers. Except as otherwise expressly provided in this Agreement, any provision of this Agreement may be amended or modified only by an instrument in writing signed by the Borrower, the Subsidiary Borrower (if affected), the Administrative Agent and the Required Lenders, or by the Borrower and the Administrative Agent acting with the consent of the Required Lenders and any provision of this Agreement may be waived by the Required Lenders or by the Administrative Agent acting with the consent of the Required Lenders; provided that no amendment, modification or waiver shall, unless by an instrument signed by all of the Lenders or by the Administrative Agent acting with the consent of all of the Lenders: (a) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitments; (b) extend the date fixed for the payment of principal of or interest on any Loan, any Letter of Credit Obligation or any fee payable hereunder; (c) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee payable hereunder, (d) alter the terms of this Section 12.01; (e) amend the definition of the term "Required Lenders"; (f) waive any of the conditions precedent set forth in
Article 5 hereof; (g) discharge any Guarantor from the Unconditional Guaranty under Article 11 hereof; or (h) release all or any part of the Collateral in excess of $500,000 and provided, further, that any amendment of Article 12 or any amendment which increases the obligations of the Administrative Agent hereunder shall require the consent of the Administrative Agent. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Section 13.02. Usury. Anything herein to the contrary notwithstanding, the obligations of the Obligors under this Agreement, the Notes and the other Facility Documents shall be subject to the limitation that payments of interest shall not be required to the extent that receipt thereof would be contrary to provisions of law applicable to a Lender limiting rates of interest which may be charged or collected by such Lender.

     Section 13.03. Expenses. Each of the Obligors (including, insofar as it is responsible for such expenses, the Subsidiary Borrower) shall reimburse the Administrative Agent on demand for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Administrative Agent) in connection with the preparation of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any other Facility Document and any other


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

documents prepared in connection herewith or therewith. Each of the Obligors shall reimburse the Administrative Agent and each Lender for all reasonable costs, expenses and charges (including, without limitation, reasonable fees and charges of external legal counsel for the Administrative Agent and each Lender) in connection with the enforcement or preservation of any rights or remedies during the existence of a Default or Event of Default (including, without limitation, in connection with any restructuring or insolvency or bankruptcy proceeding). Each of the Obligors agrees to indemnify the Administrative Agent and each Lender and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) arising out of or relating to this Agreement or any other Facility Document or to any actual or proposed use by the Borrower of the proceeds of the Loans or the Letters of Credit or to the performance or enforcement of this Agreement or the other Facility Documents, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified).

     Section 13.04. Survival. The obligations of the Obligors under Sections 4.01, 4.05, 13.03 and 13.18 shall survive the repayment of the Obligations and the termination of the Commitments and the Letters of Credit.

     Section 13.05. Assignment; Participations.

          (a) This Agreement shall be binding upon, and shall inure to the benefit of, the Borrower, the Subsidiary Borrower, the Guarantors, the Administrative Agent, the Lenders and their respective successors and assigns, except that the Borrower, the Subsidiary Borrower and the Subsidiary Guarantors may not assign or transfer its rights or obligations hereunder except as otherwise permitted under Section 8.10(c). Each Lender may assign or sell participations in all of its rights and obligations hereunder or any part of its rights and obligations hereunder to another financial institution or other entity; provided that any assignment or participation by any Lender of its rights and obligations in respect of the Letters of Credit shall require the prior consent of the Issuing Lender, such consent not to be unreasonably withheld, in which event (i) in the case of an assignment, upon notice thereof by the Lender to the Borrower or Subsidiary Borrower with a copy to the Administrative Agent, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it were a Lender hereunder; and (ii) in the case of a participation, the participant shall have no rights under the Facility Documents and all amounts payable by the Borrower and the Subsidiary Borrower under
Article 4 shall be determined as if such Lender had not sold such participation. The agreement executed by such Lender in favor of the


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

participant shall not give the participant the right to require such Lender to take or omit to take any action hereunder except action directly relating to (i) the extension of a payment date with respect to any portion of the principal of or interest on any amount outstanding hereunder allocated to such participant,
(ii) the reduction of the principal amount outstanding hereunder allocated to such participant or (iii) the reduction of the rate of interest payable on such amount or any amount of fees payable hereunder to a rate or amount, as the case may be, below that which the participant is entitled to receive under its agreement with such Lender. Such Lender may furnish any information concerning any LCC Consolidated Entity or any of their respective affiliates in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall require any such prospective assignee or such participant (prospective or otherwise) to agree in writing to maintain the confidentiality of such information. In connection with any assignment or sale of a participation interest pursuant to this paragraph (a), the assigning or selling Lender shall pay the Administrative Agent an administrative fee for processing such assignment or participation in the amount of $5,000.

          (b) In addition to the assignments and participations permitted under paragraph (a) above, any Lender may assign and pledge all or any portion of the Obligations held by it to (i) any affiliate of such Lender or (ii) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     Section 13.06. Notices. Unless the party to be notified otherwise notifies the other party in writing as provided in this Section, and except as otherwise provided in this Agreement, notices shall be given in writing to the Administrative Agent, to the Lenders, to the Borrower, to the Subsidiary Borrower and to the Subsidiary Guarantors by ordinary mail, hand delivery, overnight courier or telecopier addressed to such party at its address on the signature page of this Agreement. Notices shall be effective: (a) if given by mail, 72 hours after deposit in the mails with first class postage prepaid, addressed as aforesaid; and (b) if given by telecopier, when the telecopy is transmitted to the telecopier number as aforesaid; provided that notices to the Administrative Agent shall be effective upon receipt.

     Section 13.07. Setoff. Each of the Obligors, in addition to (and without limitation of) any right of setoff, banker's lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Obligor at any of such Lender's offices, in Dollars, in Norwegian Krone or in any other currency, against any amount payable by such Obligor to such Lender under this Agreement, such Lender's Notes, any Letter of Credit or any other Facility Document which is not paid when due (regardless of whether such balances are then due to


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

such Obligor), in which case it shall promptly notify the Borrower and the Administrative Agent thereof; provided that such Lender's failure to give such notice shall not affect the validity thereof. Payments by any Obligor hereunder shall be made without setoff or counterclaim.

     SECTION 13.08. JURISDICTION; IMMUNITIES. (A) EACH OF THE OBLIGORS HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, NOTE, ANY LETTER OF CREDIT OR ANY OTHER FACILITY DOCUMENT, AND EACH OF THE OBLIGORS HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. EACH OF THE OBLIGORS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN
SECTION 13.06. EACH OF THE OBLIGORS AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE OBLIGORS FURTHER WAIVES ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. EACH OF THE OBLIGORS FURTHER AGREES THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

          (B) EACH OF THE OBLIGORS WAIVES ANY RIGHT IT MAY HAVE TO JURY TRIAL. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH OF THE OBLIGORS AND EACH OF THE OBLIGORS ACKNOWLEDGES THAT NO PERSON ACTING ON BEHALF OF ANOTHER PARTY TO THIS AGREEMENT HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. EACH OF THE OBLIGORS FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL. SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

          (c) Nothing in this Section 13.08 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against any Obligor or its Property in the courts of any other jurisdictions.


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

          (d) To the extent that any Obligor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether from service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its Property, such Obligor hereby irrevocably waives such immunity in respect of its obligations under this Agreement, the Notes, the Letters of Credit and the other Facility Documents.

     Section 13.09. Table of Contents; Headings. Any table of contents and the headings and captions hereunder are for convenience only and shall not affect the interpretation or construction of this Agreement.

     Section 13.10. Severability. The provisions of this Agreement are intended to be severable. If for any reason any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. Without limiting the foregoing, to the extent that mandatory and non-waivable provisions of applicable law (including but not limited to any applicable business corporation and partnership laws) otherwise would render the full amount of any Guarantor's obligations under this Agreement and under the other Facility Documents invalid or unenforceable, the respective obligations of such Guarantor under this Agreement and under the other Facility Documents shall be limited to the maximum amount which does not result in such invalidity or unenforceability.

     Section 13.11. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

     Section 13.12. Integration. The Facility Documents set forth the entire agreement among the parties hereto relating to the transactions contemplated thereby and supersede any prior oral or written statements or agreements with respect to such transactions.

     SECTION 13.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UCP AND AS TO MATTERS NOT GOVERNED BY THE UCP, THE LAWS OF THE STATE OF NEW YORK.

     Section 13.14. Confidentiality. Each Lender and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, officers, employees and


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representatives) to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to such Lender or the Administrative Agent, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by applicable statute, rule, regulation or judicial process, (ii) to counsel for any of the Lenders or the Administrative Agent, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which any one or more of the Lenders is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees in writing to use reasonable precautions to keep such information confidential; and provided finally that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower. The obligations of the Lenders and the Administrative Agent under this Section 13.14 shall survive the repayment of the Obligations and the termination of the Commitments and the Letters of Credit.

     Section 13.15. Treatment of Certain Information. Each of the Obligors (a) acknowledges that services may be offered or provided to it (in connection with this Agreement or otherwise) by each Lender or by one or more of their respective subsidiaries or affiliates and (b) acknowledges that information delivered to each Lender by any LCC Consolidated Entity or any affiliate may be provided to each such subsidiary and affiliate.

     Section 13.16. Reaffirmation. Each of the Obligors acknowledges that the Liens granted to the Administrative Agent under the Security Documents in the Collateral secure all Obligations of each of the Obligors under this Agreement, the Notes, the Letters of Credit and the other Facility Documents, including, without limitation, all liabilities and obligations under the Loans as herein modified and increased and all of the Letter of Credit Obligations. Each of the Obligors hereby expressly grants, bargains, conveys, assigns, transfers, mortgages, hypothecates, pledges and grants a continuing security interest to the Administrative Agent in all right, title and interest of such Obligor in and to the "Collateral" as defined in each of the Security Agreement, the Intellectual Property Security Agreement and the Pledge Agreement. All references to "Note" or "Notes" in any Facility Document shall be deemed to be to the Notes issued hereunder. All references to "Loan" or "Loans" in any Facility Document shall be deemed to be to the Loans incurred hereunder. All references to "Commitment" or "Commitments" in any Facility shall be deemed to be to the Commitments granted hereunder. All references to "Secured Obligations" in any Facility Document shall be deemed to include all liabilities and obligations under the Loans as herein modified and increased and all of the Letter of Credit Obligations. Each of the Obligors further acknowledges and reaffirms all of its other respective obligations and duties under the Facility Documents to which it is a party.


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

     Section 13.17. Revised Schedules. Each of the Administrative Agent, the Lenders and the Obligors hereby agrees that (a) Schedule A to the Security Agreement is hereby amended and restated as set forth on SCHEDULE A hereto, (b) Schedule A to the Intellectual Property Security Agreement is hereby amended and restated as set forth on SCHEDULE B hereto and (c) Schedule A to the Pledge Agreement is hereby amended and restated as set forth on SCHEDULE C hereto.

     Section 13.19. Refund of Taxes. The obligations of each Obligor under this Agreement, the Notes, the Letters of Credit and the other Facility Documents to make payments in Dollars or in Norwegian Krone (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to them under this Agreement, the Notes, the Letters of Credit and the other Facility Documents. If for the purpose of obtaining or enforcing judgment against any Obligor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Norwegian Krone Equivalent or Dollar Equivalent, in the case of Norwegian Krone or Dollars, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as on the day immediately preceding the day on which the judgment is given (such Banking Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Obligor covenants and agrees to pay such additional amounts, if any, as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Norwegian Krone Equivalent or Dollar Equivalent or rate of exchange for this Section 13.18, such amount shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

     Section 13.18. Judgment Currency. If a Lender shall become aware that it is eligible for a refund in respect of Taxes actually paid by the Borrower or the Subsidiary Borrower pursuant to Section 4.06, it shall promptly notify the Borrower or the Subsidiary Borrower, as applicable, of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower or the Subsidiary Borrower, as applicable, apply for such refund or shall furnish to the Borrower or the Subsidiary Borrower, as applicable, such forms, duly completed, as will enable the Borrower or the Subsidiary Borrower, as applicable, to claim such refund on its own behalf. If any Lender receives a refund in respect of any Taxes paid by the Borrower or the Subsidiary Borrower, as applicable, pursuant to Section 4.06, it shall repay such refund within 30 days after receipt, to the Borrower or the Subsidiary Borrower, as applicable, net of all reasonable out-of-pocket expenses of such Lender and without interest; provided that the Borrower or the Subsidiary Borrower, as applicable, agrees to return to such Lender the amount paid by it to the applicable Lender with respect to such refund (plus applicable penalties, interest or other charges) in the event such Lender is required to repay such refund.


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                BORROWER:

                                LCC INTERNATIONAL, INC., A DELAWARE CORPORATION



                                By   /s/  Piyush Sodha
                                    -----------------------------------
                                     Name:        Piyush Sodha
                                     Title:       President & CEO



                                Address for Notices:

                                7925 Jones Branch Drive
                                McLean, Virginia 22102
                                Attention: Chief Financial Officer
                                Telecopier No.: (703) 527-9433

                                with a Copy to:

                                7925 Jones Branch Drive
                                McLean, Virginia 22102
                                Attention:  General Counsel
                                Telecopier No.:  (703) 527-9433



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                        SUBSIDIARY BORROWER:

                                        LCC EUROPE AS (F/K/A EUROPEAN
                                        TECHNOLOGY PARTNER AS), A NORWEGIAN
                                        CORPORATION



                                        By :   /s/  Piyush Sodha
                                             --------------------------------
                                                 Name:       Piyush Sodha
                                                 Title:      Chairman

                                        Address for Notices:

                                        c/o LCC International, Inc.
                                        7925 Jones Branch Drive
                                        McLean, Virginia 22102
                                        Attention: Chief Financial Officer
                                        Telecopier No.: (703) 527-9433

                                        with a copy to:

                                        c/o LCC International, Inc.
                                        7925 Jones Branch Drive
                                        McLean, Virginia 22102
                                        Attention: General Counsel
                                        Telecopier No.: (703) 527-9433



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                         SUBSIDIARY GUARANTORS:

                                         LCC DESIGN SERVICES, L.L.C., A DELAWARE
                                         LIMITED LIABILITY COMPANY



                                         By  /s/  Piyush Sodha
                                             -----------------------------------
                                             Name:    Piyush Sodha
                                             Title:   President & CEO

                                         LCC DEVELOPMENT COMPANY, L.L.C., A
                                         DELAWARE LIMITED LIABILITY COMPANY



                                         By  /s/  Piyush Sodha
                                             -----------------------------------
                                             Name:    Piyush Sodha
                                             Title:   President & CEO

                                         MICROCELL MANAGEMENT, INC., A DELAWARE
                                         CORPORATION



                                         By  /s/  Piyush Sodha
                                             -----------------------------------
                                             Name:    Piyush Sodha
                                             Title:   President & CEO

                                         Address for Notices:

                                         c/o LCC International, Inc.
                                         7925 Jones Branch Drive
                                         McLean, Virginia 22102
                                         Attention: Chief Financial Officer
                                         Telecopier No.: (703) 873-2300

                                         with a copy to:

                                         c/o LCC International, Inc.
                                         7925 Jones Branch Drive
                                         McLean, Virginia 22102
                                         Attention:  General Counsel
                                         Telecopier No.: (703) 527-9433



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                             ADMINISTRATIVE AGENT:

                                             THE CHASE MANHATTAN BANK



                                             By   /s/  Alan J. Aria
                                                 -----------------------------
                                                  Name:   Alan J. Aria
                                                  Title:  Vice President

                                             Address for Notices:

                                             4 Chase Metrotech Center
                                             13th Floor
                                             Brooklyn, NY 11245
                                             Attention: New York Agency

                                             with a copy to:
                                             999 Broad Street
                                             Bridgeport, Connecticut 06604
                                             Attention: Alan Aria



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                           LENDERS:

                                           THE CHASE MANHATTAN BANK



                                           By   /s/  Alan J. Aria
                                                --------------------------------
                                                Name:    Alan J. Aria
                                                Title:   Vice President



                                           Lending Office and Address for
                                           Notices:

                                           999 Broad Street
                                           Bridgeport, Connecticut 06604
                                           Attention: Alan Aria
                                           Telecopier No.: (203) 382-6573



                      [SIGNATURE PAGE TO CREDIT AGREEMENT]

                                   SCHEDULE I

                          Revolving Credit Commitments

The Chase Manhattan Bank                                 $20,000,000



                           Swingline Loan Commitments

The Chase Manhattan Bank                                 $ 2,500,000

                                                                     Exhibit A 1

                              REVOLVING CREDIT NOTE


$20,000,000                                                   New York, New York
                                                              September 30, 1996

         For value received, LCC INTERNATIONAL, INC., a corporation organized under the laws of Delaware (the "Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender") at the principal office of The Chase Manhattan Bank at 1 Chase Manhattan Plaza, New York, New York 10081, as administrative agent for the Lender (in such capacity, together with its successors in such capacity, the "Administrative Agent"), for the account of the appropriate Lending Office of the Lender, the principal sum of Twenty Million and 00/100 Dollars ($20,000,000) or, if less, the amount loaned by the Lender to the Borrower pursuant to the Credit Agreement referred to below, in lawful money of the United States of America and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The date and amount of each type of Revolving Credit Loan made by the Lender to the Borrower under the Credit Agreement referred to below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Revolving Credit Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Revolving Credit Notes referred to in that certain Amended and Restated Credit Agreement dated as of September 30, 1996 (as amended or supplemented from time to time, the "Credit Agreement") among the Borrower, LCC Design Services, L.L.C., a Delaware limited liability company, LCC Development Company, L.L.C., a Delaware limited liability company (collectively, the "Subsidiary Guarantors"), each of the lenders which is signatory thereto (including the Lender) and the Administrative Agent and evidences the Revolving Credit Loans made by the Lender thereunder which shall, in the aggregate amount among all such Revolving Credit Notes, not exceed $20,000,000. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Borrower waives presentment, notice of dishonor, protest and any other notice (except as provided in the Facility Documents) with respect to this Revolving Credit Note.

         This Revolving Credit Note is secured in accordance with, and entitled to the benefits of, the Security Documents.

         All obligations evidenced by this Revolving Credit Note are guarantied by the Subsidiary Guarantors pursuant to, and subject to the terms and conditions of, Article 11 of the Credit Agreement.

         This Revolving Credit Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York.

                                 LCC INTERNATIONAL, INC., a Delaware corporation


                                 By:    /s/  Piyush Sodha
                                    ------------------------
                                     Name:   Piyush Sodha
                                     Title:  President & CEO

                   Amount of         Amount of        Balance           Notation
Date               Loan              Payment          Outstanding       By
----               ---------         ---------        -----------       --------

                                                                     Exhibit A 2

                                 SWINGLINE NOTE


$2,500,000                                                    New York, New York
                                                               December 15, 1997

         For value received, LCC EUROPE AS (F/K/A EUROPEAN TECHNOLOGY PARTNER
AS), a corporation organized under the laws of Norway (the "Subsidiary Borrower"), hereby promises to pay to the order of THE CHASE MANHATTAN BANK (the "Lender") at the principal office of The Chase Manhattan Bank at 270 Park Avenue, New York, New York 10017, as administrative agent for the Lender (in such capacity, together with its successors in such capacity, the "Administrative Agent"), for the account of the appropriate Lending Office of the Lender, the Norwegian Krone Equivalent of the principal sum of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000) or, if less, the amount loaned by the Lender to the Subsidiary Borrower pursuant to the Credit Agreement referred to below, in Norwegian Krone and in immediately available funds, on the date(s) and in the manner provided in the Credit Agreement referred to below. The Subsidiary Borrower also promises to pay interest on the unpaid principal balance hereof, for the period such balance is outstanding, at said principal office for the account of said Lending Office, in like money, at the rates of interest as provided in the Credit Agreement described below, on the date(s) and in the manner provided in said Credit Agreement.

         The date and amount of each type of Swingline Loan made by the Lender to the Subsidiary Borrower under the Credit Agreement referred to below, and each payment of principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Swingline Note (or, at the discretion of the Lender, at any other time), endorsed by the Lender on the schedule attached hereto or any continuation thereof.

         This is one of the Swingline Notes referred to in that certain Second Amended and Restated Credit Agreement dated as of December 15, 1997 (as amended or supplemented from time to time, the "Credit Agreement") among LCC International, Inc., a Delaware corporation (the "Borrower"), the Subsidiary Borrower, LCC Design Service, L.L.C., a Delaware limited liability company, LCC Development Company, L.L.C., a Delaware limited liability company, Microcell Management, Inc., a Delaware corporation, each of the lenders which is signatory thereto (including the Lender) and the Administrative Agent and evidences the Swingline Loans made by the Lender thereunder which shall, in the aggregate amount among all such Swingline Notes, not exceed $2,500,000. All terms not defined herein shall have the meanings given to them in the Credit Agreement.

         The Credit Agreement provides for the acceleration of the maturity of principal upon the occurrence of certain Events of Default and for prepayments on the terms and conditions specified therein.

         The Subsidiary Borrower waives presentment, notice of dishonor, protest and any other notice (except as provided in the Facility Documents) with respect to this Swingline Note.

         All obligations evidenced by this Swingline Notes are guarantied by the Subsidiary Borrower pursuant to and subject to the terms and conditions of,
Article 11 of the Credit Agreement.

         This Swingline Note shall be governed by, and interpreted and construed in accordance with, the laws of the State of New York of the United States of America.

                                   LCC EUROPE AS (F/K/A EUROPEAN TECHNOLOGY
                                   PARTNER AS), A NORWEGIAN CORPORATION


                                   By:     /s/  Piyush Sodha
                                      ----------------------
                                       Name:    Piyush Sodha
                                       Title:   Chairman

                   Amount of         Amount of        Balance           Notation
Date               Loan              Payment          Outstanding       By
----               ---------         ---------        -----------       --------

                                                                       Exhibit B

                             COMPLIANCE CERTIFICATE

                          FOR THE FISCAL PERIOD ENDING
                                 [ ] [ ], 19[ ]

FIXED CHARGE COVERAGE RATIO (calculated for the period of the four most recently ended Fiscal Quarters)

         (a)      Consolidated EBIT                                             $
                                                                                 ----------

         (b)      Consolidated Depreciation                                     $
                                                                                 ----------

         (c)      Consolidated Amortization                                     $
                                                                                 ----------

         (d)      Old ETP R&D Expense                                           $
                                                                                 ----------

         (e)      Consolidated EBITDA ((a) + (b) + (c) + (d))                   $
                                                                                 ----------

         (f)      Consolidated Capital Expenditures                             $
                                                                                 ----------

         (g)      Consolidated Principal Payments                               $
                                                                                 ----------

         (h)      Consolidated Interest Expense                                 $
                                                                                 ----------

         (i)      Consolidated Income Tax Expense                               $
                                                                                 ----------

         (j)      Consolidated Fixed Charges ((g) + (h) + (i))                  $
                                                                                 ----------

         (k)      Fixed Charge Coverage Ratio ((e)-(f)/(j))
                                                                                -----------

         (l)      Required Ratio                                                    2.00


CONSOLIDATED TANGIBLE NET WORTH (calculated as of the end of the most recently ended Fiscal Quarter)

         (a)      Consolidated Subordinated Debt                                $
                                                                                 ----------

         (b)      Consolidated Net Worth                                        $
                                                                                 ----------

         (c)      Consolidated Intangible Assets                                $
                                                                                 ----------

         (d)      Consolidated Tangible Net Worth ((a) + (b))                   $
                                                                                 ----------

         (e)      Required Amount ($58,000,000+(iv)+(v))                        $
                                                                                 ----------

                  (i)      Greater of Consolidated Net income
                           and Zero Dollars ($0)                                $
                                                                                 ----------

                  (ii)     Net Proceeds of Capital Stock Issuances and
                           Consolidated Subordinated Debt Incurrences           $
                                                                                 ----------

                  (iii)    Reversal of NextWave and DCR Reserves                $
                                                                                 ----------

                  (iv)     Fiscal Quarter Net Worth Increase Amount
                           [((i)*.50) +((ii)*.75)+((iii)*1.00)]                 $
                                                                                 ----------

                  (v)      Aggregate of Prior Fiscal Quarter Net Worth
                           Increase Amounts                                     $
                                                                                 ----------

CURRENT RATIO (calculated as of the end
of the most recently ended Fiscal Quarter)

         (a)      Consolidated Current Assets                                   $
                                                                                 ----------

         (b)      Consolidated Current Liabilities                              $
                                                                                 ----------

         (c)      Current Ratio ((a)/(b))
                                                                                -----------

         (d)      Required Ratio                                                    1.75

CASH FLOW LEVERAGE RATIO (calculated for the period of the four most recently ended Fiscal Quarters)

         (a)      Consolidated Debt                                             $
                                                                                 ----------

         (b)      Consolidated EBITDA                                           $
                                                                                 ----------

         (c)      Cash Flow Leverage Ratio ((a)/(b))
                                                                                -----------

         (d)      Required Ratio                                                    3.00

I, [         ], the [       ] of LCC International, Inc., in my capacity as
such, hereby certify that, to the best of my knowledge, the information contained herein is true and correct and no Default or Event of Default has occurred and is continuing on the date hereof.

Date:  [          ] [     ], 199[__]    LCC INTERNATIONAL, INC., A
                                          DELAWARE CORPORATION


                                        By:
                                            Name:
                                            Title:

                                                                     Exhibit C 1

LCC
LCC INTERNATIONAL, INC.
7925 Jones Branch Drive
McLean, Virginia  22102
(703) 873-2000
Fax (703) 873-2100


December 15, 1997

The Chase Manhattan Bank,
 as Administrative Agent
4 Chase Metrotech Center
Brooklyn, New York  11245

Each of the Lenders signatory to the
 Credit Agreement referred to below

Ladies and Gentlemen:

I have acted as counsel to LCC International, Inc., a corporation organized under the laws of Delaware (the "Borrower"), and its Subsidiaries, in connection with the execution and delivery of that certain Second Amended and Restated Credit Agreement dated as of December 15, 1997 (the "Credit Agreement") among the Borrower, European Technology Partner AS, LCC Design Services, L.L.C., LCC Development Company, L.L.C., Microcell Management, Inc., each of the lenders signatory thereto and The Chase Manhattan Bank, as Administrative Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement shall have the meanings assigned to them therein.

In connection with this opinion, I have examined executed copies of the Facility Documents and such other documents, records, agreements and certificates as I have deemed appropriate. I have also reviewed such matters of law as I have considered relevant for the purpose of this opinion.

Based upon the foregoing, I am of the opinion that:

         1) Each of the LCC Consolidated Entities is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the corporate, partnership or limited liability company power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged and is duly qualified as a foreign corporation, partnership or limited liability company and is in good standing under the laws of each other jurisdiction in which such qualification is required and in which the failure to so quality or be in good standing could reasonably be expected to have a Material Adverse Effect.

         2) Each of the Facility Documents to which it is a party has been duly executed and delivered by such Obligor. The execution, delivery and performance by each of the Obligors of the Facility Documents to which it is a party have been duly authorized by all necessary corporate, partnership and limited liability company action and do not and will not: (a) require any consent or approval of its members which has not been obtained; (b) contravene its organizational documents; (c) violate any provision of, or require any filing (other than the filings required pursuant to the terms of the Security Documents), registration, consent or approval under, any law, rule, regulation (including, without limitation, Regulation
                  U), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Parent or any of its Subsidiaries; (d) result in breach of or constitute a default or require any consent under any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Parent or any of its Subsidiaries is a party or by which their respective Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien (other than as created under the Security Documents), upon or with respect to any of the Properties now owned or hereafter acquired by the Parent or any of its Subsidiaries; or (f) cause the Parent or any of its Subsidiaries to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any such indenture, agreement, lease or instrument.

         3) Each Facility Document to which any Obligor is a party is a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

If you have any questions, please call me.

Sincerely,

/s/  Peter A. Deliso

     Peter A. Deliso
     Vice President, Corporate Affairs
     & General Counsel

                                                                      Exhibit C2

Chase Manhattan Bank, As Administrative Agent
4 Chase Metrotech Center

USA


Our ref.:  TPD/hco                                             December 15, 1997
Your ref.:


Ladies and Gentlemen:

We have acted as counsel to LCC International, Inc., a corporation organized under the laws of Delaware ("LCC"), and LCC Europe AS (former European Technology Partner AS), a corporation organized under the laws of Norway ("LCCE") in connection with the execution and delivery of that certain Second Amended and Restated Credit Agreement dated as of 15 December 1997 (the "Credit Agreement") among LCC, LCCE, LCC Design Services, L.L.C., LCC Development Company, L.L.C., Microcell Management, Inc., each of the lenders signatory thereto and the Chase Manhattan Bank, as Administrative Agent. Except as otherwise defined herein, all terms used herein and defined in the Credit Agreement shall have the meanings assigned to them therein.

In connection with this opinion, we have examined executed copies of the Credit Agreement, the Revolving Credit Facility and the Security Agreement dated 16 June 1996 executed by LCCE in favor of LCC (collectively, the "Documents") and such other documents, records, agreements and certificates as we have deemed appropriate. We have also reviewed such matters of law as we have considered relevant for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that:

1. LCCE is duly incorporated, validly existing and in good standing under Norwegian law, has the corporate power and authority to own its assets and to transact the business in which it is now engaged or proposed to be engaged.

2. The execution, delivery and performance by LCCE of the Documents to which it is a party and the borrowings by LCCE under the Documents have been duly authorized by all necessary corporate actions and do not and will not: (a) require any consent or approval of its stockholder; (b) contravene its Articles of Association; (c) violate any provision of, or require any filing, registration, consent or approval under, any Norwegian law, rule, regulation (including without limitation, any exchange control law or regulation), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to LCCE; (d) result in a breach of or constitute a default or require any consent under any indenture or loan or credit agreement or any other agreement, lease or instrument to which LCCE is a party or by which it or its Properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to any of the Properties now owned or hereafter acquired by LCCE; or (f) cause LCCE to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument. According to Norwegian Law a joint-stock company may not be liable, by debt or guarantee commitments, for a foreign parent company's liabilities. The agreements are only valid or binding, if, and to the extent, the Norwegian subsidiary is the actual borrower.

3. Each Document has been duly executed and delivered by LCCE. Each Document to which LCCE is a party is a legal, valid and binding obligation of LCCE enforceable against LCCE in accordance with its terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally.

4. The choice of law provisions in each of the Documents would be enforced by the courts of Norway, provided that any such choice of law provision or enforcement provision is contrary to mandatory Norwegian law.

5. To the best of our knowledge (after due inquiry), there are no actions, suits or proceedings pending or threatened, against or affecting LCCE before any Governmental Authority.

6. No withholding tax or documentary stamp tax or intangible tax or any other tax under the applicable laws or Norway is or will be due in connection with the transactions contemplated under the Documents.

7. LCCE is not subject to regulation under any statute or regulation limiting its ability to incur indebtedness for money borrowed as contemplated by the Documents.

8. We hereby confirm that Mr. Piyush Sodha as Chairman of the Board of Directors of LCCE is authorized to execute and sign the Documents on behalf of LCCE.

9. The opinions hereby expressed are confirmed to and given on the basis of Norwegian law as currently in force and applied by the Courts of Norway. We have made no investigation of and express no opinions as to the laws of any jurisdiction other than Norway.

                       Yours sincerely WIKBORG, REEN & CO.

                               /s/ Anders Monrad

                                   Anders Monrad

                                  SCHEDULE 6.04
                                LITIGATION, ETC.

1.       Katyl v. LCC. L.L.C., Arco No.-96-042-3, EEOC No. 10B-95-0117. This
         case involves a charge of national origin discrimination (East Indian) filed on October 12, 1995. Ms. Katyl claims that she was denied promotions and ultimately laid off because of her nationality. If she prevails she would be entitled to back pay and benefits retroactively to her date of termination (9/12/95), compensatory and punitive damages capped at $300,000 and attorney fees. On September 30, 1997, the Company received notice from the EEOC that it had dismissed the claim and adopted the finding of the Arlington County Human Rights Commission that "no reasonable grounds" existed for the claim. Ms. Katyl may pursue her claim in federal or state court, provided the suit is filed on or before December 26,1997.

2. Taylor v. LCC. Inc., ARCO No. 96-145-E, EEOC No. 10B-96-0082. On May 15, 1996, former LCC employee Sherry Taylor filed a complaint with the Arlington County Human Rights Commission alleging sex discrimination and sexual harassment in violation of Chapter 31 of the Arlington County Code. The Company appears to have a meritorious defense, and the case remains pending with the Commission.

3. GBR v. Eurofon Incorp. & Co. KG, (Landgericht Dusseldorf, Germany). Plaintiff Landlord filed a complaint against Eurofon seeking DM 110,000 on breach of contract claim for failure to pay rent. Eurofon has filed a motion seeking postponement of the case until the Appellate Court in Dusseldorf decides a similar claim. The decision regarding postponement is pending.

4. ABS Capital Partners ("ABS"). On November 27, 1996, the Company received a letter from an attorney purporting to represent ABS. The letter asserts, in substance, that ABS and Microcell Management, LCC had agreed that ABS would receive 75% of Microcell's membership in exchange for up to $10 million in capital funding from ABS, and that LCC had "interfered" with that agreement by refusing to approve the transaction under the terms of the joint venture agreement between LCC and the other Microcell shareholders. No correspondence has been received on this claim since January, 1997 and to our knowledge, no suit has been filed.

5. LCI International/Trademark Claim. On November 6, 1996, the Company received a letter from counsel for LCI International, Inc. ("LCI") alleging that the Company's purported use of the names "LCC International" and "LCCI" violates LCI's rights to use the trademark "LCI International" in connection with the marketing, sale and distribution of telecommunications products and services. The company has responded to LCI's claims, and believes it has a meritorious defense. Sporadic correspondence continues on this matter. To our knowledge, no suit has been filed.

6. RCC Consultants, Inc. v. LCC International. At Law No. 96-1395 (Circuit Court for the County of Arlington). On December 20, 1996, RCC Consultants, Inc. ("RCC") filed a motion for judgment against LCC seeking $88,000.00 on a breach of contract claim alleging that LCC had failed to pay for certain site acquisition services. LCC counterclaimed against RCC, alleging breach of and seeking damages in the amount of $25,000. The company believes it has a meritorious defense to RCC's claims.

7. Armor Cape & Pond Inc. v. LCC International. At Law No. 162099 (Circuit Court for the County of Fairfax). On June 20, 1997 Armor Cape & Pond, Inc. ("ACP') filed a motion for judgment against LCC seeking $42,800, plus interest, on a breach of contract claim alleging that LCC had failed to pay for certain architectural and engineering services. The company believes it has a meritorious defense to all but $20,000 of the claim.

8. See Schedule 6.07 for a description of certain foreign and state taxes owing by the LCC Consolidated Entities.

                                  SCHEDULE 6.07
                                      TAXES

1. LCC, L.L.C. has approximately $8,889,000 in its Accrued Foreign Tax liability account at September 30, 1997. Approximately $658,000 of this amount represents estimated accrued interest on outstanding foreign taxes. The balance, approximately $8,231,000, represents liabilities which have been accrued for Income Tax, Branch Profits Tax, and Withholding Tax for approximately 27 countries.

2. LCC, L.L.C. has approximately $1,482,000 in its Accrued State and Local Tax Liability Account at September 30, 1997. Approximately $50,000 of this amount represents estimated accrued interest on the outstanding state and local taxes. The balance, approximately $1,432,000, represents liabilities which have been accrued for Income Tax, Sales & Use Tax, Payroll Tax, Property Tax, and Local Gross Receipts Tax.

                                  SCHEDULE 6.09
                            SUBSIDIARIES, AFFILIATES

                                  SUBSIDIARIES

1.       LCC Design Services, L.L.C.

                  Address: 7925 Jones Branch Drive
                           McLean, Virginia, 22102

                  Jurisdiction of Formation: Delaware

         Ownership: The Borrower owns 99% and LCC Development Company, L.L.C. owns 1% of the issued and outstanding membership interests in LCC Design Services, L.L.C. LCC Design Services, L.L.C. owns 1% of the issue and outstanding membership interest in LCC Development Company, L.L.C.

2.                LCC Europe Gmbh

                  Address: Grafenberger Allee 99
                           40000 Dusseldorf, Germany

                  Jurisdiction of Formation:Germany

                  Ownership:        The Borrower owns 80% of the partnership
interests of Eurofon Incorp. & Co. KG.

3.                Eurofon de France S.A.R.L.

                  Address: 7 BD Romain Rolland, B.P. 87
                           92128 Montrouge Cedex, France

                  Jurisdiction of Formation: France

                  Ownership:        The Borrower owns 100% of the partnership
interests of Eurofon de France S.A.R.L.

4.                LCC, United Kingdom:

                  Address: c/o 2300 Clarendon Blvd., Suite 800
                           Arlington, VA 22201

                  Jurisdiction of Formation: United Kingdom

         Ownership: The Borrower owns 99% and LCC Design Services owns 1% of the ordinary shares of LCC, United Kingdom.

5.                LCC Development Company, L.L.C.:

                  Address: 2300 Clarendon Blvd., Suite 800
                           Arlington, VA 22201

                  Jurisdiction of Formation: Delaware

         Ownership: The Borrower owns 99% and LCC Design Services L.L.C. owns 1% of the issued and outstanding membership interests in LCC Development Company, L.L.C. LCC Development Company, L.L.C. owns 1% of the issued and outstanding membership interests in LCC Design Services, L.L.C.

6.                Microcell Management L.L.C.

                  Address: 8365 Cherry Lane
                           Laurel, MD 20707

                  Jurisdiction of Formation: Maryland

                  Ownership:        The Borrower owns a 83.75% interest in
                                    Microcell.

7.                LCC do Brazil Ltda.

                  Address: Rue Frei Caneca
                           1380- Conj. 82
                           Sao Paulo, SP 01307-002
                           Brazil

                  Jurisdiction of Formation:  Brazil

                  Ownership:        The Borrower owns a 100% interest in LCC do
                                    Brazil Ltda.

8.                Communication Consulting Services ("CCS")

                  Address: 631 East Butterfield Rd.
                           Unit 301
                           Lombard, IL 60148

                  Jurisdiction of Formation: Illinois

                  Ownership:        The Borrower owns a 60% interest in CCS.

9.                LCC Asia Pacific LTD PTE

                  Address: Centrako Business Centre
                           6 Battery Road, #22-00
                           Singapore 049909

                  Jurisdiction of Formation: Singapore

         Ownership: The Borrower owns 100% interest in LCC Asia Pacific. Registration is pending, with the anticipated formation date of December 20, 1997.

10.               European Technology Partners A.S. ("ETP').

                  Address: Solheimveien 30
                           P.O. Box 447
                           N-1471 Skarep, Norway

                  Jurisdiction of Formation: Norway

                  Ownership: The Borrower owns 100% interest in ETP.

                                   AFFILIATES

1.                Telcom Ventures, L.L.C.

                  Address: 2300 Clarendon Blvd., Suite 800
                           Arlington, Virginia, 22201

                  Jurisdiction of Formation: Delaware

         Ownership: Cherrywood Holdings, Inc. (formerly LCC, Incorporated) owns 75% and Carlyle (as that term is defined in the Formation Agreement dated November 16, 1993 ("Carlyle")) owns 25% of the issued and outstanding membership interests in Telcom Ventures. Telcom Ventures owns 99% of the issued and outstanding membership interests in RF Investors, L.L.C., which in turn owns all of the outstanding shares of Class B Common Stock of LCC International, Inc., which represents approximately 93.9% of the combined voting power of both classes of Common Stock of the Borrower.

2.                Cherrywood Holdings, Inc. (formerly LCC, Incorporated)

                  Address: 2300 Clarendon Blvd., Suite 800
                           Arlington, Virginia, 22201

                  Jurisdiction of Formation: Kansas

         Ownership: Cherrywood Holdings, Inc. owns 75% of the issued and outstanding membership interests in Telcom Ventures, L.L.C., which in turn owns 99% of the issued and outstanding membership interests in RF Investors, L.L.C.

3.                The Carlyle Group

                  Address: 7915 Jones Branch Drive
                           McLean, VA 22102

                  Jurisdiction of Formation: Delaware

         Ownership: The Carlyle Group owns 25% of the issued and outstanding membership interests in Telcom Ventures, L.L.C., which in turn owns 99% of the issued and outstanding membership interests in RF Investors, L.L.C.

4.                RF Investors, L.L.C.

                  Address: 2300 Clarendon Blvd.
                           Arlington, VA 22201

                  Jurisdiction of Formation: Delaware

         Ownership: RF Investors owns all of the outstanding shares of Class B Common Stock, which represents 94.8% of the combined voting power of both classes of Common Stock of LCC International, Inc.

5.                Koll Telecommunications Services, L.L.C.

                  Address: 5000 Birch Street, Suite 330
                           Newport Beach, CA 92660

                  Jurisdiction of Formation: Delaware

                  Ownership: The Borrower owns 33 1/3% of the issued and outstanding membership interests in Koll.

6. This list of Affiliates lists only Subsidiaries of the Borrower, Affiliates in which the Borrower has an ownership interest, and Affiliates which directly own the Borrower, RF Investors, L.L.C., or Telcom Ventures, L.L.C. This list does not include affiliates or related parties of the Singh family.

                             OTHER SECURITYHOLDINGS

1. NextWave Telecom Inc.: The Borrower holds 1,666,666 shares of Series B Common Stock of NextWave Telecom Inc., and warrants to purchase an additional 123,356 shares of Series B Common Stock at $3.00 per share.

2. DCR: On March 20, 1996, LCC, L.L.C. executed a Convertible Note and Investment Agreement with DCR for two loans of up to $6.5 million, approximately $6.5 million of which is outstanding.

                                  SCHEDULE 6.10
                               CREDIT ARRANGEMENTS

                                      DEBT

1. The Borrower owes $20 million in principal under the Subordinated Note due 2000 executed by LCC, L.L.C. in favor of MCI Telecommunications Corporation plus accrued interest.

2. The Borrower has assumed the obligations of Telcom Ventures under a Subordinated Note due 2000 in the principal amount of $30 million in favor of MCI Telecommunications Corporation.

3. As of the Closing Date, The Borrower had issued Letter of Credit for the benefit of CTC Cellular in the amount of $66,946.40 secured by CD # 3300077055707 maturing on 11/28/96.

4. The Borrower has entered into an agreement with Dana Commercial Credit with respect to financing the purchase of certain computer equipment in amounts less than $50,000.

                                     LIENS*

As of September 30, 1996, Liens publicized by the following financing statements (copies of which are held by the Administrative Agent):

1. UCC-1 financing statement # 92-225660 filed on November 18, 1992 with the Secretary of State of Texas against LCC, Incorporated secured by DARR Equipment Co.

2. UCC-1 financing statement # 940527 7204 filed on May 27, 1994 with the Virginia State Corporation Commission against LCC, Incorporated secured by Advanced Computer Concepts.

3. UCC-1 financing statement # 940613 7169 filed on June 13, 1994 with the Virginia State Corporation Commission against LCC, Incorporated secured by Pitney Bowes Credit Corporation.

4. UCC-1 financing statement # 94-11297017 filed on November 29, 1994 with the Virginia State Corporation Commission against LCC, Incorporated secured by Pitney Bowes Credit Corporation.

5. UCC-1 financing statement # 54682 filed on November 30, 1994 with Arlington County, Virginia against LCC, Incorporated secured by Aristidis Kopsidas together with attachments thereto.

6. UCC-1 financing statement # 941214 7168 filed on December 14, 1994 with the Virginia State Corporation Commission against LCC, Incorporated secured by Aristidis Kopsidas together with attachments.

7. UCC-1 financing statement # 94-248131 filed on December 27, 1994 with the Secretary of State of Texas against LCC, Incorporated secured by Plank Co.

8. UCC-1 financing statement # 950224 7117 filed on February 24, 1995 with the Virginia State Corporation Commission against LCC, Incorporated secured by Pitney Bowes Credit Corporation.

9. UCC-1 financing statement # 950509 7087 filed on May 9, 1995 with the Virginia State Corporation Commission against LCC, Incorporated secured by Pitney Bowes Credit Corporation.

10. UCC-1 financing statement # 55401 filed on June 20, 1995 with Arlington County, Virginia against LCC, L.L.C. secured by AT&T Capital Services Corp. covering MAR/2957B Asset # 700953.

11. UCC-1 financing statement # 950620 7701 filed on June 20, 1995 with the Virginia State Corporation Commission against LCC, L.L.C. secured by AT&T Capital Services Corp. covering MAR/2957B Asset # 700953.

12. UCC-1 financing statement # 55453 filed on July 5, 1995 with Arlington County, Virginia against LCC, L.L.C. secured by AT&T Capital Services Corp. covering MAR/2957B Asset # 692818.

13. UCC-1 financing statement # 55454 filed on July 5, 1995 with Arlington County, Virginia against LCC, L.L.C. secured by AT&T Capital Services Corp. covering MAR/2957D Asset # 711130.

14. UCC-1 financing statement # 950705 7312 filed on July 7, 1995 with the Virginia State Corporation Commission against LCC, L.L.C. secured by Telogy, Inc. together with attachments thereto.

15. UCC-1 financing statement # 55477 filed on July 10, 1995 with Arlington County, Virginia against LCC, L.L.C. secured by Telogy, Inc. covering HP 8594E.

16. UCC-1 financing statement # 950717 7050 filed on July 17, 1995 with the Virginia State Corporation Commission against LCC, Incorporated secured by Pitney Bowes Credit Corporation.

17. UCC-1 financing statement # 950824 7805 filed on August 24, 1995 with the Virginia State Corporation Commission against LCC, Incorporation secured by AT&T Capital Services Corporation.

18. UCC-1 financing statement # 55634 filed on August 28, 1995 with Arlington County, Virginia against LCC, Incorporated secured by AT&T Capital Services Corp. covering MAR/2957D, MAR/2957B & MAR/8593E.

19. UCC-1 financing statement #9509227248 filed on September 22, 1995 with the Virginia State Corporation Commission against LCC, L.L.C. secured by Telogy, Inc.

20. UCC-1 financing statement # 55753 filed on September 25, 1995 with Arlington County, Virginia against LCC, L.L.C. secured by Telogy, Inc. covering MAR/2957D.

21. UCC-1 financing statement # 56263 filed on February 23, 1996 with Arlington County, Virginia against LCC, L.L.C. secured by AT&T Capital Services Corp. covering MAR/2967D.

22. UCC-1 financing statement #9603227216 filed on March 22, 1996 with the Virginia State Corporation Commission against LCC, L.L.C. secured by Telogy, Inc.

23. UCC-1 financing statement # 56393 filed on March 25, 1996 with Arlington County, Virginia against LCC, L.L.C. secured by Telogy, Inc.

24. UCC-1 financing statement # 56433 filed on April 2, 1996 with Arlington County, Virginia against LCC, Inc. secured by AT&T Capital Services Corp. covering MAR/2031.

25. UCC-1 financing statement # 960402 7832 filed on April 2, 1996 with the Virginia State Corporation Commission against LCC, Incorporated secured by AT&T Capital Services Corp.

26. UCC-1 financing statement # 56580 filed on May 9, 1996 with Arlington County, Virginia against LCC, Inc. secured by AT&T Capital Services Corp. covering WAV/3600D.

27. UCC-1 financing statement # 960510 7817 filed on May 10, 1996 with the Virginia State Corporation Commission, against Telcom Ventures, L.L.C. secured by Nomura Holding America Inc.

28. UCC-1 financing statement # 57092 filed on August 29, 1996 with Arlington County, Virginia against LCC, Inc. secured by AT&T Capital Corporation covering R&S SME03.


                  * In addition, there are numerous filings of Chase Manhattan Bank (National Association) as Administrative Agent pursuant to the Credit Agreement date June 14, 1996 among LCC, L.L.C., LCC Design Services L.L.C., LCC Development Company, L.L.C., the Lenders signatory thereto, and Chase Manhattan Bank (National Association) as Administrative Agent.

                                   INVESTMENTS

1. The Borrower owns 33.33% of Koll Telecommunications Services, L.L.C., a Delaware limited liability company ("Koll").

2. The Borrower owns 1,666,666 shares of Series B Common Stock of NextWave Telecom Inc. and warrants to purchase 123,356 shares of series B Common Stock.

3. The Borrower has executed a Convertible Note and Investment Agreement with Pocket Communications, Inc. for two loans of up to $6.5 million, approximately $6.5 million of which is outstanding.

4. The Borrower has received a Promissory Note, dated December 31, 1996, from Pocket Communications, Inc., in the original principal amount of $948,990.86. The principal amount has not been increased, but Pocket continues to owe the Borrower additional amounts for services rendered during 1996 and 1997. Please refer to the Borrower's Annual Report on Form 10-K, Part II, Item 7, "Cash Flows" for discussion regarding these amounts.

5. The Borrower has received a Promissory Note, dated December 31, 1996 from NextWave Telecom, Inc., in the original principal amount of $10,000,000. As of the Closing Date, approximately $5.9 million is outstanding under the Note. NextWave continues to owe the Borrower additional amounts for services rendered during 1996 and 1997. Please refer to the Borrower's Annual Report on Form 10-K, Part II, Item 7, "Cash Flows" for discussion regarding these amounts.

6. The Borrower has received a Promissory Note, dated September 26, 1996, from Telecom Ventures, L.L.C., in the principal amount of $3,500,000.

7. The Borrower has extended a revolving credit note to Microcell Management, Inc., dated December 31, 1996, in the maximum principal amount of $35,000,000.

8. The Borrower has extended a revolving credit note to European Technology Partners AS, dated June 16, 1997, in the maximum principal amount of $10,000,000.

                                   GUARANTEES

1. The Borrower has guaranteed the obligations of Microcell Management, Inc. under its Master Construction Agreement, dated May 15, 1997, with PrimeCo Personal Communications, L.P. ("The MCA") and certain leases and related documents issued thereunder.

2. The Borrower has guaranteed the payment obligations of Microcell Management, Inc. under certain purchase orders for tower equipment issued to the Fort Worth Tower Company.

                                  SCHEDULE 6.11
                                    CONTRACTS

                         ALL REVENUE PRODUCING CONTRACTS

1. Agreement dated May, 1989 between LCC, Incorporated and Metrocel Cellular Telephone Company.

2. Agreement dated August 29, 1989 between LCC, Incorporated and GTE Mobilenet Service Corp.

3. Agreement dated May 15, 1990 as amended between LCC, Incorporated and Hutchison Microtel Limited as amended.

4. Agreement dated March 1, 1991 and amended December 1, 1992 between LCC, Incorporated and Bay Area Cellular Telephone Company.

5. Agreement dated March 26, 1991 between LCC, Incorporated and Alltel Mobile Communications, Inc. as amended December 12, 1995.

6. Agreement dated April 26, 1991 and amended June 1, 1992 between LCC, Incorporated and Telecom Securicor Cellular Radio Limited d/b/a Cellnet.

7. Technical Collaboration Agreement Dated May 3, 1991 Between LCC, L.L.C. and BPL Systems and Projects, Ltd.

8. Agreement dated June 27, 1991 between LCC, Incorporated and Telcel, Radiomovil Dipsa, S.A. de C.V.

9. Agreement dated September 1, 1991 between LCG, Incorporated and Sistemas Telefonicos Portatiles Celulares, S.A. de C.V.

10. Agreement dated September 1, 1991 between LCC, Incorporated and Santa Cruz Cellular Telephone Company.

11. Agreement dated November 1, 1991 between LCC, Incorporated and Telecomunicaciones del Golfo, S.A. de C.V.

12. Agreement dated November 1, 1991 between LCC, Incorporated and Bell South Enterprises, Inc.

13. Agreement dated December 19, 1991 between LCC, Incorporated and BellSouth Cellular Corp. on behalf of itself and its affiliate American Cellular Communications Corporation and more particularly on behalf of Indianapolis Telephone Company.

14. Agreement dated December 19, 1991 between LCC, Incorporated and BellSouth Cellular Corp. on behalf of itself and its affiliate BellSouth Mobility Inc. and more particularly on behalf of BellSouth Mobility's Region 2.

15. Agreement dated December 19, 1991 between LCC, Incorporated and BellSouth Cellular Corp. on behalf of itself and its affiliate American Cellular Communications Corporation and more particularly on behalf of Madison Cellular Telephone Company.

16. Agreement dated December 19, 1991 between LCC, Incorporated and BellSouth Cellular Corp. on behalf of itself and its affiliate American Cellular Communications Corporation and more particularly on behalf of Milwaukee Telephone Company.

17. Agreement dated December 19, 1991 between LCC, Incorporated and BellSouth Cellular Corp. on behalf of itself and its affiliate BellSouth Mobility Inc. and more particularly on behalf of BellSouth Mobility's Region 3.

18. Agreement dated January 1, 1992 between LCC, Incorporated and Southwestern Bell Mobile Systems, Inc. d/b/a Cellular One Chicago.

19. Agreement dated January 1, 1992 between LCC, Incorporated and Southwestern Bell Mobile Systems, Inc. d/b/a Cellular One Boston.

20. Agreement dated January 1, 1992 and amended January 1, 1993 between LCC, Incorporated and Southwestern Bell Mobile Systems, Inc. d/b/a Cellular One Baltimore/Washington.

21. Lease Agreement dated January 12, 1992 between GBR and Eurofon Incorp. & Co. KG.

22. Agreement dated January 31, 1992 and amended March 1, 1993 between LCC, Incorporated and McCaw Cellular of California Inc.

23. Agreement dated January 31, 1992 between LCC, Incorporated and Pittsburgh Cellular Telephone Company.

24.      Agreement dated February 19, 1992 between LCC, Incorporated and
         Motorola, Inc.

25. Agreement dated February 20, 1992 between LCC, Incorporated and Exportables Ltda.

26. Agreement dated May 8, 1992 between LCC, Incorporated and Pacific Northwest Cellular, Inc.

27. Amendment to International ANET Software License and Service Agreement, June 1, 1992 between Cellnet and LCC, Incorporated.

28. Agreement dated July 1, 1992 between Telecom Solutions Incorporated and Fleet Call, Inc.

29. Agreement dated July 15, 1992 between LCC, Incorporated and Comcast Cellular Communications, Inc.

30. Software Agreement dated September 4, 1992 between CTCC Compani Telephonos de Chili Cellular and LCC, Incorporated.

31. Service Agreement dated September 22, 1992 between Korean Mobile Telecom and LCC, Incorporated.

32. Software License Agreement dated September 30, 1992 between LCC, Incorporated and Telecomunicaciones Movilnet C.A. as amended May, 1994.

33. Agreement dated October 1, 1992 between LCC, Incorporated and Cellular Pacific.

34. Agreement dated December 1, 1992 between LCC, Incorporated and United States Cellular Corporation and letter agreement dated November 10, 1995.

35. Agreement dated December 18, 1992 between LCC, Incorporated and BellAtlantic Mobile System Inc. and the following BellAtlantic Metromobile companies: Metromobile CTS of the Northeast Inc., Metromobile CTS of the Southwest Inc. and Metromobile CTS of the Southeast Inc.

36. Design Services Agreement dated January 1, 1993 between LCC, Incorporated and Bay Area Cellular Telephone Company.

37. Agreement dated January 1, 1993 between LCC, Incorporated and BellSouth Mobility Inc. Region 1, an affiliate of BellSouth Cellular Corporation.

38. Agreement dated January 1, 1993 between LCC, Incorporated and Ericsson Systems Radio Inc.

39. Amendment to ANET and CMA Software License and Service Agreement, January 1, 1993 between SW Bell Mobile System d/b/a Cellular One Baltimore/Washington.

40. Service Agreement dated January 13, 1993 between Celular Movil de Colombia and LCC, L.L.C.

41. Agreement dated February 17, 1993 between LCC, Incorporated and Telefonica de Espana, S.A.

42. Data Licensee Agreement dated March 23, 1993 between CACI Marketing Systems and LCC, Incorporated.

43. Software License Agreement dated March 29, 1993 between LCC, Incorporated and Taehan Telecom Limited.

44. Agreement dated April 1, 1993 between LCC, Incorporated and Lincoln Telephone and Telegraph Company.

45.      Agreement dated April 1, 1993 between LCC, Incorporated and Telemate,
         S.A.

46. Service Agreement dated April 11, 1993 between Mobile Communications Company KSC and LCC, Incorporated.

47. Agreement dated April 14, 1993 between LCC, Incorporated and Folec Communications Pte. Ltd.

48. Agreement dated April 15, 1993 between LCC, Incorporated and Houston Cellular Telephone Company.

49. Agreement dated April 26, 1993 between LCC, Incorporated and MCI Telecommunications Agreement.

50. Agreement dated April 29, 1993 between LCC, Incorporated and Millicom Costa Rica, S. A.

51.      Agreement dated May 1993 between LCC, Incorporated and Pactel Cellular.

52.      Agreement dated June 9, 1993 between Telemate and Movistar S.A.

53. Cooperation Agreement dated June 28, 1993 between LCC, Incorporated and Telemate.

54. License and Distribution Agreement dated June 28, 1993 between LCC, Incorporated and Telemate, S.A.

55. Marketing Agreement dated June 28, 1993 between Telemate, S.A. and LCC, Incorporated.

56. Shareholders Agreement dated June 28, 1993 between LCC, Incorporated and Sofrecom SA.

57. Irrevocable Promise re 16% dated June 28, 1993 between LCC, Incorporated and Sofrecom SA.

58. Irrevocable Promise re 1% dated June 28, 1993 between LCC, Incorporated and Sofrecom SA.

59.      Agreement dated June 30, 1993 between LCC, Incorporated and BellSouth
         Europe.

60. Agreement dated July 7, 1993 between LCC, Incorporated and Vanguard Cellular Systems, Inc., and amended October 1, 1995.

61. Agreement dated August 11, 1993 and amended October 17, 1993 between LCC, Incorporated and Mobile Telecommunications Company.

62. Software License Agreement dated August 27, 1993 between Essen International and LCC, Incorporated.

63. Agreement dated September, 1993 between LCC, Incorporated and Oneonta Telephone Company.

64. Agreement dated September 1993 between LCC, Incorporated and Computer System House, L.L.C.

65. Agreement dated September 1, 1993 between LCC, Incorporated and Questar Telecom, Inc.

66. Agreement dated September 3, 1993 between LCC, Incorporated and Transit Communications Corporation.

67. Agreement dated September 7, 1993 between LCC, Incorporated and Korean Mobile Telecommunications Corporation, as amended October 16, 1995.

68. Agreement dated September 20, 1993 between LCC, Incorporated and Martin Marietta Corporation Systems Integration Group.

69. Agreement dated October 18, 1993 between LCC, Incorporated and Grupo Iusacell, SA de C.V.

70. Agreement dated October 26, 1993 between LCC, Incorporated and Contel Cellular Inc.

71. Agreement dated November 5, 1993 between Compania de Telefonos de Chile Celular S.A. and LCC, Incorporated.

72. Agreement dated November 9, 1993 and amended March 22, 1994 between LCC, Incorporated and Powerfone, Inc.

73. Agreement dated November 30, 1993 with Addendum dated December 10, 1993 between LCC, Incorporated and Cellular, Inc.

74. Agreement dated December 8, 1993 between LCC, Incorporated and Mobikom SDN BHD.

75. Agreement dated December 15, 1993 between LCC, Incorporated and Wipro Systems Limited, and amended June 30, 1994.

76. Service Agreement dated December 15, 1993 between TSI, LCC, Incorporated and Powerfone, Inc.

77.      Agreement dated January 1, 1994 between Dial Call and LCC, L.L.C.

78. Agreement dated February 1, 1994 between Celular Movil de Colombia S.A. and LCC, L.L.C.

79. Test Equipment License Agreement dated February 3, 1994 between QUALCOMM Incorporated and LCC, L.L.C.

80. Letter Agreement dated February 10, 1994 between LCC, L.L.C. and Multi Kontrol Nusantara.

81. Letter of Appointment between Multi Kontrol Musantara and LCC, L.L.C. dated February 10, 1994.

82. Letter agreement dated February 17, 1994 between LCC, L.L.C. and Radio Telephone Indonesia.

83.      Service Agreement dated March 7, 1994 between TSI, L.L.C. and Dial
         Call, Inc.

84. Agreement dated March 9, 1994 between LCC, L.L.C. and Cellular Communications de Puerto Rico Services, Inc.

85. Sales Representative Agreement between LCC, L.L.C. and Essen Telecom Co., Ltd., dated March 21, 1994.

86. Agreement dated April 27, 1994 between LCC, L.L.C. and Westel 900 GSM Mobile Tavkozlesi RT.

87. Software License Agreement dated April 29, 1994 between VISIX SOFTWARE, INC. and LCC, L.L.C.

88. Agreement dated May 9, 1994 between LCC, L.L.C. and Colonial Village Center Associates.

89. Agreement dated May 15, 1994 between LCC, Incorporated and Comcast Cellular Communications, Inc.

90.      Agreement between Qualcomm and LCC, L.L.C. dated June 1, 1994.

91. Amendment Agreement between LCC, L.L.C. and Southwestern Bell Mobile Systems, Inc., D/B/A Cellular One Boston dated June 21, 1994.

92. Agreement dated June 24, 1994 between Telcom Ventures, L.L.C. and Radio Movil Digital Americas, Inc.

93. Note Purchase Agreement dated June 27, 1994 between LCC, L.L.C., Telcom Ventures, L.L.C. and MCI Telecommunications Corporation.

94. Software License Agreement dated July 7, 1994 between Los Angeles Cellular Telephone Company and LCC, L.L.C. and letter agreement dated August 17, 1995.

95. Agreement dated July 15, 1994 between Omnitel Pronto Italia and LCC, L.L.C. and amendment dated June 23, 1995.

96. Agreement dated August 1994 between Cellular Communications Network (Malaysia) SDN. BHD., and LCC, L.L.C.

97. Agreement dated August 1, 1994 between Compania Celular de Colombia S.A. and LCC, L.L.C.

98. Agreement dated August 12, 1994 between Sapura Holdings Sdn. Bhd., and LCC, L.L.C. as amended by letter agreement dated November 10, 1995 as extended on June 11, 1996.

99. Agreement dated September 1994 between Cellular Communications Network (Malaysia) SDN. BHD., and LCC, L.L.C.

100. Joint Venture Agreement dated September 1, 1994 between Getronics International B.V. and LCC, L.L.C. and agreement dated August 23, 1993.

101. Agreement dated October 11, 1994 and November 1, 1994 between LCC, L.L.C. and Visix Software, Inc., and the First Amendment dated January 1, 1995.

102. Agreement dated October 11, 1994 between Bell South International, Inc. and LCC, L.L.C.

103. Agreement dated October 21, 1994 between LCC, L.L.C. and Airlink Servicos e Comercio Ltda., as amended on March 28, 1996.

104. Agreement dated October 27, 1994 between Clearnet, Inc. and TSI, L.L.C. and amended July 7, 1995 and June 20, 1996 and a confidentiality agreement dated October 1, 1994 as amended December 15, 1994 incorporated in the Agreement.

105. Letter of Intent between Design Institute and LCC, L.L.C. dated October 28, 1994.

106. Agreement dated November 1, 1994 between Vertex Information & Computer Consulting Services, Inc. ("VICCS") and LCC, L.L.C.

107. Agreement dated November 15, 1994 between Pacific Bell Mobile Services and LCC, L.L.C.

108. Agreement dated December 20, 1994 between LibanCell, France Telecom Mobile Liban and LCC, L.L.C.

109. Agreement dated December 20, 1994 between Allied Communications Development, s.a.r.l. and LCC, L.L.C.

110. Agreement dated January 1, 1995 between Bell South International, Inc. and LCC, L.L.C.

111. Agreement dated January 1, 1995 between LCC, Incorporated and Celular de Telefonia S.A. de C.V. Mexico.

112.     Side letter executed by Celumovil dated January 1, 1995.

113. Service Agreement dated January 3, 1995 between Tech Group, Inc. and LCC, L.L.C.

114. Agreement dated January 27, 1995 between LCC, L.L.C. and Xerox Business Services.

115.     Agreement dated February 1, 1995 between Paging Network, Inc. and LCC,
         L.L.C.

116. Agreement dated February 23, 1995 between GTE Mobile Communications International Corporation and LCC, L.L.C.

117. Software License and Services Agreement dated February 24, 1995 between LCC, L.L.C. and Oracle Corporation.

118. Agreement dated March 23, 1995 between LCC, L.L.C. and McCaw Cellular Communications, Inc.

119. Agreement dated March 8, 1995 between LCC, L.L.C. and Vectra Technologies, Inc.

120. Affiliate Agreement dated March 24, 1995 between LCC, L.L.C. and The Tech Group, Inc.

121. Agreement dated March 27, 1995 between LCC, L.L.C. and Lukas, McGowan, Nace & Gutierrez.

122. Agreement between Trammell Crow Corporation Services and LCC, L.L.C. dated March 30, 1995.

123. Agreement dated March 30, 1995 between Mobile Telecommunication Technologies and LCC, L.L.C.

124. Affiliate Agreement between Trammell Crow and LCC, L.L.C. dated March 30, 1995.

125. Agreement dated March 30, 1995 between LCC, L.L.C. and CB Commercial Real Estate Group, Inc. and letter of authorization dated April 21, 1995.

126. Agreement dated March 30, 1995 between LCC, L.L.C. and Vectra Technologies, Inc.

127. Agreement dated March 30, 1995 between LCC, L.L.C. and Koll Telecommunications Services.

128. Master Services Agreement dated April 3, 1995 between Mobil Telecommunication Technology Corp. and LCC, L.L.C.

129. Service Agreement dated April 13, 1995 between MajorCo, L.P. and LCC Design Services, L.L.C.

130. Statement of Work between Network Building and Consulting Inc. dated April 20, 1995.

131. Statement of Work between LCC, L.L.C., and Sargent and Lundy dated April 20, 1995.

132. Scope of Work dated April 20, 1995 between Trammell Crow and LCC, L.L.C. and letter of authorization dated April 21, 1995.

133. Letter of Authorization dated April 21, 1995 between Vectra Technologies and LCC, L.L.C.

134. Affiliate Agreement between JEFA International and LCC, L.L.C. dated April 21, 1995.

135. Letter of Authorization between KOLL Telecommunications Services dated April 21, 1995 and LCC, L.L.C.

136. Agreement dated April 27, 1995 between Definitive Cellular Limited and LCC, L.L.C.

137. Software License Agreement between LCC, L.L.C. and Celular Movil de Colombia S.A., dated April 27, 1995.

138. Letter of Authorization dated April 28, 1995 between Tower Resource Management and LCC, L.L.C.

139. Master Services Agreement between Celcom and LCC, L.L.C., dated April 28, 1995 and Proposal for JB ETACS Frequencey retune revised July 31, 1995.

140. Letter Agreement dated May 3, 1995 between BPL Systems and Projects Limited and LCC, L.L.C. as amended on December 8, 1995.

141. Service Agreement dated May 13, 1995 between Singapore Telecom Mobile Link Private and LCC, L.L.C.

142. Service Agreement dated May 14, 1995 between Ericsson Telecommuniczques Brazil and LCC, L.L.C.

143. Microwave Tower Prospect Registration agreement between CSX Transportation and LCC, L.L.C. dated June 10, 1995.

144. Letter Agreement between LCC, Incorporated, and Bellsouth Cellular Corporation, Dated June 20, 1995, amending Software license and Service Agreement dated December 19, 1991.

145. Software License Agreement between Palmer Wireless Inc., and LCC, L.L.C. dated July 1995.

146. Amended and restated Software License and Services Agreement between TSI and NEXTEL Communications, Inc. dated July 1, 1995.

147. Agreement dated July 1, 1995 between Western Wireless Corporation and LCC, L.L.C.

148.     Letter Agreement between KIA Group and LCC, L.L.C. dated July 13, 1995.

149. Software License Agreement dated July 18, 1995 between Taehan Telecom Limited and LCC, L.L.C.

150. Engineering Service Agreement for KMT Optimization project dated July 21, 1995 between Taehan Telecom Limited and LCC, L.L.C. and letter of authorization dated October 20, 1995.

151.     Consulting Agreement dated July 22, 1995 between Dacom Corp. and LCC,
         L.L.C.

152. Master Service Agreement dated August 1, 1995 between LG Electronics, Inc. and LCC, L.L.C. and letter of authorization dated August 28, 1995.

153. Consulting Services Agreement between Southern Company Services, Inc. and TSI dated August 17, 1995.

154. Project proposal for the preparation of a tender application for a Korean PCS application presented to DACOM Corporation, August 22, 1995.

155. Management Consultant Service Agreement between Los Angeles Cellular Telephone Company and LCC, L.L.C. dated August 24, 1995.

156.     Letter of Authorization between Dacom and LCC, L.L.C., dated August 29,
         1995.

157. Letter Agreement between LCC, L.L.C., and Compania de Comunicaciones del Interior, S.A. dated September 7, 1995.

158. Agreement dated September 7, 1995 as amended October 4, 1995 between CCPI (Compania de Communicaciones Personales del Interior, S.A.) and LCC, L.L.C.

159. Letter Agreement dated September 11, 1995 between Datawave and LCC, L.L.C. regarding the installation of antennas on telecommunications towers.

160. Letter confirming agreement between Datawaves S.R.L. and LCC, L.L.C. dated September 11, 1995.

161. Letter Agreement between Paul Janssen and LCC, L.L.C. dated September 13, 1995.

162. Letter Agreement dated September 22, 1995 between Chatterjee Management Company and LCC Incorporated.

163. Affiliate Agreement between COMCOR Advisory Services, Inc. and LCC, L.L.C. dated September 25, 1995.

164. Contract No. TG-96-059 for Celular Speech Codec Subjective Listening Test between LCC, L.L.C. and COMSAT Corporation.

165. Amendment Number 1 to Software License Agreement between Contel Cellular Incorporated and LCC, L.L.C.

166. Letter of Authorization between COMCOR Advisory Services, Inc. and LCC, L.L.C. dated September 25, 1995 and letter of authorization dated December 13, 1995 as amended on June 27, 1996.

167. Letter to confirm Agreement between Hughes Aircraft of Canada Limited and LCC, L.L.C. dated September 27, 1995.

168. September 28, 1995 Affiliate Agreement between Associated Consulting Service and LCC, L.L.C.

169. Software License Agreement between LCC, L.L.C. and P.T. Rajasa Hasanah Perkasa dated October 10, 1995.

170. Software License Agreement dated October 11, 1995 between Southern Communications Services, Inc. and LCC, L.L.C.

171. Payment Agreement between Telcom Ventures and Principal Mutual Life Insurance Co. dated October 13, 1995.

172. Services Agreement between Image Communications, Inc. and LCC, L.L.C. dated October 23, 1995.

173.     Agreement between TSI and Infocom Communications dated October 23,
         1995.

174. Contract between LCC, L.L.C. and Zhuhai New Galaxy International Electronics Co. Ltd., dated October 28, 1995.

175. Letter Service Agreement dated November 1, 1995 between Ericsson Telecommunications.

176. Letter Agreement dated November 7, 1995 between LCC, L.L.C., Pacific Bell Mobile Services for provision of software.

177. November 8, 1995 letter of authorization from Associated Consulting Services to LCC, L.L.C.

178.     Letter Agreement dated November 27, 1995 with KF Technologia.

179. Letter of Authorization dated December 13, 1995 between LCC, L.L.C. and Trammell Crow Corporate Services.

180. Master Service Agreement dated December 15, 1995 between LCC, L.L.C. and Communications Consulting Services, Inc.

181.     Agency Agreement between Tawoos L.L.C. and LCC, Incorporated (no date).

182. Agreement for Services between MAJORCO., L.P. and LCC, L.L.C. dated December 21, 1995, as amended.

183. License Agreement dated January 1, 1996 between LCC, L.L.C. and Southwestern Bell Systems, Inc. as a general partner for CSW Cellular Partnership.

184. Master Services Agreement between LCC, L.L.C. and Sprint Cellular Company dated January 29, 1996.

185. Letter of Authorization between Sprint Cellular Co and LCC, L.L.C. dated January 29, 1996.

186. Engineering Services Agreement for KMT Optimization Project by and between Taehan Telecom Limited and LCC, L.L.C. as extended by three letter agreements.

187. Service and Equipment Supply Agreement dated February 21, 1996 between LCC, L.L.C. and Microcell Management L.L.C.

188.     Agreement between Sprint and LCC, L.L.C. dated February 27, 1996.

189. Master Service Agreement between Lucent Technologies and LCC, L.L.C. dated March 1, 1996.

190.     Services Agreement dated March 12, 1996 between NextWave and LCC,
         L.L.C.

191. Affiliate Agreement between PCX Communications and LCC, L.L.C. dated March 15,1996.

192. Agreement between MRG Management Resources, Inc. and LCC, L.L.C dated March 18, 1996.

193. License Agreement dated March 20,1996 between DCR Communications, Inc. and LCC, L.L.C.

194. Service Agreement dated March 20,1996 between DCR Communications, Inc. and LCC, L.L.C.

195. Service Agreement dated April 16,1996 between Northern Telcom, Inc. and LCC Development Company, L.L.C.

196. Scope of Work Agreement dated April 20,1996 between Network Building Consulting Inc. and LCC, L.L.C.

197. Scope of Work Agreement dated April 30,1996 between CB Commercial Real Estate Group and LCC, L.L.C.

198.     Service Agreement dated July 15,1996 between LCC, L.L.C. and LG Telecom
         Ltd.

199.     License Agreement dated July 15,1996 between LCC, L.L.C. and LG Telecom
         Ltd.

200.     Service Agreement dated June 28,1996 between PTT Telecom B.V. and LCC,
         L.L.C.

201. Engineering Services Agreement for KMT Optimization Project dated July 29,1996 between Essen Telecom Co. Ltd. and LCC, L.L.C.

202. License Agreement dated July 30,1996 between LCC, L.L.C. and Hyundai Electronics Industries Co., Ltd.

203. Master Service Agreement dated July 30,1996 between LCC, L.L.C. and NextWave Telecom, Inc.

204. License Agreement dated August 16,1996 between Dacom Incorporated and LCC, L.L.C.

205. License Agreement dated August 22,1996 between LCC, L.L.C. and AGT Mobility, Inc.

206. License Agreement dated August 30,1996 between LCC, L.L.C. and Seoul Comtech Co. Ltd.

207. License Agreement dated August 30,1996 between LCC, L.L.C. and Hansol PCS, Ltd.

                               MATERIAL CONTRACTS*

1. Lease Agreement dated January 28, 1991 between Second Courthouse Plaza Associates Limited Partnership and LCC, Incorporated as extended and assigned to Telcom Ventures, L.L.C. on December, 31, 1993 and further assigned to LCC, L.L.C. by agreement dated May 25, 1995, and Lease Extension Agreement thereto, dated March 19, 1996.

2. Lease Agreement dated July 23, 1990 between LCC, Incorporated and Second Courthouse Plaza Association Limited Partnership as extended and assigned to Telcom Ventures, L.L.C. on December, 31, 1993 and further assigned to LCC, L.L.C. by agreement dated May 25, 1995, and Lease Extension Agreement thereto, dated March 19, 1996.

3. Employment Agreement dated September 14, 1990 between LCC, Incorporated and Piyush Sodha.

4. Agreement dated July 17, 1992 between Telecom Solutions, Inc. and Colonial Village Center Associates, as amended June 10, 1994 and assigned to Telcom Ventures, LLC on December 30, 1993 and further assigned to LCC, L.L.C. by agreement dated September 18, 1996.

5.       Lease Agreement dated October 22, 1992 between GBR and Eurofon Inc. &
         Co. KG.

6. Formation Agreement dated November 16, 1993 between the Carlyle and LCC, Incorporated, as amended.

7.       Letter Agreement dated December 29, 1993 between Carlyle and LCC,
         Incorporated.

8. LCC, L.L.C. 1994 Phantom Membership Plan and agreements issued pursuant thereto.

9. LCC, L.L.C. 1994 Incentive Compensation Plan and agreements issued pursuant thereto.

10. LCC, L.L.C. Employee Option Plan and agreements issued pursuant thereto.

11. LCC Master Contribution, Assignment and Assumption Agreement dated January 3, 1994 between LCC, Incorporated and Telcom Ventures, L.L.C. and related parties.

12. Limited Liability Company Agreement of LCC, L.L.C. dated January 4, 1994 as amended.

13. Sublease Agreement dated March 10, 1994 between Star Mountain, Inc. and LCC, L.L.C.

14. Sublease Agreement dated May 7, 1994 between LCC, L.L.C. and Minirth-Meier Byrd Clinic, P.A.

15. Lease Agreement dated May 9, 1994 between Colonial Village Center Associates and LCC, L.L.C. as amended on May 1, 1995.

16. Note Purchase Agreement dated June 27, 1994 between Telcom Ventures, L.L.C., LCC, L.L.C. and MCI Telecommunications Corporation.

17. Securityholders Agreement dated June 27, 1994 between Telcom Ventures, L.L.C., LCC, L.L.C. TC Group, L.L.C., LCC, Incorporated and MCI Telecommunications Corporation, as amended.

18.      Guaranty dated June 27, 1994 between LCC, L.L.C. and MCI
         Telecommunications Corporation.

19. Subordinated Note due 2000 dated June 28, 1994 between LCC, L.L.C. and MCI Telecommunications Corporation, as amended.

20. Limited Liability Company Agreement of LCC Design Services, L.L.C. dated August 1, 1994 as amended.

21. Sublease Agreement dated October 18, 1994 between Public Utilities Reports Inc. and LCC, L.L.C.

22. Limited Liability Company Agreement of Koll Telecommunications Services, L.L.C. dated December 1994.

23.      Eurofon Incorp. & Co. KG Partnership Agreement.

24. Telcom Ventures Revolving Promissory Note dated May 30, 1995 between LCC, L.L.C. and Telcom Ventures, L.L.C.

25. Memorandum and Articles of Association of LCC, United Kingdom dated June 26, 1995.

26. Promissory Note dated July 15, 1995 between Corporacion MobilCom S.A. de C.V d/b/a Tricom Network and LCC, L.L.C. in the amount of $283,080.00.

27. Promissory Note dated July 15, 1995 between Corporacion MobilCom S.A. de C.V., d/b/a Tricom Network and LCC, L.L.C. in the amount of $1,078,000.00.

28. Shareholders Rights Agreement dated November 30, 1995 between NextWave Telcom Inc. and LCC, L.L.C.

29. Convertible Note dated January 2, 1996 between LCC, L.L.C. and Communication Consulting Services, Inc.

30. Stock Option Agreement dated January 2, 1996 between LCC, L.L.C. and Communication Consulting Services, Inc.

31. Limited Liability Company Agreement of LCC Development Company, L.L.C. dated January 24, 1996.

32. Amended and Restated Shareholders Rights Agreement dated February 1996 between NextWave Telcom Inc. and LCC, L.L.C.

33. Joint Venture Agreement dated February 21, 1996 between LCC, L.L.C. and Microcell Management, L.L.C.

34.      Letter Agreement dated March 12, 1996 between NextWave and LCC, L.L.C.

35.      Subscription Agreement dated March 12, 1996 between NextWave and LCC,
         L.L.C.

36. Lease Extension Agreements dated March 19, 1996 between Second Courthouse Associates Limited Partnership and LCC, L.L.C.

37. Convertible Loan and Investment Agreement dated March 20, 1996 between LCC, L.L.C. and DCR Communications, Inc.

38.      Series D Convertible Debenture due March 27, 2001 by DCR
         Communications, Inc. dated March 27, 1996.

39. Series D Convertible Debenture due May 10, 2001 by DCR Communications, Inc. dated May 10, 1996.

40. Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park Associates Limited Partnership.

41. Agreement dated May 17, 1996, between LCC, L.L.C. and West*Park Associates Limited Partnership.

42. Promissory Note dated June 27, 1996 between LCC, L.L.C. and Gabrielle Huntsinger.

43. Intercompany Agreement dated August 27, 1996 between LCC International, Inc., Telcom Ventures, L.L.C., LCC, L.L.C., Cherrywood Holdings, Inc., Rajendra Singh, Nerra Singh, certain trusts for the benefit of members of the Singh family, Carlyle-LCC Investors I, L.P., Carlyle-LCC Investors II, L.P., Carlyle-LCC Investors III, L.P., Carlyle-LCC IV
         (E), L.P., MDLCC, L.L.C. and TC Group, L.L.C.

44. Registration Rights Agreement dated July 25, 1996 between LCC International, Inc., RF Investors, L.L.C. and MCI Telecommunications Corporation.

45. Overhead and Administrative Services Agreement dated August 27, 1996 between LCC International, Inc. and Telcom Ventures, L.L.C.

46. Amended and Restated Securityholders Agreement dated July 25, 1996 between LCC International, Inc., Telcom Ventures, L.L.C., LCC, Incorporated, TC Group, L.L.C., LCC, L.L.C. and MCI Telecommunications Corporation, as amended on September 19, 1996.

47. Agreement of Merger dated September 15, 1996 between LCC International, Inc. and LCC, L.L.C.

48. Stock Option Agreement dated September 1996 between LCC International, Inc. and the Carlyle Option Designees.

49. LCC International, Inc. 1996 Directors Stock Option Plan stock option agreement and agreements issued pursuant thereto (other than Mark D.
         Ein).

50. LCC International, Inc. 1996 Directors Stock Option Plan stock option agreement for Mark D. Ein.

51. LCC International, Inc. 1996 Employee Stock Option Plan incentive stock option agreement and agreements issued pursuant thereto.

52. LCC International, Inc. 1996 Employee Stock Option Plan non-incentive stock option agreement and agreements issued pursuant thereto.

53. LCC International, Inc. 1996 Employee Stock Option Plan non-incentive stock option agreement (for employees who had been eligible to participate in the LCC, L.L.C. 1994 Phantom Membership Plan or the LCC, L.L.C. 1996 Employee Option Plan).

54.      Phantom Membership Plan Exchange Agreement for Piyush Sodha and Donald
         R. Rose.

55. Phantom Membership Plan Exchange Agreement for all other participants in the LCC, L.L.C. 1994 Phantom Membership Plan.

56.      Cross-receipt between Telcom Ventures, L.L.C. and LCC, L.L.C.

57. LCC International, Inc. 1996 Employee Stock Purchase Plan and agreements issued pursuant thereto.

58.      LCC International, Inc. 1996 Director Indemnity Agreements with
         Directors.

59. Stock Option Agreement dated September 1996 for directors who will receive Class B Common Stock.

60. Letter Agreement dated August 22, 1996 between LCC International, Inc. and Arno Penzias.

61. Notice of Assignment of Subordinated Note Due 2000 dated September 27, 1996 from Telcom Ventures, L.L.C. and LCC International, Inc. to MCI Telecommunications Corporation.

62. Second Amendment to Subordinated Note Due 2000 dated September 27, 1996 by Telcom Ventures, L.L.C. and LCC International, Inc. payable to MCI Telecommunications.

63. Third Amendment to Subordinated Note Due 2000 dated September 27, 1996 by Telcom Ventures, L.L.C. and LCC International, Inc. payable to MCI Telecommunications.


* All revenue-producing contracts, some of which are Material Contracts, are listed above in this Schedule 6.11.

                                  SCHEDULE 6.12
                               PROPRIETARY RIGHTS

                     TRADE ANT SERVICE MARKS OF THE BORROWER

                         TM/         SERIAL                   REGISTRATION         REGISTRATION
         MARK            SM          NUMBER                   DATE/STATUS             NUMBER
         ----            --          ------                   -----------             ------
AFPLANNER                TM          74/198828                     07/14/92          1700375
CELLCAD                  TM          74/539166                      8/15/95          1911208
CELLCONNECT              TM          74/393243                     10/24/95          1930166
CELLHOST                 TM          74/393242                      3/26/95          1886569
CELLSIGHT                TM          74/220464                     02/09/93          1761835
CELLTRAC                 TM          74/220463                     02/02/93          1750739
CELLUMATE                TM          73/774403                     06/26/90          1603462
CM1000                   TM          74/092084                     07/19/94          1700238
EXP-2001                 TM          74/430523                     07/19/94          1845456
INFOSITE                 TM          74/360562                     04/02/96          1965885
LCC (LOGO)            TM/SM          74/092006                     11/05/91          1663246
LL-2000                  TM          74/430525                     12/20/94          1868855
MICROSTORE               TM          74/430524       STATEMENT OF USE FILED              N/A
MSAT                     TM          74/424885                       8/6/96          1991530
PENCAT                   TM          74/019646    FILED AND UNDER REVIEW BY              N/A
                                                           TRADEMARK OFFICE
RSAT                     TM          73/818914                     04/17/90          1591831
RSAT-PLUS                TM          74/118833                     10/29/91          1662324
RSAT 2000                TM          74/306751                     04/13/93          1764314
DESKCAT                  TM                N/A        PREPARING APPLICATION              N/A
AQS                      TM                N/A        PREPARING APPLICATION              N/A

                           COPYRIGHTS OF THE BORROWER

     LCC Software Programs          Copyright Registration No.        Expiration Date
     ---------------------          --------------------------        ---------------
CMA                                          3 592-612                    July 1, 2168

CellTRAC                                     3 579-231                    July 1, 2168

ANET                                         3 582-718                    July 1, 2168

CellSIGHT                                    3 561-058                 August 13, 2168

CellCAD                                      3 594-400                    July 1, 2168

Microstore                                         n/a                             n/a

CellQuest                                          n/a                             n/a

CellCONNECT                                        n/a                             n/a

COLLECT                                            n/a                             n/a


                             PATENTS OF THE BORROWER

1.                U.S. Serial Number 08-381,495
                  Filed: January 31, 1995
                  Description: Digital Call Quality

2.                U.S. Serial Number: n/a
                  Filed: Sept. 20, 1996
                  Description: Polarization Diversity Antenna Array

               TRADE OR CORPORATE NAMES OF LCC CORPORATE ENTITIES

1.     LCC, L.L.C.
2.     LCC, United Kingdom
3.     LCC Development Company, L.L.C.
4.     Eurofon de France S.A.R.L.
5.     Eurofon Incorp. & Co. K.G.
6.     LCC Design Services, L.L.C.
7.     LCC, U.S.A. L.L.C.
8.     LCC Solutions, L.L.C.
9.     LCC International, Inc.
10.    Cherrywood Holdings, Inc.
11.    RF Investors, L.L.C.

              MATERIAL PROPRIETARY RIGHTS GRANTED BY THIRD PARTIES

1. Agreement dated April 27, 1995 between Definitive Cellular Limited and LCC, L.L.C.

2. Software License and Services Agreement dated February 24, 1995 between LCC, L.L.C. and Oracle Corporation.

                 STEPS TAKEN TO PROTECT PROPRIETARY INFORMATION

                  Prior to commencement of employment with LCC, International, Inc. ("LCC") LCC's employees each sign an agreement which: (i) protects LCC's proprietary and confidential information and prohibits disclosure of such LCC information and (ii) establishes LCC's ownership of any work product of LCC employees and or provides for assignment of any related rights. Each consultant, affiliate, agent or other contractor or subcontract signs a comprehensive non-disclosure and ownership of work product agreement prior to providing any services for LCC.

                  LCC protects its confidential and proprietary information by:
(i) only providing proprietary information to parties that have a need to know; and (ii) by providing such information pursuant to an executed non-disclosure agreement that specifically related to the proprietary information being provided to the third party.

                  LCC provides its proprietary software products to clients who have executed a comprehensive licensing agreement that has provisions that establish LCC's exclusive ownership of the software, the software manuals, related software documentation and any other documentation provided to the client and the agreement further prohibits: (i) use of the software or documentation by any party other than licensee; and (ii) disclosure of any information provided by LCC.

                  In addition, LCC customers, among other things, agree not to:
(i) reverse engineer, disassemble, decompile, interrogate or decode LCC's software or any data files created by or associated with the software; (ii) derive source code, methodologies or proprietary algorithms from the software;
(iii) modify the software or otherwise create any derivative work from the software; (iv) assert the invalidity or contest the ownership by LCC of the software, either as a complete or partial defense to any claim made by LCC or any third party, or (v) take any action which may prejudice the validity of LCC's rights, title and interest in and to the software. Each licensee agrees that it shall not sell, assign, lease, sublease, license, sub-license or otherwise transfer LCC's Software.

                        CLAIMS RELATED TO PROPERTY RIGHTS

1. LCI International/Trademark Claim. On November 6, 1996, the Company received a letter from counsel for LCI International, Inc. ("LCI") alleging trademark infringement, as described in item 5 of Schedule 6.04.

                                                                      SCHEDULE A
                               SECURITY AGREEMENT
                                   SCHEDULE A
                               PLACES OF BUSINESS

1. Principal place of business, chief executive office and location of books and records:

         LCC, International, Inc.
         7925 Jones Branch Drive
         McLean, Virginia 22102

         LCC Design Services, L.L.C.
         7925 Jones Branch Drive
         McLean, Virginia 22102

         LCC Development Company, L.L.C.
         7925 Jones Branch Drive
         McLean, Virginia 22102

         LCC Europe gmbh
         Grafenberger Allee 99
         4000 Dusseldorf, Germany

         Eurofon de France S. A.R.L.
         7 BD Romain Rolland, B.P. 87
         92128 Montrouge Cedex, France

         Microcell Management L.L.C.
         8365 Cherry Lane
         Laurel, MD 20707

         LCC do Brazeil Ltda
         Rue Frei Caneca, 1380-Conj. 82
         Sao Paulo, SP 01307-002 Brazil

         LCC Asia Pacific LTD PTE
         Centrako Business Centre, 6 Battery Road, #22-00
         Singapore 049909

         European Technology Partners A.S.
         Solheimveien 30, P.O. Box 447
         N-1471 Skarep, Norway


2.       Other Places of Business where Collateral was located as of September
         30, 1996.

         LB&B
         9151 G. Red Branch Rd.
         Columbia, MD 21045

         Berkeley Variatronics
         255 Forest Street
         Metuchen, NJ  08840

         Manufacturing Techniques
         Route 1, Box 2683
         Reedville, VA 22539

         Polyfab Corp.
         8919 McGaw Court
         Columbia, MD  21045

         BHB Creative Cabling
         5702 Industry Lane #A42
         Frederick, MD 21704

         Fieldtex Products
         4 Elton Street
         Rochester, NY 14607

         Delta Cable
         123 Roesler Rd.
         Glen Burnie, MD 21060

         EWA-Manufacturing Services
         357 Industrial Park Road
         Beaver, WV 25813

         Develop Manufacture Test
         P.O. Box 183
         Germantown, MD 20874

         Science & Technology Res. Inc.
         7210 Pindell School Road
         Fulton, MD 20759-9721

                                                                      SCHEDULE B



                    INTELLECTUAL PROPERTY SECURITY AGREEMENT
                                   SCHEDULE A
                               PROPRIETARY RIGHTS

                          1. COPYRIGHTS OF THE BORROWER

     LCC Software Programs           Copyright Registration No.         Expiration Date
     ---------------------           --------------------------         ---------------
CMA                               3 592-612                         July 1, 2168
CellTRAC                          3 579-231                         July 1, 2168
ANET                              3 582-718                         July 1, 2168
CellSIGHT                         3 561-058                         August 13, 2168
CellCAD                           3 594-400                         July 1, 2168
Microstore                        n/a                               n/a
CellQuest                         n/a                               n/a
CellCONNECT                       n/a                               n/a
COLLECT                           n/a                               n/a

                           2. PATENTS OF THE BORROWER

1.                U.S. Serial Number 08-381,495
                  Filed: January 31, 1995
                  Description: Digital Call Quality

2.                U.S. Serial Number: n/a
                  Filed: Sept. 20,1996
                  Description: Polarization Diversity Antenna Array

                   3. TRADE AND SERVICE MARKS OF THE BORROWER

                            TM/         Serial                Registration                Registration
         Mark               SM          Number                Date/Status                    Number
         ----               --          ------                -----------                    ------
AFPlanner                   TM         74/198828                07/14/92                    1700375
CellCAD                     TM         74/539166                8/15/95                     1911208
CellCONNECT                 TM         74/393243                10/24/95                    1930166
CellHOST                    TM         74/393242                3/26/95                     1886569
CellSIGHT                   TM         74/220464                02/09/93                    1751835
CellTRAC                    TM         74/220463                02/02193                    1750739
CelluMATE                   TM         73/774403                06/26/90                    1603462
CM1000                      TM         74/092084                07/19194                    1700238
EXP-2001                    TM         74/430523                07/19/94                    1845456

InfoSITE                    TM         74/360562                04/02/96                    1965885
LCC (logo)                 TM/SM       74/092006                11/05/91                    1663246
LL-2000                     TM         74/430525                12/20/94                    1868855
MICROSTORE                  TM         74/430524         Statement of Use filed               n/a
MSAT                        TM         74/424885                 8/6/96                     1991530
PENCAT                      TM         74/019646       Under Review by Trademark              n/a
                                                                 office

RSAT                        TM         73/818914                04/17/90                    1591831
RSAT-PLUS                   TM         74/118833                10/29/91                    1662324
RSAT 2000                   TM         74/306751                04/13/93                    1764314
DESKCAT                     TM            n/a            Preparing application                n/a
AQS                         TM           n/a/            Preparing application                n/a

               TRADE OR CORPORATE NAMES OF LCC CORPORATE ENTITIES

1.     LCC, L.L.C.

2.     LCC, United Kingdom

3.     LCC Development Company, L.L.C.

4.     Eurofon de France S A.R.L.

5.     Eurofon Incorp. & Co. K.G.

6.     LCC, U.S.A. L.L.C.

7.     LCC Solutions, L.L.C.

8.     LCC International, Inc.

9.     Cherrywood Holdings, Inc.

10.    RF Investors, L.L.C.

                                                                      SCHEDULE C



                            OBLIGORS PLEDGE AGREEMENT
                                   SCHEDULE A
                                  SECTION 3.01

1.       DCR Debentures.

2. Convertible Note in the principal amount of $150,000 issued by Communication Consulting Services Inc. to the Borrower.

3. Promissory Notes in the principal amounts of $1,078,000 and $283,080 issued by Corporacion MobilCom SA. de C.V. d/b/a Tricom to the Borrower.

4. Note in the principal amount of $3,500,000.00 issued by Telcom Ventures, L.L.C. to the Borrower.

5. All of the membership interests in LCC Design Services, L.L.C. held by the Borrower. The Borrower owns 99% of the membership interests in LCC Design Services, L.L.C.

6. All of the membership interests in LCC Development Company, L.L.C. held by the Borrower. The Borrower owns 99% of the membership interests in LCC Development Company, L.L.C.

7. All of the membership interests in Eurofon Incorp. & Co. KG held by the Borrower. The Borrower owns 80% of the membership interests in Eurofon Incorp. & Co. KG.

8. AB of the membership interests in Eurofon de France S.A.R.L. The Borrower owns 100% of the membership interests in Eurofon de France S.A.R.L.

9. 65% of the outstanding ordinary shares of LCC, United Kingdom. The Borrower owns 99% of the outstanding ordinary shares of LCC, United Kingdom.

10. All of the membership interests in LCC Development Company, L.L.C. held by LCC Design Services, L.L.C. LCC Design Services, L.L.C. owns 1% of the membership interests in LCC Development Company, L.L.C.

11. All of the membership interests in LCC Design Services, L.L.C. held by LCC Development Company, L.L.C. LCC Development Company, L.L.C. owns 1% of the membership interests in LCC Design Services, L.L.C.